Exhibit 4.62

Confidential material has been redacted and filed separately with the Securities and Exchange Commission.

XIJIANG OIL FIELD SOUTH CHINA SEA
FPSO LEASE CONTRACT

BY AND BETWEEN
LUFENG DEVELOPMENT COMPANY ANS

CONTRACTOR

AND

CONOCOPHILLIPS CHINA INC.

COMPANY

EFFECTIVE DATE: October 20, 2003

TABLE OF CONTENTS
TERMS AND CONDITIONS

TABLE OF CONTENTS
EXHIBITS

EXHIBIT I	PROJECT SCHEDULE
EXHIBIT II	COMPENSATION SCHEDULE
EXHIBIT III	ADMINISTRATION PROCEDURES
EXHIBIT IV	CONTRACTOR ORGANIZATION AND PROJECT TEAM KEY PERSONNEL
EXHIBIT V	CONTRACTOR PARENT COMPANY GUARANTEE
EXHIBIT VI	LIST OF SUBCONTRACTORS AND WORK TO BE SUBCONTRACTED
EXHIBIT VII	COMPANY AND CONTRACTOR SUPPLIED SERVICES
EXHIBIT VIII	QUALITY ASSURANCE, QUALITY CONTROLTEST AND INSPECTION REQUIREMENTS
EXHIBIT IX	SCOPE OF WORK

CONTRACT NO.

This FPSO Lease Contract (hereinafter referred to as “CONTRACT”) is made and entered into effective as of the  20th day of October,  2003, between

LUFENG DEVELOPMENT COMPANY ANS, incorporated in Norway, whose registered office is at Dronning Maudsgate 11, c/o Adv Fa Schjødt AS v/Einar Irgens, 0250 OSLO, NORWAY (hereinafter referred to as “CONTRACTOR”)

- and -

CONOCOPHILLIPS CHINA INC. incorporated under the laws of Liberia (hereinafter referred to as “COMPANY”) having an office at 13-F Finance Center, Tai Zi Road, Shekou, Shenzhen, People’s Republic of China, as Operator of the Xijiang 24-3 and 30-2 Oil Fields (hereinafter “Xijiang”), South China Sea, the People’s Republic of China.

WHEREAS :

COMPANY is engaged in drilling and production operations in Xijiang 24-3 and 30-2 Oil Fields of 15/11, 15/22 block, Offshore the South China Sea, People’s Republic of China, and requires for the services of a CONTRACTOR to supply a Floating Production, Storage and Offloading unit and associated loading and dynamic positioning systems (hereinafter collectively referred to as “FPSO SYSTEM”) and install the FPSO SYSTEM at the OFFSHORE SITE; to supply, design, engineer, refurbish and/or fabricate and install the FPSO SYSTEM at the OFFSHORE SITE; and to operate and DEMOBILIZE the FPSO SYSTEM as set forth in detail herein; and

WHEREAS :

CONTRACTOR represents that it is able and willing to provide the WORK as defined in this CONTRACT, and that it has adequate financial resources, technical competence, operational experience and capability to do so expeditiously and in accordance with the terms and conditions herein contained.

Now it is agreed between the PARTIES as follows:

ARTICLE 1    - CONTRACT DOCUMENTS

1.1                                 CONTRACTOR shall perform the WORK in accordance with the terms set forth in this CONTRACT. The following documents together constitute this CONTRACT:

CONTRACT Terms and Conditions	Articles 1- 48 inclusive
EXHIBIT I	PROJECT SCHEDULE
EXHIBIT II	COMPENSATION
EXHIBIT III	ADMINISTRATION PROCEDURES
EXHIBIT IV	CONTRACTOR ORGANIZATION AND PROJECT TEAM KEY PERSONNEL

EXHIBIT V	CONTRACTOR PARENT COMPANY GUARANTEE
EXHIBIT VI	LIST OF SUBCONTRACTORS AND WORK TO BE SUBCONTRACTED
EXHIBIT VII	COMPANY AND CONTRACTOR SUPPLIED MATERIALS AND EQUIPMENT
EXHIBIT VIII	QUALITY ASSURANCE, QUALITY CONTROL, TEST AND INSPECTION REQUIREMENTS
EXHIBIT IX	SCOPE OF WORK

1.2                                 Any reference or detail provided in any one of the above documents, but not in others, shall be taken as read in all documents in this CONTRACT.

1.3                                 The CONTRACT documents listed above shall be read as one document and all provisions shall rank equally important and shall govern and be interpreted in conjunction with each other.

1.4                                 All standards, codes, specifications, drawings, instructions and other documents which are referred to in the CONTRACT documents mentioned in Article 1.1 above, shall be deemed incorporated herein by reference and made a part hereof. If any discrepancy and/or divergence exists between any of the documents or parts of any one of them, CONTRACTOR shall immediately notify COMPANY of such instances and COMPANY shall issue instructions in regard thereto. Should CONTRACTOR fail to give notice to COMPANY as above mentioned regarding discrepancies and/or divergences in such documents as should reasonably have been discovered by CONTRACTOR, all extra direct costs resulting from such failure shall be borne by the CONTRACTOR.

1.5                                 None of the CONTRACT documents referenced in Article 1.1 above shall be used by CONTRACTOR for any purpose other than for this CONTRACT.

1.6                                 Index headings and subheadings in this CONTRACT are used for convenience and ease of reference only and shall not be deemed to be part thereof or taken into consideration in the interpretation or construction of this CONTRACT.

ARTICLE 2    - DEFINITIONS

The following definitions shall apply to this CONTRACT except where the context otherwise requires. Definitions in “CAPITALS” shall refer to contractually specific terms. Definitions in “Capitalized Lower Case” are given to provide general clarification of such terms:

2.1                                 “AFFILIATE” or “AFFILIATED COMPANY” shall mean any company or other entity that directly or indirectly through one or more intermediary controls, or is controlled by, or is under common control with a PARTY to this CONTRACT. “Control” means ownership of more than fifty percent (50%) of the voting stock of the controlled company, or the direct or indirect right to determine its actions by contract or otherwise.

2.2                                 “Accepted” and “Acceptance” wherever used, shall mean accepted/acceptance in writing by COMPANY.

2.3                                 “Approved” and “Approval” wherever used, shall mean approved/approval by CONTRACTOR, SUBCONTRACTORS, Classification Society and/or any other third parties in accordance with their own procedures.

2.4                                 “Certification” shall mean specific third party inspection, testing and issuing of appropriate compliance certificates for all items so described in this CONTRACT.

2.5                                 “Certifying Authority” shall mean the designated third party organizations and national certifying authorities assigned to certify particular parts of the WORK.

2.6                                 “Certifying Authority Surveyor” shall mean the representative assigned by the designated Certifying Authority to the appropriate parts of the WORK.

2.7                                 “Classification” shall mean the classing of the FPSO VESSEL and its newly added and existing EQUIPMENT, and the FPSO MOORING, under the rules and regulations of the Classification Society.

2.8                                 “Classification Society” shall mean Det Norske Veritas also referred to herein as “DNV” or any other recognised and mutually agreed Class Society.

2.9                                 “Classification Society Surveyor” shall mean the representative assigned by the Classification Society to the WORK.

2.10                           “COMMENCEMENT DATE” shall mean the date of commencement of the WORK, as NOTIFIED by COMPANY to the CONTRACTOR.

2.11                           “COMMISSIONING” shall mean operational testing and calibration of all systems using the power generated from the FPSO and the introduction of WELL FLUIDS, hydraulic fluids, seawater or any other fluids used for the normal operation of each system.  COMMISSIONING shall include the PERFORMANCE TEST.

2.12                           “COMPANY OFFSHORE REPRESENTATIVE” shall mean the senior COMPANY person assigned on board the FPSO VESSEL.

2.13                           “COMPANY REPRESENTATIVE” shall mean the person appointed from COMPANY and notified to CONTRACTOR as being the person responsible for administering this CONTRACT on COMPANY’S behalf and for issuing any instructions hereunder.

2.14                           “CONTRACT” shall mean the Terms and Conditions and the Exhibits, references and documents attached hereto or incorporated by reference and as may be amended from time to time.

2.15                           “CONTRACT DATES” shall collectively refer to any or all of the following: Scheduled Installation Date, Scheduled Acceptance Date, and Scheduled Demobilization Date.

2.16                           “CONTRACT PRICE” shall mean the mutually agreed unit rates or prices within the Compensation Schedule (Exhibit II) to be paid to CONTRACTOR.

2.17                           “CONTRACTOR’s OIM” shall mean the senior CONTRACTOR’s person assigned on board the FPSO VESSEL.

2.18                           “CONTRACTOR’S REPRESENTATIVE” shall mean the person appointed by CONTRACTOR and NOTIFIED to COMPANY as being the person responsible for administering this CONTRACT on CONTRACTOR’s behalf and for issuing any instruction hereunder.

2.19                           “CO-VENTURER” refers to CNOOC CHINA LIMITED SHENZHEN, SHELL CHINA EXPLORATION AND PRODUCTION COMPANY LIMITED, SHELL OFFSHORE CHINA PARTNERSHIP, PECTEN ORIENT COMPANY LLC,  CONOCOPHILLIPS CHINA INC., and any other companies who may during the TERM participate as owners in the XJ30-2 and XJ24-3 oilfields.

2.20                           “CREW” shall mean all personnel assigned to permanently work on board the FPSO SYSTEM, inclusive of all back-to-back relief crews.

2.21                           “DAY RATE” shall mean the rate payable by COMPANY to CONTRACTOR in respect of any period of twenty four (24) hours commencing at midnight, or pro-rata to the nearest fifteen (15) minutes in respect of any period less than twenty four (24) hours.  The DAY RATE shall be as described in EXHIBIT II - “Compensation Schedule”;

2.22                           “DEMOBILIZATION” shall mean the safe shut-down and removal of the FPSO SYSTEM from the OFFSHORE SITE at the end of the UTILIZATION PERIOD, all as described in EXHIBIT IX - “Scope of WORK;

2.23                           “DEMOBILIZATION CERTIFICATE shall mean the certificate issued by COMPANY in accordance with EXHIBIT III - “Administration Instructions”;

2.24                           “DEMOBILIZATION DATE” has the meaning set forth in Article 16.4.

2.25                           “DOWNTIME” shall have   the meaning  set  forth in EXHIBIT II - “Compensation Schedule”.

2.26                           “EFFECTIVE DATE” shall mean the date upon which this CONTRACT becomes effective as set forth above.

2.27                           “EQUIPMENT” shall mean any and all kinds of supplies, spares, equipment, tools, materials, bulk items and units, supplied by CONTRACTOR, intended for the performance of the WORK and/or to become part of the FPSO SYSTEM.

2.28                           “FIELD FACILITIES” shall mean the Platforms located at XJ   24-3 and 30-2 Oil Fields and associated infrastructure in the Oil Fields, excluding the FPSO SYSTEM

2.29                           “FPSO MOORING” shall mean all components of the Dynamic Positioning System and external Loading System supplied by CONTRACTOR including, but not limited to, the Catenary Riser System, Buoyancy Tank, and Outrigger Arm.      FPSO MOORING does   not include   the  COMPANY supplied Buoy Turret Mooring.

2.30                           “FPSO VESSEL” shall mean the FPSO MUNIN (Class Identification No.19174) including but not  limited to the vessel, its machinery, process plant,  accommodation facilities, and oil offloading system. The battery limit between the FPSO VESSEL and export tankers shall be the connector at the end of the offloading hose on the FPSO VESSEL and the ends of the mooring hawsers.

2.31                           “FPSO SYSTEM” shall collectively mean the FPSO MOORING and FPSO VESSEL.

2.32                           “INSTALLATION” shall mean the activities forming that part of the WORK that comprises bringing the FPSO SYSTEM to, and securing it at, the OFFSHORE SITE, as described in Exhibit IX, “Scope of WORK”.

2.33                           “KEY PERSONNEL” shall mean all senior CONTRACTOR’s personnel assigned to the project, as defined in EXHIBIT IV - “CONTRACTOR Organization and Project Team KEY PERSONNEL”.

2.34                           “MARINE WARRANTY SURVEYOR” shall mean the third party designated by CONTRACTOR’s insurance company to approve the marine operations for the FPSO MOORING and FPSO VESSEL.

2.35                           “NOTICE” or “NOTIFICATION” shall mean a communication, instruction, decision or information in writing from one PARTY to this CONTRACT to the other PARTY.

2.36                           “OFFSHORE SITE” shall mean the area designated by COMPANY for installation of the FPSO SYSTEM.

2.37                           “Overseeing” shall mean the activities performed by COMPANY to review, inspect, check, oversee and administer the services and activities carried out by CONTRACTOR in the performance of the WORK.

2.38                           “PARTY” or “PARTIES” shall mean one, or other, or both signatories to this CONTRACT.

2.39                           “PERFORMANCE CERTIFICATE” shall mean the certificate issued by COMPANY following successful completion of the PERFORMANCE TEST in accordance with EXHIBIT III - “Administration Instructions”;

2.40                           “PERFORMANCE TEST” shall mean the trial described in Exhibit VIII.

2.41                           “PRODUCED OIL” shall mean the stabilized oil produced from the FPSO VESSEL process plant meeting the specifications set forth in Exhibit IX, Scope of WORK.

2.42                           “PROJECT SCHEDULE” shall mean the detailed methodology developed by CONTRACTOR demonstrating how it will perform the WORK defined in this CONTRACT, and provided in a time frame and in a level of detail as reasonably requested by COMPANY.

2.43                           “SUBCONTRACT” shall mean any contract between CONTRACTOR and any other third party or for the performance of the WORK or any part thereof

2.44                           “SUBCONTRACTOR” shall mean any third party having a contract with CONTRACTOR as Accepted in writing by COMPANY for the performance of the WORK or part thereof. COMPANY acknowledges that any party included on Exhibit VI shall be deemed Accepted.

2.45                           “TECHNICAL INFORMATION” shall mean all design data, survey results, design standards, drawings, specifications, instructions and other information referred to, provided by, or caused to be provided by COMPANY.

2.46                           “TERM” shall mean the period from the EFFECTIVE  DATE  until finalization of the DEMOBILIZATION.

2.47                           “UTILIZATION” shall mean the provision of the FPSO SYSTEM, CREW and the operation and maintenance of the FPSO SYSTEM at the OFFSHORE SITE in accordance with this CONTRACT.

2.48                           “UTILIZATION PERIOD” shall mean the period of time  commencing at 00:01 on October 1, 2004 (or such other date determined in accordance with Article 19.5) and continuing until the DEMOBILIZATION DATE.

2.49                           “WELL FLUIDS” shall mean oil, gas, water, and other wellstream fluids that flow from the FIELD FACILITIES to the FPSO SYSTEM.

2.50                           “WORK” shall mean all activities or services to be performed and rendered by CONTRACTOR or its SUBCONTRACTORS as expressly set forth in the CONTRACT documents referred to in Article 1.1 of the Terms and Conditions of this CONTRACT, and all of CONTRACTOR’s activities that are reasonably inferable from the description of the WORK.  This shall include work or services performed pursuant to any authorization for WORK, services or changes that will be issued to CONTRACTOR from time to time and shall become part of the Scope of WORK.

2.51                           “WORK PLAN” shall mean the detailed PROJECT SCHEDULE that the COMPANY acknowledges from time to time as being the current detailed plan and schedule that the CONTRACTOR shall utilize in the performance of the WORK.

2.52                           “WORK SITE” shall mean the lands, waters and other places on, under, in, or through which the WORK will be performed. To include, but not be limited to, marine construction EQUIPMENT, marine vessels, fabrication facilities, buildings, stores, design offices and  workshops.

Words imparting the singular include the plural and vice-versa where the context requires. Words of one gender include all genders.

References to time in this CONTRACT shall be calculated according to the Gregorian calendar. Reference to years, months and days shall mean calendar years, calendar months and calendar days.

ARTICLE 3    - DURATION OF CONTRACT

3.1                                 This CONTRACT shall commence from the EFFECTIVE DATE as stipulated in the introduction hereof and shall be valid until the finalization of DEMOBILIZATION, or until terminated under Article 20 -”Termination of WORK”.

3.2                                 CONTRACTOR agrees that time is of the essence for this CONTRACT and, unless excused pursuant to the terms of this CONTRACT, or prevented by the acts or omissions of COMPANY Group or its contractors, shall complete the INSTALLATION within the stipulated time periods as prescribed in EXHIBIT I – “Project Schedule.”

3.3                                 If COMPANY notifies CONTRACTOR that the progress of WORK has been too slow to achieve the target completion dates of WORK within the prescribed schedule referred to in EXHIBIT I – “Project Schedule,” CONTRACTOR shall take all steps necessary to expedite the progress of the WORK such as, but not necessarily limited to, having additional shifts, working overtime and supplying additional manpower and EQUIPMENT, all at no extra cost to COMPANY.

3.4                                 The initial UTILIZATION PERIOD shall be for a   term of 160 days.  COMPANY at its option may extend the UTILIZATION PERIOD on one or more occasions for an additional period not to exceed 30 days in the aggregate.

ARTICLE 4    - COMPANY REPRESENTATIVE

4.1                                 The COMPANY REPRESENTATIVE shall forward all NOTIFICATIONS from COMPANY to CONTRACTOR. Such NOTIFICATIONS shall commit COMPANY.

4.2                                 The COMPANY REPRESENTATIVE may delegate specific responsibilities to a nominated deputy or deputies. The scope of such delegation shall be the subject of prior NOTIFICATION to CONTRACTOR. NOTIFICATIONS, from a nominated deputy, within the scope of the delegation, shall be as if from the COMPANY REPRESENTATIVE.

4.3                                 During such time as the FPSO SYSTEM is sited at the OFFSHORE SITE, the COMPANY OFFSHORE REPRESENTATIVE is hereby nominated as a deputy under Article 4.2 above. The CONTRACTOR OIM shall have overall responsibility for the FPSO SYSTEM. The CONTRACTOR OIM shall carry out any reasonable instructions given by the COMPANY OFFSHORE REPRESENTATIVE except in the event that conditions arise or occur which do or are likely to endanger the safety of the FPSO SYSTEM. In such event, the CONTRACTOR OIM shall so inform the COMPANY OFFSHORE REPRESENTATIVE, and shall proceed to take such action as the CONTRACTOR OIM deems necessary for the safety of the FPSO SYSTEM.

4.4                                 Only the COMPANY REPRESENTATIVE is authorized to receive NOTIFICATIONS of CONTRACTOR, on behalf of COMPANY, and NOTIFICATION to the COMPANY REPRESENTATIVE shall be deemed to be NOTIFICATION to COMPANY.

4.5                                 The COMPANY REPRESENTATIVE shall have the right to make final decisions on all questions involving the interpretation of specifications, drawings and documents furnished by COMPANY to CONTRACTOR.

4.6                                 The COMPANY REPRESENTATIVE shall have the right to reject, or disapprove of, any part of the WORK that does not conform to this CONTRACT, and to decide all questions that may arise relative to the performance of the WORK.

4.7                                 Notwithstanding the above, the presence of and the inspection, supervision and Acceptance by the COMPANY REPRESENTATIVE, shall not relieve CONTRACTOR from CONTRACTOR’s obligations and duties and shall not prejudice COMPANY’s rights under this CONTRACT.

4.8                                 The COMPANY REPRESENTATIVE shall have the right, but not the obligation, to prohibit the commencement of WORK, or to stop any WORK in progress if the EQUIPMENT, personnel or work conditions are considered to be unsafe, or not in compliance with applicable COMPANY’s rules and regulations.

4.9                                 COMPANY shall have the right to change the COMPANY REPRESENTATIVE at any time and shall notify CONTRACTOR accordingly.

ARTICLE 5    - CONTRACTOR REPRESENTATIVE

5.1                                 The CONTRACTOR REPRESENTATIVE shall supervise, coordinate and ensure the quality of all aspects of CONTRACTOR’s obligations under this CONTRACT.

5.2                                 The CONTRACTOR REPRESENTATIVE shall have the authority to commit CONTRACTOR to any course of action within the rights and obligations of CONTRACTOR under the provisions of this CONTRACT and shall send COMPANY all NOTIFICATIONS of CONTRACTOR under the provisions of this CONTRACT. All NOTIFICATIONS from the CONTRACTOR REPRESENTATIVE shall be as if from CONTRACTOR.

5.3                                 The CONTRACTOR REPRESENTATIVE may delegate specific responsibilities to a nominated deputy or deputies. The scope of such delegation shall be the subject of prior agreement of COMPANY. Notifications from a nominated deputy, within the scope of the delegation, shall be as if from the CONTRACTOR REPRESENTATIVE.

5.4                                 For the purpose of taking instruction from the COMPANY OFFSHORE REPRESENTATIVE as provided in Article 4.3 of this CONTRACT, the CONTRACTOR OIM is hereby nominated as a deputy to the CONTRACTOR REPRESENTATIVE.

5.5                                 Only the CONTRACTOR REPRESENTATIVE is authorized to receive on behalf of CONTRACTOR, NOTIFICATIONS of COMPANY made under the provisions of this CONTRACT, and NOTIFICATION to the CONTRACTOR REPRESENTATIVE shall be deemed to be NOTIFICATION to the CONTRACTOR.

5.6                                 While the WORK is being performed, the CONTRACTOR REPRESENTATIVE shall be readily available to discharge his responsibilities in accordance with this CONTRACT.

5.7                                 The CONTRACTOR REPRESENTATIVE shall not be replaced without the prior agreement of COMPANY to the choice of a successor.

ARTICLE 6    - PERFORMANCE OF THE WORK

6.1                                 CONTRACTOR shall perform the WORK strictly in accordance with this CONTRACT and shall comply with and adhere strictly to COMPANY’s instructions and directions on any matter concerning the WORK.  The foregoing shall not however be construed to exclude CONTRACTOR’s duty to exercise care and diligence.

6.2                                 CONTRACTOR shall employ on the WORK only competent and skilled personnel, qualified and experienced as laid down in the International and P.R. C.  Rules, Codes and Standards, as  applicable.

6.3                                 CONTRACTOR grants COMPANY a full license for the use of the FPSO SYSTEM and all EQUIPMENT and supplies provided by the CONTRACTOR for the performance of this CONTRACT.

6.4                                 Save where conditions arise that may endanger the safety of the FPSO SYSTEM at the OFFSHORE SITE, any designated safety zones, and/or the FIELD FACILITIES, CONTRACTOR shall comply with and adhere to COMPANY’s reasonable instructions and directions on all matters whether mentioned in this CONTRACT or not, concerning the WORK.

6.5                                 CONTRACTOR shall provide, maintain and operate the FPSO SYSTEM fully equipped, manned and provisioned, and shall ensure that the FPSO SYSTEM and its EQUIPMENT, and any facilities and services used for the WORK shall be fit for their intended purpose as set forth in this Contract. CONTRACTOR shall with all due care and diligence, execute the WORK and perform all of its obligations under this CONTRACT.

6.6                                 CONTRACTOR shall ensure that the WORK and design, facilities, services, and EQUIPMENT (including those items for which there is no detailed specification in this CONTRACT) used for or incorporated into the WORK shall be fit for their intended purpose and of good quality and workmanship.

6.7                                 In the performance of the WORK, CONTRACTOR shall not materially deviate from the methods, plans, procedures, standards and the like set out in the Project Execution Plan approved by COMPANY, without the prior Acceptance  of the COMPANY.

6.8                                 Prior to UTILIZATION, CONTRACTOR shall carry out all and any maintenance, repair, refurbishment, modification or improvement necessary to ensure that the FPSO SYSTEM achieves the performances required under this CONTRACT. If any such maintenance, repair, modification or improvement is not consistent with the requirements of this CONTRACT, COMPANY will not issue the PERFORMANCE CERTIFICATE.

6.9                                 During UTILIZATION, CONTRACTOR shall carry out all and any maintenance, repair, refurbishment, modification or improvement necessary to ensure that the FPSO SYSTEM maintains the performance required under this CONTRACT. If such work requires that production is temporarily reduced or shut down then such work shall be subject to the consent of COMPANY, unless such failure to immediately perform such work would put persons or property at unreasonable risk of injury or damage, as the case may be. If CONTRACTOR fails to commence and thereafter carry out such maintenance, repair, modification or improvement in a prompt and diligent manner then COMPANY shall have the right to effect such maintenance, repair, modification or improvement and the costs thereof shall be recoverable from CONTRACTOR.

6.10                           CONTRACTOR shall provide, store, and maintain a readily available stock of maintenance and repair parts and operating supplies sufficient to ensure the continued operation of the FPSO VESSEL.

6.11                           CONTRACTOR shall conduct inspections of such nature and frequency as to ensure that the FPSO VESSEL is in good condition and shall specifically inspect each system in accordance with the routine maintenance requirement.

6.12                           CONTRACTOR will make its best effort to minimize the FPSO VESSEL’s downtime maintenance.  COMPANY shall allow, without deduction from the DAY RATE, a total of 3% downtime, calculated monthly during the UTILIZATION PERIOD (“Downtime Time”).

6.13                           During any period other than Downtime Time when the FPSO SYSTEM is unable to receive, process and offload WELL FLUIDS at a rate of at least the rated capacity for each process train or of the offloading system, the DAYRATE as set forth herein will be reduced as set forth in Exhibit II, Schedule of Compensation.

6.14                           The FPSO SYSTEM shall remain at the OFFSHORE SITE for the full duration of the UTILIZATION PERIOD without disconnection unless such disconnection is otherwise permitted by the terms of this CONTRACT.

6.15                           CONTRACTOR shall be responsible for the timely provision of all matters referred to in this Article including the timely ordering and delivery of all materials and EQUIPMENT to be provided by CONTRACTOR and where provided for elsewhere in this CONTRACT for the timely call off of COMPANY supplied materials, EQUIPMENT and services in order to ensure that performance and completion of the WORK is not delayed or impeded.

6.16                           CONTRACTOR shall be responsible at all times for scheduling, progress reporting, forecasting and independently controlling the progress of its WORK to achieve performance and completion in accordance with the PROJECT SCHEDULE. CONTRACTOR shall respond promptly and shall accurately furnish to COMPANY, information about the WORK as requested.

ARTICLE    7 - RESPONSIBILITY FOR MATERIALS AND EQUIPMENT PROVIDED BY COMPANY

7.1                                 CONTRACTOR shall be responsible for receiving, unloading, handling, storing and transporting such items of material and equipment as are delivered by COMPANY to the CONTRACTOR at the WORK SITE.

7.2                                 CONTRACTOR shall be given due NOTIFICATION of the expected arrival of COMPANY supplied materials and equipment referred to in Article 7.1 above.

7.3                                 CONTRACTOR shall be responsible for providing suitable storage on the FPSO VESSEL for materials and equipment provided by COMPANY.

7.4                                 COMPANY warrants that the Buoy Turret Mooring as supplied by COMPANY shall in all material respects be substantially similar to the  one described in as built drawings and that the buoy structural connector shall be substantially similar to the spare structural connector that has been made available to CONTRACTOR at COMPANY’s warehouse at the Chiwan supply base in the  People’s Republic of China.

ARTICLE 8    - CONTRACTOR’S OBLIGATIONS

8.1                                 Before commencing any hazardous work operations, CONTRACTOR shall inspect the WORK SITE and EQUIPMENT involved to ensure that the WORK will be performed under safe conditions acceptable to COMPANY.  Furthermore, CONTRACTOR shall obtain “Work Permits” or “Certificates” prior to initiating any hazardous work.

8.2                                 CONTRACTOR and CONTRACTOR’s agents, employees, representatives and SUB-CONTRACTORS who are engaged in the performance of the WORK shall comply with, abide by and enforce at its sole expense, any rules, regulations and standards on safety, fire protection and security regulations as set forth by the relevant health and safety documentation defined in Article 39 - “Health and Safety”.

8.3                                 CONTRACTOR shall, at its own cost, make provision for watching, lighting and guarding the WORK and all associated materials and EQUIPMENT and provide all such marks, signals and other appliances as may be required by the nature of any part of the WORK, as required by the COMPANY REPRESENTATIVE, or by any duly constituted authority for the protection of the WORK, or for the safety and convenience of the public and others, or for the proper identification of floating WORK or for the mooring or disposition of floating craft.

8.4                                 As the WORK progresses, CONTRACTOR shall continually review, revise and control the WORK PLAN to meet the Start-Up and First Oil date of October 1, 2004, and shall advise COMPANY of the status of the WORK from time to time as specified in detail in EXHIBIT III – “Administration Procedures.”

8.5                                 Prior to the beginning of the UTILIZATION PERIOD, CONTRACTOR shall ensure at its own costs and efforts that all the WORK, materials and tools at the WORK SITE (regardless of who owns or supplies them) are protected against all weather elements that may be detrimental to the eventual performance of the FPSO SYSTEM if no such protection is provided.  During the UTILIZATION PERIOD, CONTRACTOR shall ensure at its own costs and efforts that all the  materials and tools at the WORK SITE (regardless of who owns or supplies them) are protected against all weather elements that may be detrimental to the eventual performance of the FPSO SYSTEM.

8.6                                 CONTRACTOR shall, as to its employees, agents, invitees and those of any of its SUBCONTRACTORS, and as to CONTRACTOR’s work area at the WORK SITE, maintain in a neat, clean and safe state, the WORK SITE and all CONTRACTOR’s machinery, EQUIPMENT, facilities, supplies, construction and operations thereon, and all other things in any way associated with or utilized in CONTRACTOR’s WORK. At the commencement of the WORK and as often thereafter as may be necessary CONTRACTOR shall inspect its dangerous conditions and operations.  CONTRACTOR shall then warn its employees, agents and invitees and those of any of its SUBCONTRACTORS and COMPANY REPRESENTATIVE of the existence of such operations, dangers, defects or conditions and exercise reasonable diligence to correct the same.

8.7                                 CONTRACTOR shall develop suitable rules, regulations, practices and requirements for the execution of the WORK. After Acceptance by the COMPANY, CONTRACTOR shall ensure that all its employees, agents and SUBCONTRACTORS comply with the agreed rules, regulations, practices and requirements in the of the WORK.  COMPANY to provide copies of COMPANY’s key available rules, regulations, practices and requirements relevant to the CONTRACT for information only.

8.8                                 In the performance of the WORK, no persons other than the authorized employees or agents of the CONTRACTOR AND SUBCONTRACTORS and the employees or agents of CO-VENTURERS or the COMPANY shall be allowed in the WORK SITE without the written consent of both PARTIES.

8.9                                 CONTRACTOR shall be fully responsible for obtaining the necessary certificates, document approvals, and other relevant approvals from the Classification Society, Flag State and/or Chinese national or governmental authorities, all as required to permit the FPSO SYSTEM to remain insured, in Class and Flagged for the full duration of UTILIZATION, and to be in full compliance with all statutory and national laws and regulations relevant for an offshore terminal transiting and operating in People’s Republic of China waters.

ARTICLE 9    - COMPANY’S OBLIGATIONS

9.1                                 COMPANY shall provide all necessary assistance to CONTRACTOR in securing necessary permits or data from People’s Republic of China governmental authorities and/or agencies when required by this CONTRACT. Failure by COMPANY to provide such assistance shall not relieve the CONTRACTOR from its own responsibilities.

9.2                                 COMPANY shall provide such information of the FIELD FACILITIES, the geological and reservoir data and the Buoy Turret Mooring as is necessary for CONTRACTOR to perform the WORK under this CONTRACT.  It is recognized that it is not reasonably possible for CONTRACTOR to satisfy itself as to the accuracy of much of the information described above, and as to such information not reasonably capable of independent verification, CONTRACTOR shall be entitled to rely upon the accuracy of the information provided.

9.3                                 Any documents that require the Acceptance of COMPANY pursuant to this CONTRACT, shall be Accepted or commented upon by COMPANY within two (2) weeks of receipt thereof, failing which the documents shall be deemed Accepted. This Article shall not apply to Change Orders, requests for additional compensation or extensions, or CONTRACT amendments..

9.4                                 COMPANY shall provide equipment and materials (all as detailed in Exhibit VII – Company and Contractor Supplied Material and Equipment) timely and promptly according to this CONTRACT.

ARTICLE 10    - RESPONSIBILITY OF CONTRACTOR TO INFORM ITSELF

10.1                           CONTRACTOR agrees that CONTRACTOR has satisfied itself as to the nature of the WORK, including but not limited to:

(a)                                  the supervision and all other necessary services, labor and materials, plant, facilities, tools, EQUIPMENT, consumables and supplies required for the performance of WORK;

(b)                                 the completeness and sufficiency of the compensation stated in EXHIBIT II- “Compensation Schedule”;

(c)                                  general and local conditions especially climatic,  weather conditions, sub-sea terrain and bearing values when applicable;

(d)                                 all other matters which could affect progress or performance of the WORK.

10.2                           Any failure by CONTRACTOR to take account of such matters which affect the WORK shall not relieve CONTRACTOR from its obligations under this CONTRACT.

10.3                           Notwithstanding the provisions of Article 11 - “Responsibility of CONTRACTOR to Inform COMPANY”, COMPANY shall only be liable for any inaccuracy or insufficiency in information used by CONTRACTOR which affects the performance of the WORK:

(a)                                  to the extent that performance of the WORK is adversely affected by information used by CONTRACTOR which was supplied by COMPANY under this CONTRACT; and

(b)                                 for items described in Article 9.2  that could not reasonably  be checked by CONTRACTOR

10.4                           CONTRACTOR assumes total responsibility for all WORK performed by CONTRACTOR, including WORK that is based upon data and information not contained in this CONTRACT, or any conclusions, interpretations or work by CONTRACTOR in applying such data and information to the requirements contained in this CONTRACT.

ARTICLE 11    - RESPONSIBILITY OF CONTRACTOR TO INFORM COMPANY

11.1                           CONTRACTOR shall promptly review the TECHNICAL INFORMATION provided by COMPANY and shall immediately bring to the attention of COMPANY all things which, in CONTRACTOR’s opinion, appear to be deficiencies, omissions, contradictions or ambiguities in such TECHNICAL INFORMATION, or conflicts with applicable law. COMPANY shall review these items and issue the necessary instructions before the CONTRACTOR proceeds with any part of the WORK so affected.

11.2                           CONTRACTOR shall NOTIFY COMPANY immediately of any impending or actual stoppages of work, industrial disputes or other matters affecting or likely to affect the performance of this CONTRACT.

11.3                           Before the commencement of the WORK, CONTRACTOR shall provide the COMPANY with details of its emergency medical coverage and service arrangements.

ARTICLE 12    - SUBCONTRACTS AND ASSIGNMENT

12.1                           Except as provided herein, CONTRACTOR shall not subcontract the WORK, or any part thereof, without prior Acceptance of COMPANY. If such subcontract is for a price less than US$50,000, approval by COMPANY is not required.  Selection of SUBCONTRACTORS related to the WORK or any part thereof shall require the Approval of COMPANY prior to award of each SUBCONTRACT unless the prospective SUBCONTRACTOR is listed on the Approved Subcontractors List.

12.2                           CONTRACTOR shall ensure that the rights of COMPANY and the requirements in this CONTRACT regarding SUBCONTRACTORS are effectively provided for in any SUBCONTRACT document.

12.3                           Where a SUBCONTRACT is provided for in this CONTRACT or where CONTRACTOR wishes to enter into a SUBCONTRACT, then before CONTRACTOR enters into any such SUBCONTRACT, COMPANY shall be given an adequate opportunity to review the choice of SUBCONTRACTOR, the part of the WORK which shall be covered under the SUBCONTRACT, any other details the COMPANY shall request or specify and, insofar as COMPANY is required to reimburse to CONTRACTOR the amounts paid to the SUBCONTRACTOR for the cost of the SUBCONTRACT, CONTRACTOR shall not enter into the proposed SUBCONTRACT until the requirements of this Article have been met.

12.4                           No SUBCONTRACT shall bind or purport to bind COMPANY, and each SUBCONTRACT shall provide for its immediate termination in the event of termination of all or a relevant part of the WORK or suspension in the event of suspension of all or a relevant part of the WORK. Each SUBCONTRACT shall provide for CONTRACTOR’s right of assignment of the SUBCONTRACT to COMPANY in the event that COMPANY terminates the WORK.

12.5                           COMPANY shall have the right to disapprove, for reasonable cause, any SUBCONTRACTOR, supplier, vendor, or source of supply selected by CONTRACTOR.

12.6                           CONTRACTOR shall be fully responsible for any acts, defaults and omissions of any SUBCONTRACTOR, and persons either directly or indirectly employed by SUBCONTRACTORS, to the same extent as it is for the acts and omissions of persons directly or indirectly employed by CONTRACTOR.

12.7                           CONTRACTOR shall not be entitled to any remuneration, commission, discounts or any other form of allowance on any SUBCONTRACT unless provided for specifically under the provisions of this CONTRACT except insofar as such allowance has already been identified within the CONTRACT PRICE.

12.8                           CONTRACTOR shall not assign this CONTRACT, or any part thereof, without prior Approval of COMPANY.  Any attempt by CONTRACTOR to assign this CONTRACT without COMPANY’s prior Approval is void. However, CONTRACTOR shall be entitled to assign this CONTRACT to any of its financiers. Approval to such assignment shall not be unreasonably withheld.

12.9                           Either Party may assign this CONTRACT to its AFFILIATES , including all rights and obligations hereunder, at any time, without approval by the other PARTY, but after giving prior NOTIFICATION, provided that the assignment will not result in an impairment of creditworthiness beyond that level which existed prior to the assignment, after taking into account parent company guarantees and other forms of financial assurance.  Additionally, as a condition precedent to the assignment, letters of quiet enjoyment must be provided by assignor in a form reasonably satisfactory to the non-assigning PARTY from any creditors of the assignee that might assert a claim to the FPSO SYSTEM after the assignment.

12.10                     Approvals granted pursuant to this Article shall not release or relieve CONTRACTOR of any of its obligations under this CONTRACT, or create any contractual relationship between any SUBCONTRACTOR and COMPANY.

ARTICLE 13    - PERSONNEL OF CONTRACTOR AND SUBCONTRACTORS

13.1                           CONTRACTOR warrants that, over the duration of the WORK, it shall continuously provide properly qualified and experienced personnel to perform the WORK and further warrants that the offshore personnel nominated in EXHIBIT IV - “CONTRACTOR Organization and Project Team Key Personnel” are sufficient in number and type for the safe operation of the FPSO SYSTEM.

13.2                           KEY PERSONNEL, as defined in EXHIBIT IV - “CONTRACTOR Organization and Project Team Key Personnel”; shall not be replaced without the prior agreement of COMPANY of a suitable successor. In order to ensure that continuity of the WORK is maintained, any successor shall work alongside the person who is to be replaced for a reasonable handover period, at no cost to COMPANY.

13.3                           CONTRACTOR shall ensure that KEY PERSONNEL and supervisory personnel of CONTRACTOR and SUBCONTRACTORS shall read, write and speak fluent English.

13.4                           CONTRACTOR shall make its own arrangements for the engagement of personnel, local or otherwise, and save in so far as this CONTRACT otherwise provides, for their transport, accommodation, maintenance, payment, board and lodging.

13.5                           CONTRACTOR shall be as responsible for any WORK performed by any agency staff as if the WORK was performed by the salaried employees of CONTRACTOR. For the purposes of this CONTRACT, agency staff of CONTRACTOR shall be deemed to be employees of CONTRACTOR and the responsibilities, indemnities and insurance obligations of CONTRACTOR shall apply on this basis.

13.6                           COMPANY may review the arrangements for the engagement of agency staff to ensure that these provisions are being complied with.

13.7                           COMPANY shall be entitled, without prejudice to any other rights or remedies available to COMPANY under this CONTRACT or otherwise in law, to require CONTRACTOR to remove from the WORK, any person who, in the opinion of COMPANY, is incompetent, misconducts himself, is negligent in the performance of his duties, or is otherwise considered to be detrimental to the project, and in such event shall not be again employed upon the WORK without the written permission of COMPANY. CONTRACTOR shall forthwith replace, at CONTRACTOR’s sole expense, any such discharged person with a suitably qualified and experienced person satisfactory to COMPANY.

13.8                           CONTRACTOR shall ensure that all employees of CONTRACTOR and any SUBCONTRACTOR engaged in the performance of the WORK comply with applicable immigration laws and where required are in possession of a valid work permit for the duration of their contribution to the WORK. Details of such work permits shall be made available for COMPANY review for the duration of the WORK

13.9                           Any other work by CONTRACTOR shall not affect its performance under the CONTRACT

ARTICLE 14 - ACCESS TO WORK SITE

14.1                           Each PARTY shall permit free access to the WORK SITE to the other Party and to any persons authorized by them including the employees and representatives of other contractors employed by COMPANY. CONTRACTOR shall cooperate fully with and afford all reasonable facilities and make available any specifications, drawings, design data, vendor data, operations and maintenance data and other technical information to such persons as may from time to time be reasonably requested by COMPANY.

14.2                           Not later than 00:00 hours on September 25, 2004 and continuing thereafter as needed, COMPANY shall permit CONTRACTOR free and unrestricted access to the offshore WORK SITE to allow CONTRACTOR to start and complete INSTALLATION.

ARTICLE 15  INSTALLATION

15.1                           CONTRACTOR shall complete INSTALLATION by September 30, 2004 in accordance with Exhibit I, “Project Schedule”.

15.2                           The CONTRACTOR REPRESENTATIVE shall be responsible for coordinating with the COMPANY REPRESENTATIVE in the event that INSTALLATION of the FPSO SYSTEM is carried out concurrently with COMPANY’s activities on the FIELD FACILITIES, and for connecting the FPSO SYSTEM to the FIELD FACILITIES.

15.3                           If COMPANY identifies deficiencies, omissions or any other deviation from the requirements of this CONTRACT, CONTRACTOR shall immediately remedy same, as directed by COMPANY, all at CONTRACTOR’s expense. .

ARTICLE 16 - PERFORMANCE TEST, UTILIZATION,  AND DEMOBILIZATION

16.1                           PERFORMANCE TEST

(a)                                  The CONTRACTOR OIM shall communicate with the COMPANY REPRESENTATIVE and the COMPANY OFFSHORE REPRESENTATIVE to coordinate flowing of WELL FLUIDS from the FIELD FACILITIES in order to allow CONTRACTOR to start up the FPSO SYSTEM.

(b)                                 When CONTRACTOR considers that the INSTALLATION has been satisfactorily performed, CONTRACTOR shall notify COMPANY whereupon  the PERFORMANCE TEST will commence. For the duration of the PERFORMANCE TEST, COMPANY will flow WELL

FLUIDS from the FIELD FACILITIES to the FPSO SYSTEM in accordance with the test procedure defined in EXHIBIT VIII - “Quality Assurance, Quality Control, Test and Inspection Requirements”.   The PERFORMANCE TEST will be complete when all aspects of the test described in Exhibit VIII and the first offloading of crude oil to an export tanker have been completed.  Upon mutual agreement of the PARTIES, selected portions of the PERFORMANCE TEST may be conducted prior to INSTALLATION.

(c)                                  Any failure of the FPSO SYSTEM as described in the test procedure shall invalidate the PERFORMANCE TEST and the test shall be repeated in its entirety until satisfactorily completed.

(d)                                 When COMPANY considers that the PERFORMANCE TEST has been satisfactorily completed in accordance with this CONTRACT, COMPANY shall issue the PERFORMANCE CERTIFICATE on the basis of the criteria defined in EXHIBIT III - “Administration Procedures”.

(e)                                  The issue of the PERFORMANCE CERTIFICATE by COMPANY shall not relieve CONTRACTOR from any obligations of this CONTRACT or at law.

16.2                           DEMOBILIZATION

(a)                                  No later than 100 days after the commencement of the UTILIZATION PERIOD, COMPANY will provide CONTRACTOR with a thirty (30) day window within which the DEMOBILIZATION DATE will occur.  No later than 130 days after the commencement of the UTILIZATION PERIOD, COMPANY will provide CONTRACTOR with a fourteen (14) day window within which the DEMOBILIZATION DATE will occur.  Not later than 150 days after the commencement of the UTILIZATION PERIOD, COMPANY will provide CONTRACTOR with a three (3) day window within which the DEMOBILIZATION DATE will occur.  Not later than 160 days after the commencement of the UTILIZATION PERIOD, COMPANY will nominate the DEMOBILIZATION DATE.

(b)                                The DEMOBILIZATION DATE shall in no event be later than 190 days after the commencement of the UTILIZATION  PERIOD.

(c)                                 COMPANY SHALL unload all crude oil and processed fluids from the FPSO SYSTEM prior to the DEMOBILIZATION DATE, leaving only heels of crude oil and processed fluids that are not unloaded during normal operations.  As part of DEMOBILIZATION, CONTRACTOR  will properly dispose of all such heels and residue in a lawful and safe manner.

(d)                                 The UTILIZATION PERIOD shall terminate at 2359 hours on the day before the  DEMOBILIZATION DATE.

(e)                                  Within five (5) days from the beginning of the DEMOBILIZATION DATE, CONTRACTOR will leave the FIELD FACILITIES  in the same condition as they existed prior to INSTALLATION.

ARTICLE 17 - INSPECTION AND TESTING

17.1                           CONTRACTOR shall be responsible for carrying out all inspection and testing of the FPSO SYSTEM as required by law. In addition, CONTRACTOR shall perform all inspection and testing as specified in EXHIBIT VIII - “Quality Assurance, Quality Control, Test and Inspection Requirements”, or to a greater extent if it deems necessary, independent of that provided by COMPANY, pursuant to the following Articles, to discover any deviations from this CONTRACT or any defective workmanship, materials and/or EQUIPMENT, in time to avoid delay in the progress of the WORK.

17.2                           CONTRACTOR shall be responsible for ensuring that all necessary inspections and surveys of the FPSO SYSTEM by the Classification Society and Certifying Authority are carried out and duly recorded.

17.3                           CONTRACTOR shall keep COMPANY and/or its authorized representatives informed of receipt of important SUBCONTRACTED items, work schedule and tests (including tests on SUBCONTRACTED items) to be performed so as to enable COMPANY and/or its authorized representatives to attend these tests or inspections.

17.4                           COMPANY and/or its authorized representatives shall have the right, but not the obligation, to inspect all workmanship, and EQUIPMENT, while same are in process of fabrication, erection, construction, installation, and test.  COMPANY can reject any or all of the workmanship, and EQUIPMENT if found not to be in accordance with this CONTRACT. Any inspection by COMPANY and/or its authorized representatives shall in no way alter or diminish CONTRACTOR’S responsibilities, obligations and liabilities under this CONTRACT.

17.5                           If COMPANY determines that any or all of the workmanship and EQUIPMENT of the FPSO SYSTEM are not in accordance with this CONTRACT, CONTRACTOR shall immediately repair or replace the same, all at CONTRACTOR’s expense as directed by COMPANY and/or its authorized representatives, and shall carry out such further inspections or tests on other similar parts of the WORK as COMPANY may require to ensure that there are no similar parts of the WORK that fail to conform with this CONTRACT. The aforesaid shall also apply in respect of the WORK carried out, and/or EQUIPMENT supplied by SUBCONTRACTORS.

17.6                           In no case may CONTRACTOR use the existence of such inspection or non-exercise of COMPANY’s rights of inspection, as granted in this Article,

to alter or diminish the responsibilities, obligations and liabilities of CONTRACTOR to deliver the FPSO SYSTEM in conformity with this CONTRACT.

17.7                           If this CONTRACT or COMPANY’s instructions require any inspection or testing of the WORK to be witnessed by COMPANY and/or its authorized representatives, CONTRACTOR shall give COMPANY adequate notice of its readiness for such inspection or testing, and COMPANY and/or its authorized representatives will then perform such inspection or witness such test.  If any part of the WORK is closed or covered before the required inspection or witnessing has been performed by COMPANY, or otherwise without agreement by COMPANY, the WORK shall be reopened or uncovered for inspection or witnessing and re-closed or re-covered, all at CONTRACTOR’s expense as directed by COMPANY and/or its authorized representatives.

17.8                           COMPANY and/or its authorized representatives shall have the right, but not the obligation, to inspect all EQUIPMENT at any time during the progress of the WORK.  If any EQUIPMENT is, in the opinion of COMPANY and/or its authorized representatives, unsafe or not suitable for doing the WORK, CONTRACTOR shall repair or replace it with safe and suitable EQUIPMENT at CONTRACTOR’S expense.  The foregoing shall not relieve CONTRACTOR of its responsibility for safety in relation to EQUIPMENT.  COMPANY will be responsible for the decision of its personnel and authorized representatives.

17.9                           CONTRACTOR shall provide COMPANY at no cost, all reasonable facilities, including space, supporting services, utilities, test specimens, certified documents or other means for ascertaining that the workmanship, materials and EQUIPMENT used are in accordance with this CONTRACT.

17.10                     In the event that COMPANY requires testing and inspection in addition to requirements accepted by COMPANY in accordance with the CONTRACT, COMPANY shall reimburse CONTRACTOR for the cost of these additional tests and/or inspections, and it is agreed that schedule impacts caused by such testing and inspections shall be for the account of COMPANY.

ARTICLE 18 - DEFAULT OF CONTRACTOR

18.1                           The occurrence of any of the following events shall be deemed a default under this CONTRACT:

a)                                      Any attempted transfer or assignment by CONTRACTOR of its rights or duties under this CONTRACT without the prior Approval of COMPANY; or

b)                                     The making by CONTRACTOR of any assignment for the benefits of creditors, the filing by or against CONTRACTOR of a petition in bankruptcy or for corporate reorganization, or the appointment of a receiver or trustee for CONTRACTOR or the properties of CONTRACTOR; or

c)                                      The failure of CONTRACTOR to satisfy within thirty (30) days of its entry any final judgment upon which execution is possible, or the attachment of any general lien against all the real or personal property of CONTRACTOR and the continued existence thereof for more than thirty (30) days; or

d)                                     If the CONTRACTOR has, in the reasonable opinion of COMPANY, failed to in all material respects (pertaining to the root of the CONTRACT) to conduct the WORK, or part thereof in a diligent, skillful and professional manner and in accordance with good and modern engineering and shipbuilding practice as required herein, or failed to adhere to any of its duties and obligations under this CONTRACT.

18.2                           If CONTRACTOR is in default, COMPANY shall NOTIFY CONTRACTOR of such default and shall require CONTRACTOR to take appropriate corrective action without prejudicing any of COMPANY’s rights hereunder, or in law or equity. If CONTRACTOR, on receipt of such notification, does not immediately commence and thereafter continuously proceed with action satisfactory to COMPANY to remedy such default, COMPANY may suspend all or part of the WORK, or terminate all or part of the WORK.

18.3                           Notwithstanding the foregoing, in the event of default by CONTRACTOR, COMPANY shall have the option, in addition to its rights under Article 20.2, to enforce the Parent Company Guarantee, if applicable.

ARTICLE 19 - SUSPENSION OF WORK

19.1                           COMPANY may, at any time, suspend all or any part of, the remaining WORK for any reason whatsoever, by NOTIFYING CONTRACTOR, specifying the part of the WORK to be suspended and the effective date of suspension.  CONTRACTOR shall cease performance of said suspended part of the WORK on the effective date of suspension. CONTRACTOR shall continue to perform the unsuspended part of the WORK, and shall take all action necessary to maintain and safeguard the suspended WORK.

19.2                           CONTRACTOR shall comply with COMPANY’s instructions with respect to all activities in connection with any suspension of the WORK, or part thereof.  Such compliance will be a factor in determining reasonableness of costs incurred.  Compensation for suspension shall be limited to the amounts set forth in EXHIBIT II – COMPENSATION SCHEDULE as a fixed Suspension Rate, making a distinction in the periods before and  during the UTILIZATION PERIOD. CONTRACTOR will not be compensated for expenses that resulted from suspension, or cancellation of WORK solely by default of CONTRACTOR, such as safety reasons for which CONTRACTOR is held responsible.

19.3                           Neither COMPANY nor CONTRACTOR shall be liable to the other for loss of anticipated profits sustained on account of any suspension of the WORK or part thereof.

19.4                           COMPANY may, at any time, authorize resumption of all or any part of the suspended WORK, by giving notice to CONTRACTOR specifying the WORK to be resumed and the effective date of withdrawal of suspension.  The WORK shall be resumed by CONTRACTOR within ten (10) days after receipt of such notice, where applicable, and an equitable adjustment shall be made to the CONTRACT  PRICE or other obligations.

19.5                           In the event that suspension takes place prior to UTILIZATION, COMPANY may extend the beginning date of the UTILIZATION PERIOD and the Start Up Date by up to 30 days; provided, however, that no such extension shall extend the end of the UTILIZATION PERIOD beyond 00:00 April 9, 2005.  Compensation for such suspension will be as provided in Exhibit II, Compensation Schedule.

19.6                           In the event that suspension takes place during UTILIZATION, reimbursement shall be on the basis of the DAY RATE AS DEFINED IN Exhibit II – Compensation Schedule.

19.7                           In the event that suspension arises due to sole default of CONTRACTOR or SUBCONTRACTOR, no compensation shall be due to CONTRACTOR and no DAY RATE will be payable for the duration of the suspension.

19.8                           The invoice(s) issued subsequent to the suspension period shall be calculated accordingly, allowing for each hour or part hour of suspension.

ARTICLE 20 - TERMINATION OF WORK

20.1                           Termination Without Cause:

a)                                      Notwithstanding any other provisions to the contrary herein, and in addition to COMPANY’s right either to suspend CONTRACTOR from all or any part of the WORK pursuant to Article 19 - “Suspension of WORK”, COMPANY may, at any time, terminate without cause for its own convenience, the WORK in whole, or in part, by giving at least 90 days NOTIFICATION during UTLIZATION period to CONTRACTOR that COMPANY intends to terminate the WORK, specifying the WORK to be terminated, and the effective date of termination.

b)                                     Should COMPANY terminate this CONTRACT or any portion of the WORK without cause, CONTRACTOR shall stop performance of the WORK, or the terminated portion of WORK, as the case may be, on the effective date of termination, but shall continue to perform all un-terminated parts of the WORK.

(c)                                  COMPANY shall compensate CONTRACTOR as  set forth in Schedule II – Compensation Schedule in the event of termination without cause of this CONTRACT.

20.2                           Termination For Cause

(a)                                  COMPANY shall have the right to terminate for cause, all or part of the WORK, for any, some or all of the following reasons:

(i)                                     in the event of wreckage, total loss or constructive total loss of the FPSO VESSEL and/or FPSO MOORING;

(ii)                                  CONTRACTOR becoming bankrupt or a winding-up order being made or (except for the purposes of amalgamation or reconstruction) a resolution for voluntary winding-up passed or a Provisional Liquidator, Liquidator, Receiver, Administrator or Manager of its business or undertaking appointed or possession being taken by or on behalf of the holders of any debenture secured by a floating charge of any property comprised in or subject to the floating charge, or any equivalent act or thing should be done or suffered under any applicable law;

(iii)                               in the event that satisfactory completion of the PERFORMANCE TEST is not achieved within thirty (30) days after the beginning of the UTILIZATION PERIOD  unless delayed in accordance with COMPANY instructions or delayed for any cause outside the reasonable control  of  CONTRACTOR, (including but not limited to: no unrestricted access to the Field, unsafe installation weather, incorrect COMPANY data.

(iv)                              If CONTRACTOR fails, or refuses, to remedy the defaults complained of in COMPANY’s written notice given pursuant to Article 18.2, or If CONTRACTOR has committed a substantial breach of this CONTRACT and fails to, upon notice given by COMPANY, promptly commence remedying the breach and /or complete the remedy with all diligence and dispatch.

(b)                                 Should COMPANY terminate this CONTRACT or any portion of the WORK for cause, CONTRACTOR shall stop performance of the WORK, or the terminated portion of WORK, as the case may be, on the effective date of termination, but shall continue to perform all un-terminated parts of the WORK.

(c)                                  In the event that COMPANY terminates this CONTRACT for cause prior to the UTILIZATION PERIOD, COMPANY shall have no further liability to CONTRACTOR hereunder.

20.3                           CONTRACTOR may terminate the WORK and/or the CONTRACT for cause if COMPANY fails, upon written notice from CONTRACTOR to remedy a breach of its payment obligations under the CONTRACT within seven (7) working days from such notice,  whereupon CONTRACTOR shall be entitled to compensation  in accordance with  EXHIBIT II – SCHEDULE OF COMPENSATION.

20.4                           If either CONTRACTOR or COMPANY terminates any part of the WORK in accordance with the provisions herein, CONTRACTOR shall:

(a)                                  execute and deliver to COMPANY all documents required by COMPANY with respect to said part of the WORK.

(b)                                 cease performance of the WORK or such part thereof as may be specified in the notice;

(c)                                  allow COMPANY, or its nominee, full right of access to the FPSO SYSTEM and any other parts of the WORK SITE in order to take over and/or remove all the COMPANY personnel, materials, plant, EQUIPMENT and/or supplies (to the extent paid for by COMPANY). CONTRACTOR shall provide all necessary assistance in offloading such personnel, materials, plant, EQUIPMENT and/or supplies;

(d)                                 assign to COMPANY, or its nominee, to the extent desired by COMPANY all the relevant part of the rights, titles, liabilities and SUBCONTRACTS relating to the WORK which the CONTRACTOR may have acquired or entered into;

(e)                                  remove all the EQUIPMENT, materials and plant, other than that required under sub-clause (c) above, of the CONTRACTOR from the immediate area in which the WORK is being performed unless otherwise instructed by the COMPANY.

(f)                                    If termination of the whole of the WORK occurs during UTILIZATION, DEMOBILIZE the FPSO SYSTEM from the OFFSHORE SITE.

20.5                           For the part of the WORK terminated, the applicable provisions of this CONTRACT shall continue in full force and effect as to all the WORK performed prior to the effective date of termination.  For the remainder of the WORK this CONTRACT shall remain in full force and effect.

20.6                           If this CONTRACT, or any portion of the WORK is suspended or terminated and if COMPANY so requests, CONTRACTOR shall immediately make every reasonable effort to procure cancellation of existing SUBCONTRACTS, purchase orders or other obligations entered into by CONTRACTOR with SUBCONTRACTORS, suppliers, vendors or others upon terms satisfactory to COMPANY.

20.7                           COMPANY may direct CONTRACTOR to execute and deliver to COMPANY all documents related to this CONTRACT and required by

COMPANY and to take all steps necessary to fully vest in COMPANY the rights and benefits of CONTRACTOR under existing SUBCONTRACTS or other obligations with SUBCONTRACTORS, vendors, suppliers and others. In addition, CONTRACTOR shall do whatever is necessary to preserve and protect the WORK already in progress, to protect materials, drawings, documents,  EQUIPMENT and supplies in transit or at the WORK SITES and to minimize all costs to COMPANY and CONTRACTOR resulting from such termination.

20.8                           Neither COMPANY nor CONTRACTOR shall be liable to the other for loss of anticipated profits sustained on account of such termination.

20.9                           If, in the performance of this CONTRACT, CONTRACTOR causes this CONTRACT to be terminated, COMPANY shall have the right to enforce the Parent Company Guarantee for recovery of any costs incurred by COMPANY as a result of termination of this CONTRACT, and/or for completion of the WORK.

20.10                     The foregoing provisions of this Article are without prejudice to any other rights and remedies of either Party under this CONTRACT or at law.

20.11                     In the event of termination under this Article, CONTRACTOR shall not be relieved of any continuing obligations or liabilities under this CONTRACT or at law.

ARTICLE 21 - FORCE MAJEURE

21.1                           For the purposes of this CONTRACT, the events falling within the term “Force Majeure” shall be limited to the following:

(a)                                  Riot, war, invasion, act of foreign enemies, hostilities (whether war be declared or not) acts of terrorism, civil war, rebellion, revolution, insurrection of military or usurped power; or

(b)                                 Ionizing radiation or contamination by radio-activity from any nuclear fuel or from any nuclear waste from the combustion of nuclear fuel, radio-active toxic explosive or other hazardous properties of any explosive nuclear assembly or nuclear component thereof; or

(c)                                  Pressure waves caused by aircraft or other aerial devices traveling at sonic or supersonic speeds; or

(d)                                 Landslide, lightning, flood, fire or other natural physical disaster or,

(e)                                  Strikes, lock-outs, or other industrial disputes at national level, but excluding strikes, lockouts or other industrial disputes or action solely amongst employees of CONTRACTOR, SUBCONTRACTORS, vendors and suppliers; or

(f)                                    Maritime disasters, shipwreck and perils to navigation; or

(g)                                 Changes to any general or local statute ordinance decree or other law or any regulation or by-law of any local or other duly constituted authority or the introduction of any such statute ordinance decree law regulation or by-law; or

(h)                                 Quarantine, public disorder, sabotage or similar events beyond the control of the PARTIES.

(i)                                     Weather, sea and other environmental conditions that exceed the environmental design criteria, including typhoons and named storms.

21.2                           However, Force Majeure shall not include occurrences as follows:

a)                                      Late delivery of materials caused by congestion at supplier’s plant or elsewhere, an oversold condition of the market, inefficiencies, or similar occurrences; or

b)                                     Late performance by CONTRACTOR and/or a SUBCONTRACTOR caused by unavailability of EQUIPMENT, supervisors or labor, inefficiencies or similar occurrences; or

c)                                      Mechanical breakdown of any item of CONTRACTOR’S or SUBCONTRACTOR’s EQUIPMENT, plant or machinery; or

d)                                     Delays due to weather, sea and other environmental conditions within the environmental design criteria, unless during INSTALLATION and/or DEMOBILIZATION, such conditions would cause an unsafe performance by CONTRACTOR; or

e)                                      Non-conformance by SUBCONTRACTORS;

Unless the delay arises out of a Force Majeure occurrence and is beyond both CONTRACTOR’s and the SUBCONTRACTOR’s or supplier’s control and an alternate acceptable source of services, EQUIPMENT, or material is unavailable.  Additionally, Force Majeure shall not include financial distress of COMPANY, CONTRACTOR and/or any SUBCONTRACTOR.

21.3                           Where any Force Majeure event renders impossible or unsafe or hinders or delays the performance of any obligation, or the exercise of any right under this CONTRACT, then the failure or omission of COMPANY or CONTRACTOR to perform such obligation shall not be treated as failure or omission to comply with this CONTRACT.

21.4                           Upon the occurrence of any Force Majeure event the PARTY so affected in the discharge of its obligation shall promptly give NOTICE of such event to the other PARTY and, in any event, within seven (7) days.  The affected PARTY shall make every reasonable effort to remove or remedy the cause of such Force Majeure or mitigate its effects as quickly as may be possible. If such occurrence results in the delay or suspension of all or part of the

WORK, the PARTIES shall meet and determine the appropriate measures to be taken.

21.5                           Upon cessation of any Force Majeure occurrence, CONTRACTOR shall prepare a revised WORK PLAN to include for rescheduling the WORK so as to minimize the effects of the delay and having made due allowance for any instruction to accelerate the WORK, COMPANY shall authorize to adjust the Project Schedule in order to take into account any remaining effects of such delay.

21.6                           No adjustment to the CONTRACT PRICE shall be made in respect of a Force Majeure occurrence.

21.7                           Any delay or failure in performance by either PARTY hereto shall not give rise to any claims for damages or loss of anticipated profits if, and to the extent, such delay or failure is caused by Force Majeure other than CONTRACTOR being entitled to a Force Majeure Rate in accordance with EXHIBIT II – COMPENSATION SCHEDULE for the period that the Force Majeure event lasts.

ARTICLE 22 - TAXES AND DUTIES

22.1                           CONTRACTOR shall be responsible for and shall pay at its own expense, when due and payable, all taxes, duties, fees or other governmental charges relating to the WORK including, but not necessarily limited to:

(a)                                  All sales, excise, storage, consumption, end-user taxes, licenses, permit and registration fees, income, profit, excess profit, franchise, and personal property taxes;

(b)                                 All employment taxes and contributions imposed by law, or trade union contracts, or regulations, with respect to, or measured by, the compensation (wages, salaries, or other) paid to employees of CONTRACTOR including, without limitation, taxes and contributions for unemployment compensation insurance, old age benefits, welfare funds, pensions and annuities, and disability insurance;

(c)                                  All import licenses, duties, surtax, sales tax, and all other statutory imposts (hereinafter referred to as “Customs duties”) on materials and EQUIPMENT required for the FPSO SYSTEM, and construction tools, EQUIPMENT and vessels used in accomplishing the WORK except for any Customs duties payable by COMPANY pursuant to Article 22.3.

22.2                           CONTRACTOR shall indemnify and hold COMPANY harmless from and against any and all claims or liability for taxes, duties and surcharges of whatsoever nature for which CONTRACTOR is responsible under this CONTRACT.

22.3                           COMPANY shall reimburse CONTRACTOR for any payment of Customs duties that may be levied on COMPANY furnished materials and EQUIPMENT by the relevant authorities at the WORK SITE or other location outside the Peoples Republic of China provided that CONTRACTOR has used its best efforts to minimize any cost due to the application of such imposts by applying for and obtaining any exemption applicable or has used reasonable diligence in resisting the application of such imposts on CONTRACTOR’s performance of the WORK under this CONTRACT.

22.4                           CONTRACTOR shall protect and indemnify COMPANY and hold COMPANY safe and harmless from any and all claims or liability for income, excess profits, royalty and other taxes assessed or levied by the Government of the Peoples Republic of China or by any relevant authorities thereof or by the government of any other country against CONTRACTOR or its SUBCONTRACTORS or against COMPANY for or on account of any payment made to or earned by CONTRACTOR or its SUBCONTRACTORS hereunder. Further, CONTRACTOR shall protect and hold COMPANY harmless from all taxes assessed or levied against or on account of wages, salaries or other benefits paid to or enjoyed by employees of CONTRACTOR or its SUBCONTRACTORS, and all taxes assessed or levied against or on account of any property or EQUIPMENT of CONTRACTOR or its SUBCONTRACTORS.

22.5                           COMPANY shall have the right to withhold income, excess profit, royalty and other taxes from payment due to CONTRACTOR under this CONTRACT, to the extent that such withholdings may be required by the tax laws, rules or regulations of the Peoples Republic of China, the Government of China or any relevant authorities thereof, or by the government of any other country, and payment by COMPANY to the respective governmental office of the amount of money so withheld will relieve COMPANY from any further obligation to CONTRACTOR with respect to the amount so withheld.  The Company shall withhold any tax without gross-up and may furnish the Contractor with receipts or other acceptable supporting documentation substantiating remittance of withholding taxes to the appropriate tax authorities on behalf of the Contractor.

22.6                           CONTRACTOR shall indemnify and hold COMPANY safe and harmless from and against all claims, demands and causes of action based on any actual or alleged failure by CONTRACTOR or its SUBCONTRACTORS to make timely payment of any taxes or duties for which they are liable or any actual or alleged failure by CONTRACTOR or its SUBCONTRACTORS to comply with applicable reporting, return, or other procedural requirements with respect to their payment. This indemnity shall include without limitation all penalties, awards, and judgments; court and arbitration costs; attorney’s fees; and other reasonable expenses associated with such claims, demands, and causes of action.

22.7                           CONTRACTOR shall give prompt notice to COMPANY of all matters pertaining to non-payment, claim of immunity, or exemption from any taxes or duties.

ARTICLE 23 - AUDIT

23.1                           CONTRACTOR shall maintain true and correct records pertaining to this CONTRACT and its performance.  CONTRACTOR shall retain such records for at least two years after completion of this CONTRACT.  COMPANY may audit such records at any reasonable time during the CONTRACT and during the two years after its completion. Agreed rate levels and lump sums shall not be subject to audit right.

23.2                           Only if CONTRACTOR has invoiced for items and/or services as directly reimbursable costs, COMPANY or its authorized representative shall have reasonable access to CONTRACTOR’s rate information that is in dispute to satisfy themselves that no items and/or services that are supposed to be included in the DAY RATES of CONTRACTOR are invoiced as directly reimbursable costs and that all items and/or services that are supposed to be provided for in the DAY RATES of CONTRACTOR are so provided. If any costs are in dispute and the CONTRACTOR refuses to provide access, such costs shall be deemed to be included in the fixed DAY RATES of CONTRACTOR and shall not be allowable as reimbursable costs.

23.3                           COMPANY’s claims for omissions, corrections or errors in charges and credits for COMPANY’s account and over-payments of amounts billed by CONTRACTOR and others noted above may be presented at any time during the course of the WORK and before expiration of twelve (12) months after the actual DEMOBILIZATION DATE, or the date of termination of the WORK if earlier.  A written response to COMPANY’s claim for omissions, corrections or errors in charges and credits for COMPANY’s account shall be made by CONTRACTOR as soon as practicable, and in no event later than thirty (30) days from the date of such claims.

23.4                           CONTRACTOR shall ensure that the provisions of this Article are included in all SUBCONTRACTS it may enter into with its SUBCONTRACTORS who will supply any of the labour, EQUIPMENT, materials or services to be provided under this CONTRACT.

ARTICLE 24 - COMPENSATION

24.1                          For the satisfactory performance of the WORK in accordance with this CONTRACT, COMPANY shall pay CONTRACTOR the amounts detailed in EXHIBIT II – “Compensation Schedule.”  Such compensation shall be the full and complete compensation to CONTRACTOR for the WORK, including the provision of all facilities and services referred to in EXHIBIT III – “Administrative Procedures” unless otherwise stated in this CONTRACT, and including the provision of all other overheads, taxes, duties, fees, facilities, services and utility services required to support the performance of the WORK, whether explicitly stated in the CONTRACT or implied in the Scope of WORK.

24.2                           Except where it is expressly provided that the COMPANY shall carry out an obligation under this CONTRACT at its own cost, all things required to be supplied or performed by the CONTRACTOR under this CONTRACT shall be deemed to be included in the rates and prices set forth in EXHIBIT II - “Compensation Schedule”.

24.3                           Except as expressly provided in this CONTRACT, the compensation as set forth in Exhibit II “Compensation Schedule” shall be firm throughout the duration of this CONTRACT and shall not be revised for any reason whatsoever, including, but not be limited to, cost escalations or currency fluctuations.

24.4                           CONTRACTOR shall invoice COMPANY in accordance with the procedures defined in “Administrative Procedures” agreed by mutual parties.

ARTICLE 25          - INVOICING AND PAYMENT

25.1                           CONTRACTOR shall, within fifteen (15) days of the EFFECTIVE DATE of this CONTRACT, provide COMPANY with CONTRACTOR’s   foreign  bank account number, and the name and address of the bank to which payments to the CONTRACTOR shall be made.

25.2                           CONTRACTOR shall submit invoices to COMPANY at the time, formatted and provided with necessary supporting documentation all as specified in EXHIBIT III - “Administration Procedures”; All invoices shall be verified and signed by the CONTRACTOR REPRESENTATIVE prior to submission. CONTRACTOR shall provide an official invoice/receipt relating to such invoice, as required and provided for under the applicable laws, regulations, implementing rules, circulars, or other official pronouncements of the government of the People’s Republic of China, as amended from time to time.  COMPANY reserves the right to refuse to remit payment for any WORK where the invoice from CONTRACTOR is not issued on the proper official documentary receipt (e.g., fa piao) until such time as the required form of documentary receipt is rendered.

25.3                           Invoices shall be prepared and submitted separately for lump sum work, DAY RATE WORK and reimbursable items performed under the terms of this CONTRACT.

25.4                           Payments of undisputed invoiced items shall be made by the last working day of the month following the month in which services were rendered. If the last working day of the month falls on a weekend, Bank Holiday or a Chinese public holiday, the next working day shall be deemed to be the due date for payment. Payments made by COMPANY shall not preclude the right of COMPANY to thereafter dispute any of the items already invoiced.

25.5                           All payments to CONTRACTOR by COMPANY under the terms of this CONTRACT shall be in United States Dollars (US$).

25.6                           In the event that COMPANY disputes any items on a particular invoice, COMPANY shall withhold payment of the entire invoice until settlement of the dispute as set forth in Exhibit III – “Administration Procedures.” If COMPANY disputes any items on an invoice, COMPANY shall inform CONTRACTOR of the disputed items within thirty (30) days of the receipt by COMPANY of that particular invoice. COMPANY shall be entitled to withhold payment if any invoice does not include the supporting documentation required by COMPANY, defined in EXHIBIT III – “Administration Procedures”.

25.7                           If and when the causes for withholding any such payment have been remedied by CONTRACTOR and satisfactory evidence of such remedy has been presented to COMPANY, the payment withheld shall be made forthwith by COMPANY. If CONTRACTOR fails to take appropriate remedial action within thirty (30) days after NOTIFICATION by COMPANY to CONTRACTOR, COMPANY may remedy the same, and may deduct the cost thereof, including the expenses incurred by COMPANY, from any amounts due or owing or which may become due or owing to CONTRACTOR hereunder.

25.8                           Upon NOTIFICATION of any erroneous billings made by, or payments made to CONTRACTOR by COMPANY, CONTRACTOR shall make appropriate adjustments therein and shall promptly reimburse COMPANY any and all amounts of overpayment still outstanding as reflected by said adjustments, notwithstanding the fact that a temporary withholding or a correction of discrepancy may have been effected previously.

25.9                           Notwithstanding the foregoing, COMPANY shall be entitled to deduct such amount from payments due to CONTRACTOR. COMPANY may correct or recover any sum previously paid in any or all of the following circumstances:

(a)                                  any such sum was incorrect or was made by mistake of law or fact;

(b)                                 any such sum was not properly payable to CONTRACTOR;

(c)                                  any work in respect of which payment has been made that does not comply with the terms of this CONTRACT.

25.10                     COMPANY will pay CONTRACTOR any amounts of underpayment subject to verification thereof.

25.11                     If COMPANY at any time incurs costs which, under the provisions of this CONTRACT, COMPANY is entitled to recover from CONTRACTOR, COMPANY may invoice for such costs   which shall be a debt due from CONTRACTOR to COMPANY and shall forthwith be settled by deduction, provided always that the COMPANY may deduct the amount of such costs from any amounts due, or that may become due to CONTRACTOR under this CONTRACT. CONTRACTOR shall immediately pay to COMPANY any sums outstanding after such deduction.

25.12                     Wherever a PARTY indemnifies another PARTY in respect of, or is entitled to claim from another PARTY any costs incurred then the amount of such costs shall only be the amount of all claims, loss, damages, charges, disbursements, costs (including amounts paid to third parties), overheads and expenses directly resulting from the matter in question.

25.13                     If CONTRACTOR considers that there are outstanding payments due to CONTRACTOR that have been the subject of previous NOTIFICATION from CONTRACTOR to COMPANY, CONTRACTOR shall submit a list of all such claimed outstanding payments that at the date of issue of the said invoice payment in part or in full has not been received to COMPANY as follows:

(a)                                  Within thirty (30) days after issue of the PERFORMANCE CERTIFICATE for all claims relating to INSTALLATION;

(b)                                 Within thirty (30) days after the completion date of the UTILIZATION PERIOD, for all claims relating to operation of the FPSO SYSTEM during that period, but not paid or not paid in full.

25.14                     In each case, the list shall include estimates of cost against each item fully supported by appropriate documentation. These outstanding costs shall be reviewed and either agreed or rejected by COMPANY within thirty (30) days after receipt of each list. Where outstanding costs are rejected by COMPANY, these shall be administered as “Disputed Variations.”

25.15                     Payments made under this CONTRACT shall not constitute an admission by COMPANY as to the performance by CONTRACTOR of its obligations hereunder and in no event shall any such payments affect the obligations of CONTRACTOR.   Any payment withheld shall be without prejudice to any other rights or remedies available to COMPANY.

25.16                     For charges from CONTRACTOR, or as between SUBCONTRACTOR and CONTRACTOR, where such charges are required to be on official invoices, COMPANY reserves the right to refuse to pay for such charges until the proper form for submitting the charge is presented; and, that if CONTRACTOR pays a SUBCONTRACTOR for any such improperly invoiced goods, then he does so at his risk of not being reimbursed by COMPANY.

25.17                     Any undisputed items invoiced but invoices not paid within the period as stipulated in Clause 25.3 above, shall bear an interest of Libor + 2% from the due date until paid.

ARTICLE 26 - LIQUIDATED DAMAGES FOR DELAY

26.1                           Time is of the essence of this CONTRACT.  Accordingly, CONTRACTOR agrees that the liquidated damage of US10,000 shall apply for each and every day CONTRACTOR fails to satisfactorily complete the PERFORMANCE TEST by October 10, 2004. (unless excused pursuant to the terms of this CONTRACT, or prevented by the acts or omissions of

COMPANY Group or its contractors)  Except as provided in Article 29.14, CONTRACTOR’s overall aggregate liability under this Article shall be capped at US$ 500,000. Except as provided under Article 29.14, the application of liquidated damages shall constitute COMPANY’s sole financial remedy for delay.

26.2                           All amounts of Liquidated Damages for which CONTRACTOR may become liable under this Article are agreed between the PARTIES as a genuine pre-estimate of the loss which may be sustained by COMPANY in the event that CONTRACTOR fails to satisfactorily complete the PERFORMANCE TEST by the date set forth in Article 26.1, and are not a penalty and as such shall be construed as Liquidated Damages. Subject to Article 26.1 above, imposition of liquidated damages does not affect any other rights or remedies of COMPANY under this CONTRACT or at law.

26.3                           In the event that CONTRACTOR becomes liable to COMPANY for Liquidated Damages pursuant to the terms of this Article, COMPANY may deduct such from any monies which may then be or thereafter will become payable to CONTRACTOR or from any security provided by CONTRACTOR.

ARTICLE 27 - PARENT COMPANY GUARANTEE

27.1                           Within ten (10) days of the EXECUTION DATE of this CONTRACT, CONTRACTOR shall, by way of guarantee for the due performance by CONTRACTOR of its obligations under this CONTRACT, furnish to COMPANY a Parent Company Guarantee in the form as detailed in EXHIBIT V – CONTRACTOR PARENT COMPANY GUARANTEE. The costs and expenses of preparing, completing and stamping such instrument shall be borne by CONTRACTOR.

27.2                           If the PARENT COMPANY Guarantee to be furnished pursuant to Article 27.1, is not duly furnished by CONTRACTOR to COMPANY within ten (10) days of the Execution Date of this CONTRACT, COMPANY may, at its option and without prejudice to any rights or claims it may have against the CONTRACTOR, terminate this CONTRACT by giving notice in writing to the CONTRACTOR.  COMPANY shall thereupon not be liable for any claim or demand whatsoever from the CONTRACTOR in respect of anything that has already been done or furnished, or in respect of any matter or thing whatsoever in connection with or relating to this CONTRACT.

ARTICLE 28 - LIENS AND CLAIMS

28.1                           CONTRACTOR shall indemnify and hold COMPANY harmless from all liens, claims, assessments, fines and levies created, caused or committed by CONTRACTOR or its SUBCONTRACTORS and all costs, damages and expenses incidental thereto, including without limitation all court and arbitration costs, legal fees, and other reasonable expenses. CONTRACTOR shall notify COMPANY of such liens and claims.

28.2                           COMPANY shall have the right to retain out of any payment to be made under this CONTRACT, an amount sufficient to offset such liens or claims that CONTRACTOR fails to discharge promptly until such lien or claim is proven to be invalid, or is satisfied, discharged, or settled.

28.3                           Should there be any lien or claim after all payments hereunder have been made, CONTRACTOR agrees to refund to COMPANY upon demand all monies that COMPANY may be compelled to pay to discharge any such lien in consequence of CONTRACTOR’s default including all costs and legal and professional fees.

28.4                           CONTRACTOR agrees that it will not claim any lien or charge on the WORK or any property of COMPANY in the possession of the CONTRACTOR or at the WORK SITE.

28.5                           It is recognized that the FPSO VESSEL is subject to a mortgage in favour of a syndicate of banks.

ARTICLE 29 - RESPONSIBILITIES AND INDEMNITIES

29.1                           ‘COMPANY Group’ means COMPANY, its AFFILIATES, its Co-Venturers and its and their respective directors, employees, officers, agents, and invitees.

‘CONTRACTOR Group’ means CONTRACTOR, its ultimate parent, the Affiliates of any of them, its contractors (including their sub-contractors) and its and their respective directors, employees, officers, agents, and invitees.

29.2                           COMPANY agrees to defend, indemnify and hold CONTRACTOR Group harmless from and against any and all liability, damage, claim or costs (including legal costs and expenses) in respect of sickness of and/or injury to and/or death of the COMPANY Group regardless of the cause or reason therefor and regardless of the sole or concurrent negligence or breach of duty of CONTRACTOR Group.

29.3                           COMPANY agrees to defend, indemnify and hold the CONTRACTOR Group harmless from and against any and all liability, damage, claim or costs (including legal costs and expenses) in respect of loss of, damage to or loss of use of COMPANY Group’s equipment or property regardless of the cause or reason therefor and regardless of the sole or concurrent negligence or breach of duty of the CONTRACTOR Group. For the purpose of this Clause, COMPANY Group’s equipment or property shall be deemed to include all equipment owned, hired or being provided by COMPANY Group and shall specifically include the FIELD FACILITIES.

29.4                           CONTRACTOR agrees to defend, indemnify and hold the COMPANY Group harmless from and against any and all liability, damage, claim or costs (including legal costs and expenses) in respect of sickness of and/or injury to and/or death of the CONTRACTOR Group regardless of the cause or reason therefor and regardless of the sole or concurrent negligence or breach of duty of COMPANY Group.

29.5                           CONTRACTOR agrees to defend, indemnify and hold the COMPANY Group harmless from and against any and all liability, damage, claim or costs (including legal costs and expenses) in respect of loss of, damage to or loss of use of CONTRACTOR Group’s equipment or property regardless of the cause or reason therefor and regardless of the sole or concurrent negligence or breach of duty of the COMPANY Group. For the purpose of this Clause, CONTRACTOR Group’s equipment or property shall be deemed to include all equipment owned, hired or being provided by CONTRACTOR Group in relation to the Work and shall specifically include the FPSO SYSTEM and the EQUIPMENT.

29.6                           Each PARTY shall be responsible and liable for and shall indemnify and hold the other PARTY harmless from and against all claims resulting from personal injury, including fatal injury, disease, death of, and/or damage to the property or equipment of Third Parties to the extent the indemnifying PARTY is liable in accordance with the applicable law.

29.7                           COMPANY will facilitate that its contractors on behalf of their respective Groups, will enter into a Mutual Hold Harmless Agreement with CONTRACTOR on behalf of the CONTRACTOR Group. The Group definition of CONTRACTOR Group also applies to the respective Groups of the contractors.

29.8                           Except as specifically provided otherwise herein, neither PARTY shall be liable to the other PARTY and/or other PARTY’s Group for any indirect or consequential damages which may be suffered by such PARTY or such PARTY’s Affiliates, joint venturers, parent or subsidiary companies, or any member of such PARTY’s Group, including, but not limited to, loss of revenue, loss of use, penalties, costs and other payments to COMPANY’s other contractors’ and their subcontractors, loss of production, loss of profit or anticipated profits, whether or not due in whole or in part to the negligence or breach of duty of the other PARTY, and each PARTY shall indemnify, defend and hold the other harmless in this regard.

29.9                           Except as stipulated differently elsewhere for particular circumstances, CONTRACTOR agrees to indemnify COMPANY Group on account of pollution and contamination, including the costs of contamination clean-up and disposal, wheresoever occurring to the extent that such emanates from the FPSO SYSTEM, irrespective whether such loss or damage is caused by negligence of COMPANY Group. In the event that such costs are not covered by an insurance payment, or only partially covered by an insurance payment, CONTRACTOR’s liability shall be limited to the amount of US$ 1,000,000, except that in the event that in the insurance payment exceeds US$ 1,000,000, CONTRACTOR’s liability shall be limited to the value of the respective insurance payment.

a)                                      CONTRACTOR shall indemnify and hold COMPANY Group harmless from all costs and claims arising from Reservoir Related

Pollution emanating from the FPSO SYSTEM to the amount equal to the pay out for such pollution under CONTRACTOR’s Protection and Indemnity Insurance. The P&I cover during operations shall be US$ 500,000,000.

b)                                     COMPANY shall indemnify and hold CONTRACTOR Group harmless from all costs and claims arising from Reservoir Related Pollution emanating from the FPSO SYSTEM for the remaining amount above the amount for which CONTRACTOR indemnifies and hold COMPANY Group harmless as stipulated in “a” above.

c)                                      Reservoir Related Pollution means pollution of the environment and/or properties by substances originating from the wells operated on by the FPSO SYSTEM under the CONTRACT.

29.10                     Notwithstanding any other provision to the contrary, COMPANY agrees to indemnify CONTRACTOR Group on account of damage to any reservoir, production formation, well or borehole or in-hole equipment, or impairment of any property right to water, oil, gas or other mineral substances, loss or damage to the hole and well, irrespective whether such loss or damage is caused by negligence of CONTRACTOR Group.

29.11 Notwithstanding any other provision to the contrary, COMPANY agrees to indemnify CONTRACTOR Group on account of pollution and contamination, including the costs of contamination clean-up and disposal, wheresoever occurring to the extent that such emanates from Wells, Xmas trees and Subsea Equipment owned by COMPANY Group.

29.12                     Notwithstanding any other provisions, neither PARTY has to defend, indemnify and hold the other PARTY and the other PARTY’s Group members harmless from and against liability, damage, claim or costs (including legal costs and expenses) as stipulated in this Article 29 to the extent such a loss, injury, etc. is caused by the indemnified PARTY’s willful misconduct.

29.13                     Notwithstanding any provisions other than those covering CONTRACTOR’s indemnity obligations under Article 29-Responsibilities and Indemnities, CONTRACTOR’s overall liability to COMPANY Group, whether in contract, by Statute, in tort or otherwise at law, shall be limited to USD 10 million (ten million) United States Dollars).

29.14                     If CONTRACTOR, solely due to reasons within its reasonable control, fails to provide the FPSO SYSTEM, or does not undertake reasonable efforts to prevent possible delays in INSTALLATION and passing the PERFORMANCE TEST, COMPANY shall be entitled to hold CONTRACTOR liable for COMPANY’s proven direct damages, costs and/or losses subject to the amount set forth in Article 29.13.

ARTICLE 30 - INSURANCES

30.1                           Without limitation or waiver of its obligations and responsibilities under this CONTRACT, CONTRACTOR shall maintain for the duration of this CONTRACT the following insurances.

(a)                                  Workmen’s Compensation and/or Employer’s Liability Insurance or similar statutory social insurance as required by law at the locations where the WORK will be performed and which may be applicable covering personal injury to or death of CONTRACTOR’s employees engaged in the performance of the WORK. CONTRACTOR shall ensure its SUBCONTRACTORS maintain such insurance in respect of their employees; Such coverage shall meet or exceed the standards required under the Labor Laws of the People’s Republic of China, and applicable local labor restrictions.

(b)                                 Comprehensive Automobile Liability Insurance covering owned, non-owned, and hired automobiles by CONTRACTOR complying with the laws of the People’s Republic of China. CONTRACTOR shall ensure its SUBCONTRACTORS maintain such insurance in respect of motor vehicles used by them;

(c)                                  Comprehensive General Third Party Liability Insurance covering all operations hereunder against bodily injury, death, loss or property damage with minimum limits five million United States Dollars (US $5,000,000) for any one occurrence and unlimited as to the number of claims in the period of insurance. Such insurance shall include the Contractual Liabilities assumed herein by CONTRACTOR to third parties;

(d)                                 Protection and Indemnity Insurance including pollution liability coverage, obtained from a member of the International Group of P&I Clubs insuring the operations of the FPSO SYSTEM with a minimum limit of $500,000,000, including wreck and debris removal and to the maximum limit available oil pollution liability in respect of all vessels, (including the FPSO VESSEL), craft or floating EQUIPMENT owned or hired by CONTRACTOR;

(e)                                  Hull and Machinery Insurance with limits equal to the agreed replacement cost of the FPSO SYSTEM   AND  EQUIPMENT, covering the FPSO SYSTEM and EQUIPMENT, including but not limited to hull and machinery owned, leased, chartered, or hired by CONTRACTOR and/or SUBCONTRACTORS in the amount of the full value thereof as and when declared by CONTRACTOR and providing indemnity against losses or damages by such perils and risks equivalent to those set forth in the June 2nd, 1977 American Institute Hull clauses (or any other COMPANY accepted Hull Clauses) and the December 1977 American Institute Hull War Risks and Strikes Clauses (or any other COMPANY accepted War Risk or Strikes Clauses).

(f)                                    CONTRACTOR acknowledges that the Xijiang project, including the construction and operation of the FPSO SYSTEM—, may be subject to project financing and agrees that it will obtain any enhancements to the insurances as are required by COMPANY subject to such being available at commercially reasonable terms and pricing, which shall be catered for in a variation order.

30.2                           Prior to commencement of WORK, CONTRACTOR shall furnish to COMPANY policies and/or extension certificates certifying that all insurances required of CONTRACTOR in this Article 30 are in full force and effect and stating :

(i)                                     the effective start and expiration dates of all policies,

(ii)                                  the values of the insurances,

(iii)                               that the insurance will not be cancelled or materially altered while the WORK under this CONTRACT is in progress unless COMPANY approves same.  CONTRACTOR shall give thirty (30) days prior written notice of cancellation or alteration to COMPANY,and

(iv)                              deductibles under  all  policies.

30.3                           CONTRACTOR shall ensure that its SUBCONTRACTORS maintain all legally required insurance and such other insurance as CONTRACTOR deems appropriate.  CONTRACTOR agrees that all SUBCONTRACTORS shall provide COMPANY and its CO-VENTERERS with the same indemnity, defense, and hold harmless benefits as CONTRACTOR is obligated to undertake with COMPANY.

30.4                           CONTRACTOR and its SUBCONTRACTORS shall not commence the shipment of EQUIPMENT or materials or commence WORK at the WORK SITE until all of the insurances that CONTRACTOR and SUBCONTRACTORS are required to provide are in force and the necessary certificates have been received by the COMPANY. Prior to commencing the aforesaid activities, CONTRACTOR shall comply with COMPANY and insurers’ requirements including, but not limited to, allowable classes of vessels, maximum value concentrations, reports and claim handling procedures.

30.5                           The policies of all insurances required by CONTRACTOR shall be effected with financially secure and reputable insurers. Within fourteen (14) days of the Execution of this Contract, CONTRACTOR shall furnish COMPANY with details such as insurer name, domicile, and AM Best Rating of all insurers to be used for the WORK for Acceptance. Such Acceptance shall not be unreasonably withheld. Acceptance by COMPANY of any insurer or terms of insurance proposed by CONTRACTOR shall not relieve CONTRACTOR of any obligation or liability under or arising from this CONTRACT or generally at law.

30.6                           Should CONTRACTOR at any time neglect or refuse to provide or renew any insurance required herein, or should any insurance be canceled, COMPANY shall have the right to procure such insurance and, in such event, any costs and expenses incurred by COMPANY in respect thereof shall immediately become due and payable to COMPANY by CONTRACTOR, or COMPANY shall be entitled to deduct such sums from any monies due or which may become due to CONTRACTOR in addition to any other remedies COMPANY may have under this CONTRACT.

30.7                           CONTRACTOR shall cause COMPANY, its CO-VENTURERS, and its AFFILIATES, consultants, and their respective agents, officers and employees to be included as an additional assured and covered by all insurances as stipulated in Article 30.1 (other than insurance under 30.1 (a) with respect to the operations conducted under this CONTRACT and shall cause the insurers thereof to waive all expressed or implied rights of subrogation against such PARTIES and their respective employees, servants and agents.

30.8                           CONTRACTOR shall further cause the General Third Party Liability Insurance policy to contain a “severability-of-interests-cross-liability” clause providing that in the event of one PARTY incurring liability to any of the other PARTIES, the insurance shall apply for the benefit of the PARTY against whom claim is or may be made in the same manner as if separate policies had been issued to each PARTY.

30.9                           All deductibles, exceptions, and exclusions applicable to all of the foregoing insurances, whether procured by COMPANY or by CONTRACTOR shall be for the account of and be paid by CONTRACTOR.  Any breach of conditions and/or warranties contained in such policies of insurances shall also be for the account of CONTRACTOR.

30.10                     CONTRACTOR shall NOTIFY COMPANY immediately upon receipt of any notice of claims, incidents or demands of any situation which may give rise to such claims or demands being made under the said policies.  Written notice shall be given not later than two (2) days after the occurrence of any accident.  However, for serious accidents, (including but not limited to death or serious injuries), NOTICE shall be given immediately and confirmed in writing.

30.11                     CONTRACTOR shall fully indemnify and hold COMPANY safe and harmless from and against loss or damage arising out of any failure by CONTRACTOR to effect or maintain such insurance specified by this CONTRACT, or out of any act or omission which invalidates the said insurance. CONTRACTOR shall ensure that its SUBCONTRACTORS maintain similar insurance coverage as specified herein and that its SUBCONTRACTORS similarly indemnify and hold COMPANY safe and harmless from and against all cost, claims and demands.  Any deficiencies in the coverage or policy limits of SUBCONTRACTORS insurance shall be for the sole responsibility of CONTRACTOR.

30.12                     The amounts of CONTRACTOR furnished insurance required herein shall be the minimum and not the maximum limits of liability.

ARTICLE 31 - PATENT INDEMNITY

31.1                           CONTRACTOR agrees to indemnify and hold COMPANY and its AFFILIATES harmless against all claims, judgments, losses, expenses and costs (including but not limited to court costs and attorneys’ fees) that may arise by reason of any alleged or actual infringement of any patent, design, copyright and/or trademark or violation of process or other protected rights of any person or entity in the performance of the WORK hereunder, or by reason of the manner in which the same is performed, or through the use by CONTRACTOR of any patented article or device.

31.2                           COMPANY agrees to indemnify and hold CONTRACTOR and/or its SUBCONTRACTORS harmless against all claims, judgments, losses, expenses and costs (including but not limited to court costs and attorneys’ fees) that may arise by reason of any alleged or actual infringement of any patent, design, copyright and/or trademark or violation of process or other protected rights of any person or entity in the performance of CONTRACTOR’s obligations under this CONTRACT documentation supplied by COMPANY. However, CONTRACTOR shall use its best endeavors to identify any such infringement in this CONTRACT of any patent or proprietary or protected right, and should the CONTRACTOR become aware of any such infringement or possible infringement then CONTRACTOR shall NOTIFY COMPANY immediately.

31.3                           The indemnities set forth in Articles 31.1 and 31.2 above shall include, without limitation, all penalties, awards, and judgments; all court and arbitration costs; attorney’s fees; and other reasonable expenses associated with such claims, demands, and causes of action. A PARTY covered by such indemnities and accused of patent infringement by a third party shall promptly NOTIFY the indemnifying PARTY and shall have the right at its own expense to participate in its own defense with attorneys of its own selection.

31.4                           CONTRACTOR shall disclose promptly to COMPANY all inventions, discoveries, and improvements (whether patentable or not) conceived or made by CONTRACTOR’s personnel, either alone or jointly with others, in the course of the WORK.COMPANY shall be granted a perpetual, royalty-free, non-exclusive, worldwide licence for any such patentable invention.

31.5                           CONTRACTOR shall ensure that any SUBCONTRACTS between CONTRACTOR and its SUBCONTRACTORS or suppliers contain a provision similar to this Article.

ARTICLE 32 - ACTIONS ON BEHALF OF COMPANY

32.1                           CONTRACTOR shall take no action on behalf of COMPANY in the performance of the WORK under this contract which would subject either

PARTY to liability or penalty under any laws, rules, regulations, or decrees of any relevant authority. All invoices, financial settlements, reports, and billings by CONTRACTOR to COMPANY shall reflect properly the facts relating to all activities and transactions handled for COMPANY’s account. CONTRACTOR shall NOTIFY COMPANY promptly upon discovery of any instance where CONTRACTOR has not complied with the requirements of this Article.

32.2                           CONTRACTOR shall have no authority to make any statements, press releases, representations or commitments of any kind, or to take any action which shall be binding upon COMPANY, except as provided for herein, or otherwise authorized in writing by COMPANY.

ARTICLE 33- TITLE

33.1                           Legal title to the FPSO SYSTEM, all EQUIPMENT and materials furnished by CONTRACTOR for inclusion into the FPSO SYSTEM, shall remain at all times with CONTRACTOR , except as noted in Articles 33.2 and 33.3 below.

33.2                           Legal title to the 8”catenary risers, reels, BTM outrigger and buoyancy tank  shall remain with CONTRACTOR until DEMOBILIZATION, when it shall transfer to COMPANY upon delivery of the same by CONTRACTOR to COMPANY’s Chiwan Supply Base.  All equipment mentioned in this Article 33.2 shall be transferred to COMPANY                         “as-is”, and WITH DISCLAIMER ALL WARRANTIES WITH REGARD TO SAME, EXPRESS OR IMPLIED, INCLUDING THE WARRANTY OF MERCHANTABLITY OR FITNESS FOR A PARTICULAR PURPOSE, EVEN IF THAT PURPOSE IS KNOWN TO CONTRACTOR.

33.3                           PRODUCED OIL stored from time to time in the tanks, lines process vessels, pumps and associated EQUIPMENT of the FPSO SYSTEM, including any pumpable stock at completion of WORK, shall be the property of COMPANY throughout the term of the CONTRACT.

ARTICLE 34 - CONFIDENTIALITY

34.1                           CONTRACTOR shall treat as confidential and shall not, without COMPANY’s prior Approval, divulge to any third party or, except to the extent necessary for performance of WORK, make use of any information disclosed by COMPANY or received or discovered by CONTRACTOR during the course of WORK for the term of this CONTRACT plus 5 years afterward. CONTRACTOR may provide information to its technical, legal and financial advisors provided that adequate confidentiality agreements are signed.

34.2                           Without limiting the generality of the foregoing, CONTRACTOR shall not use any of such information (“Information”) for buying, selling or dealing in the shares of securities of CONOCOPHILLIPS or COMPANY’s co-venturers or their affiliates..

34.3                           If any of CONTRACTOR’s employees or SUBCONTRACTORS who receive any of the information have not previously entered into a separate confidentiality agreement with COMPANY regarding such information, CONTRACTOR shall require them to agree in writing to be bound by the provisions of this Article.

34.4                           Information shall not be subject to this Article if it:

a)                                      was in CONTRACTOR’s possession prior to its disclosure by COMPANY; or

b)                                     is or becomes part of the public knowledge from a source other than CONTRACTOR; or

c)                                      becomes available to CONTRACTOR from a third party without restriction.

All documents such as drawings, maps, photographs, specifications, standards and all copies thereof, furnished by COMPANY to CONTRACTOR are COMPANY’s property and CONTRACTOR shall return them to COMPANY upon completion of the WORK.  All documents prepared by CONTRACTOR in the course of the WORK pertaining to CONTRACTOR’S own facilities are acknowledged as CONTRACTOR’S property, but such documents shall be made available for COMPANY use during INSTALLATION and UTILIZATION

ARTICLE 35 - CONFLICT OF INTEREST

CONTRACTOR shall not pay any commissions, fees or rebates to any COMPANY employees.  CONTRACTOR shall not favor COMPANY employees with gifts or entertainment of significant value, nor enter into any business arrangement with COMPANY employees other than as a representative of COMPANY, without COMPANY’s Approval.  The audit provisions of this CONTRACT shall apply for the purpose of confirming compliance with this Article.

ARTICLE 36 - PERMITS, LAWS AND REGULATIONS

36.1                           CONTRACTOR shall obtain all licenses, permits, temporary permits and authorizations required by any applicable laws, rules and regulations for the performance of the WORK except the necessary approvals from the Government of the People’s Republic of China to allow production under this CONTRACT, which approvals shall be obtained by COMPANY.

36.2                           All operations necessary for the performance of this CONTRACT shall be carried on so far as compliance with the requirements of this CONTRACT permits so as not to interfere unnecessarily or improperly with the convenience of the public or the access to, use and occupation of navigable and other waters, waterways, channels, harbors or harbor works, fisheries, natural harbors and anchorages and other places of shelter, by sea or land, public or private roads and footpaths to or of properties whether in the possession of COMPANY, CONTRACTOR, SUBCONTRACTORS or any other person. CONTRACTOR hereby indemnifies COMPANY and its AFFILIATES, their officers and employees against all liabilities, claims, judgments, losses, expenses and costs (including but not limited to court costs and attorneys’ fees) arising in relation to any of the aforesaid matters in so far as the CONTRACTOR is responsible for such interference.

36.3                           Without limitation to the generality of the foregoing:

(a)                                  CONTRACTOR shall observe all applicable Chinese laws and regulations governing pollution and its control. CONTRACTOR shall provide adequate means for the collection and disposal of any refuse and shall take all necessary measures to prevent pollution of the land, air and water. CONTRACTOR shall ensure that its employees and its SUBCONTRACTORS employees are fully aware of the above requirements and CONTRACTOR shall enforce such laws and regulations and make such provision.

(b)                                 CONTRACTOR shall make available for inspection at storage locations all supply test certificates in respect of all lifting apparatus, ropes, chains, pressure vessels and electrical equipment to be used or anticipated to be used in the performance of the WORK.

(c)                                  CONTRACTOR shall not under any circumstances dump, throw or dispose of any refuse into the sea. CONTRACTOR shall provide containers into which all refuse shall be placed and the containers shall be returned to the shore. CONTRACTOR shall dispose of such refuse onshore in accordance with applicable laws and regulations.

(d)                                 CONTRACTOR shall in the course of the performance of the WORK take all due measures to ensure that no materials, EQUIPMENT, objects or debris are dropped into the sea, placed or in any event left by CONTRACTOR on the seabed. If CONTRACTOR fails so to ensure he shall promptly remove all such items from the sea or the seabed.

(e)                                  CONTRACTOR shall provide adequate facilities to collect and store sanitary waste. CONTRACTOR shall nor dump or dispose of any untreated sanitary waste into the sea.  CONTRACTOR shall in accordance with MARPOL Annex IV and applicable Chinese environmental standards either treat sanitary waste in the onboard sewage treatment plant prior to discharge or collect and transport sanitary waste to an offshore facility for treatment and disposal at no additional cost to COMPANY

36.4                           CONTRACTOR shall comply with all UNITED KINGDOM relevant diving regulations which shall include but not be limited to:

(i)                                     Diving operators at WORK Regulations; SI 1997/2776; and

(ii)                                  Merchant Shipping (Diving Operations) Regulations; SI 2002/1587

and CONTRACTOR shall observe these rules and regulations’ latest modifications, additions or replacements while undertaking all diving operations in connection with or arising out of the WORK. Where any regulations are in conflict, the most stringent conditions shall apply. All diving personnel proposed by CONTRACTOR to participate in the WORK shall be in possession of certificates of medical fitness issued by an approved medical facility authorized to issue said certificates in connection with the appropriate diving regulations. Such certificates shall be held available for COMPANY review at all times.

36.5                           CONTRACTOR shall comply with all Flag State regulations with respect to the qualifications and experience of all CREW holding responsible positions on board the FPSO SYSTEM. All CREW proposed by CONTRACTOR shall be in possession of appropriate certificates of competency as applicable for their position within the FPSO SYSTEM organization. Such certificates shall be held available for COMPANY review at all times.

ARTICLE 37 - CUSTOMS AND IMPORT/EXPORT

37.1                           COMPANY shall be responsible for all port and customs clearances required in the countries in which the WORK SITES are located for the import of all COMPANY supplied items listed in EXHIBIT VII - “COMPANY and CONTRACTOR Supplied Services”, that require delivery to the WORK SITES. COMPANY shall pay all import/export licenses and import/export taxes and duties on such COMPANY supplied items.

37.2                           CONTRACTOR shall be responsible for all port and customs clearances required in the countries in which the WORK SITES are located for the import and any subsequent export of all CONTRACTOR supplied EQUIPMENT. CONTRACTOR shall pay, and make payment at such times when due and payable, all import/export                    licenses and import/export taxes and duties on all such items.

37.3                           CONTRACTOR shall be responsible for all import and port clearances required in the countries in which the WORK SITES are located for initial entry of the FPSO MOORING components and for all import, port clearances and Port Chemist inspections required for the FPSO VESSEL. CONTRACTOR shall subsequently be responsible for the export of the complete FPSO SYSTEM or parts thereof, from the WORK SITES. CONTRACTOR shall pay all fees, charges, import/export licenses and import/export taxes and duties as applicable.

ARTICLE 38 - INDUSTRIAL RELATIONS

38.1                           CONTRACTOR shall be responsible for the management of its own, and its SUBCONTRACTORS, industrial relations, and will do all such things that are reasonable and prudent in the execution of that responsibility, to maintain harmony in its workforce, to avoid industrial unrest and to resolve industrial grievances or disputes.

38.2                           CONTRACTOR shall immediately bring to the attention of COMPANY any workforce or union claims, requests or actions or any other facts that may arise, which has the potential to cause industrial unrest. In so doing, CONTRACTOR shall also advise COMPANY of any proposals it has for the management or resolution of those matters. Such notification may be initially oral, but shall be expeditiously confirmed in writing.

38.3                           CONTRACTOR shall nominate a senior representative to be responsible for the management of its industrial relations, and such person will be responsible for keeping the COMPANY advised on industrial matters, attending meetings as required, and the preparation of written reports as required.

ARTICLE 39 - HEALTH AND SAFETY

39.1                           Notwithstanding any specific requirements herein, CONTRACTOR shall carry out the WORK with due diligence and in a safe and workmanlike manner in accordance with good practice, using fabrication and construction personnel and CREW who shall all be competent and qualified to undertake their required duties in a safe and efficient manner.

39.2                           CONTRACTOR shall take all necessary safety precautions related to or arising out of this CONTRACT in order to protect the FPSO SYSTEM, FIELD FACILITIES, CONTRACTOR’s personnel and CREW, COMPANY personnel, all other persons, COMPANY property and the property of third PARTIES.

39.3                           CONTRACTOR will provide various bridging documents for approval by COMPANY to link its existing Safety Management System to COMPANY’s Safety Management System and Emergency Response Plan.  These documents shall be submitted for COMPANY Acceptance prior to WORK commencing. Subject to satisfactory Acceptance by COMPANY, compliance with the requirements of these documents shall be considered obligatory under this CONTRACT.

39.4                           Without prejudice to CONTRACTOR’s general and legal responsibility for the safety of its operations and of the personnel and property involved, CONTRACTOR shall comply with COMPANY’s health, safety regulations and requirements that are applicable to the parts of the WORK being performed by CONTRACTOR at the OFFSHORE SITE, and ensure that SUBCONTRACTORS comply therewith. COMPANY shall furnish CONTRACTOR with copies of the following COMPANY safety regulations and standards prior to commencement of the offshore WORK:

(a)                                  ConocoPhillips China Inc., Safety Management System

(b)                                 ConocoPhillips China Inc., Emergency Response Plan

39.5                           These COMPANY publications are designed to acquaint contractors with the requirements for working on offshore installations owned and/or operated by COMPANY and on adjacent facilities but does not constitute a complete list of safety precautions applicable to every event. Compliance therewith shall not relieve CONTRACTOR from any liability or responsibility for the safe performance of the WORK.

39.6                           CONTRACTOR shall develop its own OFFSHORE SITE Health and Safety policies and procedures in compliance with the above defined documents. These policies and procedures shall be submitted to COMPANY for Acceptance no later than four (4) months prior to the SCHEDULED INSTALLATION DATE. Offshore WORK shall not commence until these documents are Accepted by COMPANY. Subject to Acceptance by COMPANY, compliance with the requirements of such documents is obligatory.

39.7                           All costs associated with training courses, refresher courses, examinations, inspections and any other activities that involve payment of fees or costs, arising from compliance with Article 39.6 above shall be to the account of CONTRACTOR.

39.8                           CONTRACTOR shall allow COMPANY access to plant, EQUIPMENT, personnel and records, at all reasonable times when requested, to enable the COMPANY REPRESENTATIVE to:-

(a)                                  ensure that CONTRACTOR is carrying out its responsibilities under the safety policies and procedures referenced in Articles 39.3 and 39.6 above;

(b)                                 identify deviations and/or omissions from such safety policies and procedures and to bring such deviations and or omissions to CONTRACTOR’s attention;

(c)                                  conduct, if required, independent investigations into any incident relating to this CONTRACT.

39.9                           Where COMPANY identifies deviations and/or omissions from the contractually documented and Accepted safety policies and procedures, COMPANY shall consider CONTRACTOR to be in default as defined in Article 18 - “Default of CONTRACTOR and may invoke Article 19 - “Suspension” or Article 20 - “Termination” at its discretion.

39.10                     CONTRACTOR’s incident reporting system shall be compatible with COMPANY’s and every incident, irrespective of severity and inclusive of near miss incidents, shall be reported to COMPANY immediately if injury to CONTRACTOR personnel or CREW, or damage to plant, materials or EQUIPMENT resulted or could have resulted.

39.11                     Every six (6) months and/or at completion of WORK if of a lesser period CONTRACTOR shall prepare and issue to COMPANY REPRESENTATIVE a summary report of its safety performance. Incident/accident statistics related to employee hours worked shall be issued monthly.

39.12                     CONTRACTOR is responsible for ensuring that CONTRACTOR personnel, CREW and/or visitors do not at any time during the performance of the WORK possess, use or be under the influence of any alcoholic, liquor, drug or other intoxicating substance, other than for bona fide medical reasons for which CONTRACTOR shall obtain the agreement of COMPANY prior to any such individual being engaged or performing any part of the WORK. COMPANY reserves the right to require CONTRACTOR to refuse passage to the FIELD FACILITIES or to the FPSO SYSTEM or to return from offshore any CONTRACTOR personnel, CREW, and/or visitors who, in the opinion of the COMPANY REPRESENTATIVE, is or appears to be in possession of or under the influence of alcohol, drugs or other intoxicating substance. CONTRACTOR shall be liable for any costs arising directly or indirectly out of such circumstances.

ARTICLE 40 - ENVIRONMENTAL CONSIDERATIONS

CONTRACTOR shall ensure that due regard is paid to the environment by acting to preserve air, water, animal and plant life by minimizing any adverse effects of CONTRACTOR’s activities in performance of the WORK and/or minimize any nuisance which may arise from such operations.

 ARTICLE 41 - WAIVERS

41.1                           The failure of COMPANY or CONTRACTOR  to exercise any option, right or privilege under this CONTRACT, or failure to demand compliance as to any obligation or convenant shall not constitute a waiver of any such right, privilege or option or of the strict performance thereof unless an expressed waiver is properly executed and evidenced in writing.

41.2                           Waivers by COMPANY or CONTRACTOR of any breach or non-observance by CONTRACTOR of any of the terms and conditions of this CONTRACT shall not constitute or be construed as a waiver of any succeeding breach or non-observance of the same or any other term or condition.

ARTICLE 42 - COMPLIANCE WITH LAW

42.1                           If CONTRACTOR or its SUBCONTRACTORS perform any part of the WORK contrary to law, then CONTRACTOR shall bear any additional costs of the WORK resulting from said violation and correction thereof.  For the purpose of this Article, “law” includes any laws (national, state, municipal, local or other) and any requirement, ordinance, rule or regulation of any relevant authority or agency (national, state, municipal, local or other).

42.2                           CONTRACTOR shall not negotiate with any relevant authority or agency for exemption, composition, variation or revision to law in connection with this CONTRACT without COMPANY’s prior Approval.

42.3                           CONTRACTOR shall obtain all necessary licenses for CONTRACTOR to do business anywhere WORK is performed, shall obtain all permits and authorizations required by law for the WORK, and shall give all required notices.

42.4                           Any unanticipated change in law, rules or regulations applicable to the WORK in the People’s Republic of China after the Execution Date of this Contract having a material  adverse effect on CONTRACTOR’s performance, shall be subject to a variation order covering  a time or cost adjustment acceptable to both PARTIES.  “Material Adverse Effect” means any change to CONTRACTOR’S performance affecting its critical path schedule by more than twenty four (24) hours or directly and clearly  increasing its costs by more than USD 100,000.

42.5                           CONTRACTOR shall, and shall ensure that its subcontractors shall, comply with all laws, rules and regulations applicable to the performance of its obligations hereunder and, in that connection, CONTRACTOR shall not and shall ensure that its subcontractors shall not              offer, pay or agree to pay or similarly receive or agree to receive any payment gift or other consideration of any nature to or from any officials, employees or agents of any government, any department, agency or instrumentality of any government any political party, or any candidate for political office or other person or entity, including  a legislative, administrative or judicial office (including any person exercising a public function for a public agency, a public enterprise or a public international organisation) where such payment, gift or other consideration would violate applicable laws and regulations or the United States Foreign Corrupt Practices Act.

ARTICLE 43 - ARBITRATION AND GOVERNING LAW

43.1                           Applicable law

The interpretation and performance of this CONTRACT shall be governed by and construed and the relations between the Parties determined in accordance with the laws of England except for any rule of English law which would make the law of any other jurisdiction applicable

43.2                           Arbitration

a)                                      Any dispute arising from, out of or in connection with this Contract shall be settled through friendly consultations between the PARTIES. Such consultations shall begin immediately after one PARTY has delivered to the other Party a written request for such consultation. If within 30 days following the date on which such notice is given, the dispute cannot be settled through consultations, the dispute may be submitted to arbitration in Singapore under the auspices of the Singapore International Arbitration

Centre (“SIAC”), upon the request of either PARTY with notice to the other PARTY.

b)                                     There shall be three (3) arbitrators. Each PARTY shall select one arbitrator within thirty (30) days after giving or receiving the request for arbitration. Such arbitrators shall be freely selected, and the PARTIES shall not be limited in their selection to any prescribed list. SIAC shall select the third arbitrator. If a PARTY does not appoint an arbitrator who has consented to participate within thirty (30) days after the selection of the first arbitrator, the relevant appointment shall be made by the SIAC.

c)                                      The arbitration tribunal shall conduct the proceedings in English. The arbitration tribunal shall conduct the arbitration under the rules of arbitration of the United Nations Commission on International Trade Law in effect on the date of the signing of the Contract. However, if such rules are in conflict with the provisions of this Article 43.2, including the provisions concerning the appointments of arbitrators, the provisions of this Article 43.2 shall prevail. The arbitration tribunal shall be empowered to order specific performance.

d)                                     Each PARTY shall cooperate with the other PARTY in making full disclosure of and providing complete access to all information and documents requested by the other PARTY in connection with such proceedings, subject only to any confidentiality obligations binding on such PARTY.

e)                                      The arbitration award shall be final and binding upon both Parties. The costs of the arbitration shall be as fixed by the arbitration tribunal. Judgment upon the arbitration award may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement.

43.3                           Continued Implementation of Contract

During the period when a dispute is being resolved by arbitration, this Contract shall continue to be performed in all respects except for the relevant provision affected by the question, dispute or difference submitted to arbitration.

ARTICLE 44- INDEPENDENT CONTRACTOR

44.1                           CONTRACTOR shall perform this CONTRACT as an independent contractor and not the agent, servant or employee of COMPANY.

44.2                           COMPANY shall not have any authority to supervise the employees, representatives or SUBCONTRACTORS of CONTRACTOR as to how they perform the WORK. CONTRACTOR shall control the manner and method of carrying out the WORK.

ARTICLE 45 - LANGUAGE

45.1                           All documents produced by CONTRACTOR in the performance of this CONTRACT as well as all written communications between COMPANY and CONTRACTOR shall be in the English language which is hereby designated the governing language of this CONTRACT. CONTRACTOR and SUBCONTRACTORS may use any language within their own organizations, except that all SUBCONTRACTORS, purchase orders and all written orders communications pertaining to these shall be in English.

45.2                           All meetings between CONTRACTOR and COMPANY during the course of the WORK shall be conducted in English, and the minutes of meeting shall be written in English.

ARTICLE 46 - ENTIRE AGREEMENT

46.1                           This CONTRACT constitutes the entire agreement between the PARTIES hereto and supersedes any and all prior and contemporaneous, oral or written negotiations, representations, communications, understandings and/or agreements between the PARTIES with respect to the subject matter of this CONTRACT.  No changes, alterations or modifications to this CONTRACT shall be effective unless in writing, and executed by the authorized signatories of COMPANY and CONTRACTOR.

46.2                           The PARTIES recognize that this CONTRACT is subject to the execution of the CONTRACTOR PARENT COMPANY Guarantee in the format acceptable by Company.

ARTICLE 47 - MISCELLANEOUS

47.1                           Survival.  Any provision of this CONTRACT pertaining to any promise by one PARTY to indemnify the other, to confidentiality or to limitations of liability shall survive any termination, repudiation, or other cancellations of this CONTRACT.

47.2                           Binding.  This CONTRACT shall be to the benefit of and be binding upon the successors and permitted assignees of the PARTIES hereto.

47.3                           Severance.  If any term or provision or part of this CONTRACT shall be held to be illegal or unenforceable, in whole or in part, such term or provision shall to that extent be deemed not to form part of this CONTRACT but the validity and enforceability of the remainder of this CONTRACT shall not be affected.

ARTICLE 48 - NON-EXCLUSIVE AGREEMENT

48.1                           This CONTRACT is non-exclusive and COMPANY reserves the right to engage other contractors to perform  work. CONTRACTOR shall reasonably afford such other contractors adequate opportunity to carry out their contracts and shall accomplish the WORK in cooperation with those contractors and with COMPANY.

The PARTIES execute this CONTRACT in duplicate originals as of the date of the year first above written.

CONOCOPHILLIPS CHINA INC. as Operator of the Xijiang 24-3 and 30-2 Oil Fields		LUFENG DEVELOPMENT COMPANY ANS

Signature	/s/ DAN BAILIE	Signature	/s/ HUGO J. HEEREMA

Name Dan Bailie		Name Hugo J. Heerema
Title Vice President, Operations		Title Attorney-in-Fact
Date February 10, 2004		Date February 10, 2004

EXHIBIT I – PROJECT SCHEDULE

Exhibit I

The image accompanying this schedule is a graphic depiction of the information contained in the table with regard to the time periods in the “Days”, “Late Start” and “Late Finish” columns.

Activity ID	Activity Description	Days	Late Start	Late Finish

Milestones/Summary
1010	Project Award/Approval	0	17DEC03
1015	First PO Commitment	0	19DEC03
1020	Final BoD	0	19DEC03
1023	Start Fabrication Module	0	05APR04
1030	Start Detailed Engineering	0	18DEC03
2411	Munin - ShutDown Lufeng Field >StatOil<	0	16AUG04
2413	Munin - Degas/Flush systems >StatOil<	10	16AUG04	25AUG04
2415	Munin - Disconnect Lufeng >StatOil<	4	26AUG04	29AUG04
2417	Munin - Release by StatOil	0	30AUG04
2419	Munin - in Dry Dock	23	02SEP04	24SEP04
5030	Munin - Vessel Mod’s/Module	21	03SEP04	23SEP04
5040	Munin - Hook-up to Xijiang field	2	29SEP04	30SEP04
7020	BTM release NHKT (Current FPSO OffStat.)	0	25SEP04
7021	Mob./WorkPrep @ Chiwan	3	22SEP04	24SEP04
7025	Install BW SubMerge Rig./Risers	4	25SEP04	28SEP04
9043	Testing & Commissioning	2	29SEP04	30SEP04
9048	StartUp	1	01OCT04	01OCT04
9050	First Oil	0		01OCT04*

General
1075	General - Design review CS/CA	40	02FEB04	26MAR04*
1250	Gate Review Concept	2	18DEC03	19DEC03
1115	Vessel Survey Kongsberg/FMC	10	12JAN04	23JAN04
2120	Define SoW/BoD	14	01DEC03	18DEC03
2130	Prepare SoW DNV Clas Cont.Plan	20	05JAN04	30JAN04
2220	Tie-in Dimensional Survey	10	12JAN04	23JAN04

Contracting
S/C S1 DryDock/Yard Flab.
1813	Yard Fab. Module - Prepare ITT	10	15DEC03	26DEC03
1815	Yard Fab. Module - Award	20	12JAN04	06FEB04
S/C S2 Offshore Installation
1823	Offshore Installation ITT-Prepare	10	15DEC03	26DEC03
1827	Offshore Installation ITT - Award	10	13JAN04	26JAN04
S/C S3 Cert./Classification
1833	Design Cert. ITT - Prepare	5	05JAN04	09JAN04
1837	Design Cert. ITT - Award	10	26JAN04	06FEB04
S/C S4 Warranty Surveyor
1843	Warranty Surveyor - Prepare ITT	5	16FEB04	20FEB04
1847	Warranty Surveyor - Award	10	01MAR04	12MAR04
S/C S5 VIEC for 1stSeparator
1853	1 Sep internal VIEC - Prepare ITT	5	08DEC03	12DEC03
1857	1 Sep internal VIEC - Award ABB	10	15DEC03	26DEC03
1858	1 Sep internal VIEC - Fab/deliver	100	16JAN04	03JUN04
1859	1 Sep internal VIEC - Shipment	15	19JUL04	06AUG04
S/C S6	S/C S6 Munin Thrusters Overhaul
3118	Thrusters Overhaul - Prepare ITT	5	05JAN04	09JAN04
3119	Thrusters Overhaul - Award Contract	10	19JAN04	30JAN04
S/C S7 IAS system
31115	Kongsberg IAS scope - Prepare ITT	5	22DEC03	26DEC03
31117	Kongsberg IAS scope - Award Contract	10	19JAN04	30JAN04
S/C S8 Offloading Metering
3173	OffloadMetering FMC scope - Prepare ITT	5	22DEC03	26DEC03
3177	OffloadMetering FMC scope - Award Contract	10	19JAN04	30JAN04
Procurement
P01-Swivel 10’300#
4013	Product Swivel - Purchase	25	05JAN04	06FEB04
4015	Product Swivel - Fab./deliver	80	09FEB04	28MAY04
4017	Product Swivel - Shipment	15	31MAY04	18JUN04
P05 - Main Bearing
4053	Main Bearing - Purchase	20	15DEC03	16JAN04
4055	Main Bearing - Fab./Deliver	95	19JAN04	28MAY04
4057	Main Bearing - Shipment	14	31MAY04	17JUN04

bluewater

© Primavera Systems, Inc.

ID Flex Risers	Description	Days	Late Star t	Late Finish
4141	Flex.Risers - Confirming for Reuse	25	15DEC03	23JAN04
4143	Flex.Risers - Purchase	15	09FEB04	27FEB04
4145	Flex.Risers - Repairs	10	16FEB04	27FEB04
4146	Flex.Risers - FAT/Acceptance	5	01MAR04	05MAR04
4148	Flex.Risers - Prepare for Shipment	30	03MAY04	11JUN04
4149	Flex.Risers - Shipment	50	14JUN04	20AUG04
P16 - Cool Plates - CoolMed. Cooler
3233	CoolMed Cooler Plates - Purchase	20	26JAN04	20FEB04
3235	CoolMed Cooler Plates - Fab/deliver	100	23FEB04	09JUL04
3237	CoolMed Cooler Plates - Shipment	15	12JUL04	30JUL04
P17 - Centrifugal Pumps
4173	Well Booster Pumps 2x - Purchase	20	25NOV03	22DEC03
4175	Well Booster Pumps 2x - Fab./Deliver	150	23DEC03	26JUL04
4177	Well Booster Pumps 2x - Shipment	5	27JUL04	02AUG04
P18 - CrudeOil Transf Pump + Motor
3133	CrudeOil Transf Pump - Purchase	20	15DEC03	16JAN04
3135	CrudeOil Transf Pump - Fab/deliver	140	19JAN04	30JUL04
3137	CrudeOil Transf Pump - Shipment	15	02AUG04	20AUG04
P19 - Cool Plates - CrudeOil Cooler
3143	CrudeOil Cooler Plates - Purchase	20	26JAN04	20FEB04
3145	CrudeOil Cooler Plates - Fab/deliver	100	23FEB04	09JUL04
3147	CrudeOil Cooler Plates - Shipment	15	12JUL04	30JUL04
P20 - Biocide Injection Airdriven pump
3113	Chemical Inj.Pump - Purchase	20	13JAN04	09FEB04
3115	Chemical Inj.Pump - Fab/deliver	72	19FEB04	28MAY04
3117	Chemical Inj.Pump - Shipment	15	12JUL04	30JUL04
P21 - Preas.Relief Valves
4213	Skid Ctrl.Valves - Purchase	30	23DEC03	09FEB04
4215	Skid Ctrl.Valves - Fab./Deliver	100	10FEB04	28JUN04
4217	Skid Ctrl.Valves - Shipment	15	29JUN04	19JUL04
Structural Bulk
4233	Struc. Mat - Purchase >by Yard<	15	09FEB04	27FEB04
4235	Struc. Mat - Fab./Deliver By Yard	40	01MAR04	23APR04
Piping Bulk
4243	Pipe Mat - Purchase >by Yard<	15	01MAR04	19MAR04
4245	Pipe Mat - Deliver first bulk By Yard	40	22MAR04	14MAY04
P25 - E&l Bulks
4253	E&l Eq./Mat - Purchase	28	01APR04	10MAY04
4255	E&l Eq./Mat - Fab./Deliver	60	11MAY04	02AUG04
P27 - 50-60 ton Winch
4273	Winch - Purchase	20	02FEB04	27FEB04
4275	Winch - Fab.Deliver	70	01MAR04	04JUN04
4277	Winch - Shipment	20	14JUN04	09JUL04
Repair & LTE
2470	Repair & LTE Mat./Equipm. - Purchase	40	26JAN04	19MAR04
2473	Repair & LTE Mat./Equipm. - Fab./Deliver	100	23FEB04	09JUL04
2475	Repair & LTE Mat./Equipm. - Shipment	15	12JUL04	30JUL04

2111	ICT Eq. - Purchase	18	05JAN04	28JAN04
2113	ICT Eq. - Fab/deliver	30	23FEB04	02APR04
Engineering & Design
Engineering Definition
1070	General - Basis Of Design	10	28NOV03	11DEC03
1080	Module New P&ID	8	09DEC03	18DEC03
1090	Hydraulic Calculations Tank	5	19DEC03	25DEC03
1100	System Block Diagram	6	19DEC03	26DEC03
1110	Hazardous area Classification	10	15DEC03	26DEC03
1120	Setup Engineering databases	10	12DEC03	25DEC03
Layouts
1140	OutRig Struc.Layout AFD	15	01DEC03	19DEC03
1150	Buoyancy Body AFD	10	08DEC03	19DEC03
1160	Buoyancy lifting arrangement AFD	26	12DEC03	23JAN04
1170	OutRig Struc./Ropeguard layout AFD	26	12DEC03	23JAN04
1190	General Arrangement AFD	10	08DEC03	19DEC03
1200	Main Piping Routing AFD	10	22DEC03	09JAN04

ID	Description	Days	Start	Finish
1210	PreliminaryPipestress calculations	5	22DEC03	26DEC03
1220	Buoyancy Connection AFD	12	12DEC03	05JAN04
1240	Preliminary weight & consumption Estimate	5	22DEC03	26DEC03
Specifications & Studies
1260	Operation & Fatigue conditions / loads	15	12DEC03	08JAN04
1270	Define Loadout /Transp/lnstallation phil.	15	08DEC03	26DEC03
1280	Mechanical handling/Bearing	5	25DEC03	07JAN04
1290	Mechanical Datasheets/Spec’s	10	12DEC03	25DEC03
1300	Instrument data sheets	15	12JAN04	30JAN04
1310	Material Specifications	5	19DEC03	25DEC03
Tie-Ins
2230	Piping -Tie-in Schedule	15	01DEC03	19DEC03
3101	Topside Mod’s - Eng&Design.	30	19DEC03	05FEB04
3848	Piping - Tie-ins Packs	30	05JAN04	13FEB04
3851	Piping - Rack Iso’s	25	20JAN04	23FEB04
3871	ICT - Telecommspec.	15	30JAN04	19FEB04
Material Requisitions
1340	Product Swivel	15	15DEC03	09JAN04
1360	Winch	10	12JAN04	23JAN04
1370	Main & Swivel Bearing (incl. bolting)	10	22DEC03	09JAN04
1430	Valves	20	08DEC03	09JAN04
Layout&Design
1450	General Arrangement AFC	30	29JAN04	10MAR04
1460	Buoyancy Body AFC	33	12JAN04	25FEB04
1470	OutRig Struc.AFC	30	22JAN04	03MAR04
1490	Secondary Steel AFC	20	19FEB04	17MAR04
1540	Cathodic Protection AFC	10	11MAR04	24MAR04
1545	Lifting /Towing /Trans /Install. Doc’s AFC	30	05FEC04	17MAR04
1550	COG and Stability Calculations AFC	5	18MAR04	24MAR04
1560	Piping General Arrangement AFC	30	29JAN04	10MAR04
1570	Piping Stress Analysis	20	03FEB04	10MAR04
1580	Equipment Arrangement AFC	20	05FEB04	03MAR04
1610	Tension System AFC	5	26FEB04	03MAR04
1780	Update Engineering databases to AFC	10	26FEB04	10MAR04
1790	Underwater Clamp AFC	15	12FEB04	03MAR04
1860	Earthing Details AFC	10	04MAR04	17MAR04
Munin Interface
2430	Safety - Concept Safety Review	10	22DEC03	09JAN04
2440	Safety - Hazop/Risk assessment	5	16JAN04	22JAN04
2450	Safety - Safety Study’s	15	22DEC03	16JAN04
2457	Safety - QRA & Safety Assessment report	30	20JAN04	01MAR04
3807	Process - Simulations	10	20NOV03	03DEC03
3808	Process - P&ID Draft	10	25NOV03	08DEC03
3809	Process - P&ID For HA2OP - IDC	10	08DEC03	19DEC03
3810	Process - P&ID For HAZOP - CAD	10	22DEC03	09JAN04
3811	Process - P&ID AFD	10	19JAN04	30JAN04
3812	Process - P&ID AFC	10	15MAR04	26MAR04
3813	Process - Eq. MR’s LL	10	02DEC03	15DEC03
3815	Process - Eq. MR’s Others	20	05JAN04	30JAN04
3816	Process - Valves datasht’s LLI	15	01DEC03	19DEC03
3817	Process - Valves/Instrument datasht’s	15	22DEC03	16JAN04
3832	Piping - Iso production >OffSkid lines 25x<	45	30JAN04	01APR04
3835	Piping - Stress/Supp.	30	30JAN04	11MAR04
3842	E&I -GA’s Layouts for ITT	15	28NOV03	18DEC03
3845	E&I - Schematics/Term drw. AFC	40	16FEB04	09APR04
3846	E&I - Eq.Req’s/MTO Bulk	15	28NOV03	18DEC03
3847	E&I - Design pck for ITT	13	02DEC03	18DEC03

2462	Repair & LTE - Eng.&Design	50	05JAN04	12MAR04
2464	Repair & LTE - Vessel inspection	10	12JAN04	23JAN04
2468	Repair & LTE - WorkPrep.	20	02AUG04	27AUG04
Fabrication

1620	Buoyancy tank - Workprep	20	06APR04	03MAY04
1630	Buoyancy tank - Cut/Roll plates	21	04MAY04	01JUN04

ID	Description		Start	Finish
1640	Buoyancy tank - Assemble/Weld	40	23MAY04	01JUL04
1645	Buoyancy tank - Outfitting	25	22JUN04	16JUL04
1647	Buoyancy tank - Test/Commiss.	21	17JUL04	06AUG04
2311	BTM Structure - Fabricate outrig.struc.	20	02AUG04	27AUG04
2321	Structure - WorkPrep.	20	10MAR04	06APR04
2335	Structure - PreFab Skid Piping	25	01JUN04	05JUL04
2337	Structure - PreFab Off-Skid Piping	25	06JUL04	09AUG04
2341	Structure - Fabricate Skid DeckSupp. beams	15	30JUL04	19AUG04
2343	Structure - Fabricate Skid beams	25	07APR04	11MAY04
2345	Structure - Assem./weld skid frame	22	12MAY04	10JUN04
2347	Structure - Assem./weld Sec.steel	27	04JUN04	12JUL04
2349	Structure - Install Equipm.	10	13JUL04	26JUL04
2351	Structure - Install Pipework	20	06JUL04	02AUG04
2361	Structure - Install E&l	10	20JUL04	02AUG04
2373	Module- Yard Test&Comm..	10	03AUG04	16AUG04
+ Munin installation
		339	30AUG04	26SEP04

General
2420	PreOps - Licenses & Permits	150	30JAN04	26AUG04
2423	PreOps - Operations plan	40	17DEC03	17FEB04
2425	PreOps - DNV/SINA Class Cont. PLan	40	06JAN04	01MAR04
2431	HR - Organisation set-up	53	28NOV03	17FEB04
2433	HR - StatOil replacements	111	27FEB04	30JUL04
2435	HR - Recruit Prod.Supervisors	60	05JAN04	26MAR04
2437	HR - Training/Skills gap analysis	80	26DEC03	22APR04
2441	BaseSetUp - Office location	61	26DEC03	26MAR04
2442	BaseSetUp - Office Outfitting	44	30JUN04	30AUG04
2443	BaseSetUp - Comms. & IT (office & offshore)	43	29JUN04	26AUG04
2444	BaseSetUp - Recruit locals	43	31MAY04	28JUL04
2445	BaseSetUp - Procurement Contracts	66	27FEB04	28MAY04
2446	BaseSetUp - Logistics setup	66	27FEB04	28MAY04
2447	BaseSetUp - Key performance indicators (SPE)	22	30JUN04	29JUL04
2448	BaseSetUp - Emergency response exercise	21	31AUG04	28SEP04
2451	Manuals - Review & amend ex. 16 OFF	152	30JAN04	30AUG04
2453	Manuals - Prepare Oper Manuals	68	31MAR04	02JUL04
2455	Manuals - Bridging Documents	112	31MAR04	02SEP04
2461	Offshore - Flawless S.U. Proc.	61	26DEC03	26MAR04
2463	Offshore - Readiness Ex.system (Chklist)	42	30JUL04	27SEP04
2465	Offshore - Handover project Mod’s	20	31AUG04	27SEP04
2467	Offshore - Familiar Prod.Superv.A	85	01JUN04	27SEP04
2469	Offshore - Familiar Prod.Superv.B	43	30JUL04	28SEP04

Milestones/Summary

2411	Munin - ShutDown Lufeng Field >StatOil<	0	16AUG04
2413	Munin - Degas/Rush systems >StatOil<	10	16AUG04	25AUG04
2415	Munin - Disconnect Lufeng >StatOil<	4	26AUG04	29AUG04
2417	Munin - Release by StatOil	0	30AUG04
2419	Munin - in Dry Dock	23	02SEP04	24SEP04
5030	Munin - Vessel Mod’s/Module	21	03SEP04	23SEP04
5040	Munin - Hook-up to Xijiang field	2	29SEP04	30SEP04
7020	BTM release NHKT (Current FPSO OffStat.)	0	25SEP04
7021	Mob./WorkPrep @ Chiwan	3	22SEP04	24SEP04
7025	Install BW SubMerge Rig./Risers	4	25SEP04	28SEP04
9043	Testing & Commissioning	2	29SEP04	30SEP04
9048	Startup	1	01OCT04	01OCT04
9050	First Oil	0		01OCT04*
Munin installation
Transit
6113	Munin - Sail to DryDock	2	30AUG04	31AUG04
6115	Munin - Prepare DryDock	2	31AUG04	01SEP04
6117	Munin - Tow In DryDock	1	02SEP04	02SEP04
6935	Munin - Tow Out Dry Dock	1	24SEP04	24SEP04
6937	Munin - Leave Yard	1	25SEP04	25SEP04
6939	Munin - Arrival Xijiang	1	26SEP04	26SEP04
Module Installation on Munin
6031	Module - Supp.Frame Assem. on Deck	2	03SEP04	04SEP04
6033	Module - Supp.Frame Final Alignment	1	05SEP04	05SEP04
6035	Module - Supp.Frame Weld	2	06SEP04	07SEP04
6050	Module - Prepare for lifting	2	05SEP04	06SEP04
6051	Module - Lift on supp.frame	1	08SEP04	08SEP04
6053	Module - Final Alignment	2	09SEP04	10SEP04
6057	Module - Weld to Frame	3	10SEP04	12SEP04
6071	Module - Module Testing	5	19SEP04	23SEP04
Tie-Ins
2250	Tie-ins Work Prep.	7	30AUG04	05SEP04
2255	Tie-ins Crude Oil	1	11SEP04	11SEP04
2257	Tie-ins Produced Water 4x	2	03SEP04	04SEP04
2259	Tie-in 12” to Slops tank	1	03SEP04	03SEP04
2261	Tie-ins Drains	1	11SEP04	11SEP04
2263	Tie-ins Chem.injection 4x	2	03SEP04	04SEP04
2281	Tie-insE&lIAS	5	03SEP04	07SEP04
2283	Tie-ins E&l Power Supply	5	11SEP04	15SEP04
2285	Tie-ins E&l Hydraulic’s	3	11SEP04	13SEP04
2287	Tie-ins E&l Instrum.Air	3	11SEP04	13SEP04
2300	Tie-ins Test/Complete	5	13SEP04	17SEP04
Thruster Overhaul
6121	Munin Thrusters - Disconect Azimuth	2	03SEP04	04SEP04
6123	Munin Thrusters - Remove Azimuth Thrus.	2	04SEP04	05SEP04
6125	Munin Thrusters - Overhaul Azimuth Thrus.	10	06SEP04	15SEP04
6127	Munin Thrusters - HookUp Azimuth Thrus.	2	16SEP04	17SEP04
6131	Munin Thrusters - Disconect Bow Thrus.	2	05SEP04	06SEP04
6133	Munin Thrusters - Remove Bow Thrus.	2	06SEP04	07SEP04
6135	Munin Thrusters - Overhaul Bow Thrus.	9	08SEP04	16SEP04
6137	Munin Thrusters - MookUp Bow Thrus.	2	17SEP04	18SEP04
6143	Munin Propeller - Propeller Blades Disconnect	1	03SEP04	03SEP04
6145	Munin Propeller - Propeller Blades Repair	9	04SEP04	12SEP04
6147	Munin Propeller - Propeller Blades Reinstall	2	13SEP04	14SEP04
1st Separator VIEC Internals
6531	1st Separator - repl. internals (VIEC)	7	03SEP04	09SEP04
6539	1st Separator - VIEC Panel installation	3	09SEP04	11SEP04
Chemical Injection Skid
6541	Chemical Injection - Disconect/remove ex.pump	1	03SEP04	03SEP04
6545	Chemical Injection - l Biocide inj. pump	2	04SEP04	05SEP04
CrudeOil MlSystem
6551	CrudeOil Pump - repl. Pump + Pipework	2	03SEP04	04SEP04
6561	CrudeOil Exchanger - Add. plates	1	03SEP04	03SEP04

ID	Description		Start	Finish
6571	CrudeOil Med.Cooler - Add. Plates	1	03SEP04	03SEP04
Valves/ Piping Mod’s
3150	CtrlValve 20LV0131 - Disconnect	1	03SEP04	03SEP04
3153	CtrlValve 20LV0131 -Upgrade	1	04SEP04	04SEP04
3161	CtrlValve 20XV0134 - Remove	1	03SEP04	03SEP04
3163	CtrlValve 20XV0134 - PipeMod/fit valve	2	04SEP04	05SEP04
3165	CtrlValve 20XV0134 - HookUp/test	1	06SEP04	06SEP04
6155	CtrlValve 20LV0131 - Connect/Test	1	05SEP04	05SEP04
6173	Cargo Vent System - Piping Mod’s	1	06SEP04	06SEP04
6175	Cargo Vent System - P/V valve replacement	1	06SEP04	06SEP04
6177	Cargo Vent System - Flame arrestor repl.	1	06SEP04	06SEP04
E&l scope
3531	Kongsberg IAS - Cable Pulling	4	07SEP04	10SEP04
3533	Kongsberg I AS - ref.system mod’s Ctrl Room	5	03SEP04	07SEP04
3535	Kongsberg IAS - IAS system mod’s	5	03SEP04	07SEP04
3539	Kongsberg IAS - Testing	10	09SEP04	18SEP04
3543	Offload Metering - FMC Approver revamp	5	03SEP04	07SEP04
6575	TeleComm. Provider Switch-Over	2	30AUG04	31AUG04
6581	Power Supply - New Starter Module	2	03SEP04	04SEP04
6582	Power Supply - ABB VSD mod’s/testing	5	15SEP04	19SEP04
6583	Power Supply - Cable pulling	5	04SEP04	08SEP04
6585	Power Supply - Cable Term./test	7	11SEP04	17SEP04
Repair & LTE Scope
3310	PumpRoom - Overhaul Isol. Valves cargo system	10	03SEP04	12SEP04
3320	InertGas Room- Mod’s IG Ducting/vent.	5	03SEP04	07SEP04
3330	MainDeck - Blank midship Manifold	5	03SEP04	07SEP04
3340	Aft/PoopDeck- New NonRetum Valve	3	03SEP04	05SEP04
3350	Emerg.FW pump Cooler - Clean internals	5	03SEP04	07SEP04
3355	SwGr.Room Cooling - Repl. 2Condensors	5	03SEP04	07SEP04
3360	Topside Repairs pending Inspection	15	03SEP04	17SEP04
3390	Repair & LTE - Commission	5	19SEP04	23SEP04
3410	Slop Tank Repair	21	30AUG04	19SEP04
3420	Annual DNV survey	14	12SEP04	25SEP04

ID	Description		Start	Finish

Offshore Installation
3101	Mat/Eq. - Available @ Chiwan	0	23SEP04 00:00
3103	Mat/Eq. - Prepare for Shipment	24	23SEP04 00:00	23SEP04 23:59
3105	Mat./Eq. - Transit to site	24	24SEP04 00:00*	24SEP04 23:59
3111	Arrival DSV (DiversSupp.) @ Chiwan	72	19SEP04 00:00	21SEP04 23:59
3113	Mobilise/install DSV @ Chiwan	48	22SEP04 00:00	23SEP04 23:59
3115	DSV @ Chiwan	12	24SEP04 00:00	24SEP04 11:59
3131	Arrival AHT/Supply vessel @ Chiwan	24	22SEP04 00:00	22SEP04 23:59
3133	Mobilise AHT/SupplyVessel @ Chiwan	24	23SEP04 00:00	23SEP04 23:59
3135	AHT/SupplyVessel to Site	12	24SEP04 00:00	24SEP04 11:59

5310	Current FPSO Off-station	0	25SEP04 00:00*
5320	DSV - DP trials	4	24SEP04 12:00	24SEP04 12:00
5330	DSV setup BTM location	1	25SEP04 00:00	24SEP04 12:00
5340	ROV Site Survey	2	25SEP04 01:00	24SEP04 12:00
5350	BTM clean marine growth	2	25SEP04 03:00	24SEP04 12:00
5355	BTM remove existing lift rigging	1	25SEP04 05:00	24SEP04 12:00
5360	Lower/fit BTM Adaptor Piece	2	25SEP04 06:00	24SEP04 12:00
5370	lFlange-Clamps&TorqueBolts4x	4	25SEP04 08:00	24SEP04 12:00
5380	Lower/fit Riser Gantry Assembly	4	25SEP04 12:00	24SEP04 12:00
5390	Install Clamp-Flange/torgue bolts 4x	4	25SEP04 16:00	24SEP04 12:00
5440	Pull-in/Hang-off BTM Riser #1 Remove Mandril	2	25SEP04 20:00	25SEP04 21:59
5450	Pull-in/Hang-off BTM Riser #2 Remove Mandril	3	25SEP04 22:00	26SEP04 00:59
5460	l Spoolpiece #1 MakeUp/Torque Flanges 2x	6	26SEP04 01:00	26SEP04 06:59
5465	Install Spoolpiece #2 MakeUp/Torque Flanges 2x	6	26SEP04 07:00	26SEP04 12:59
5467	Deploy/install New Riser Seabed Clumpweighl	4	26SEP04 13:00	26SEP04 16:59
5468	l New Riser Buoy.termination	4	26SEP04 17:00	26SEP04 20:59
5470	l flex Riser #1 (incl. flange)	24	26SEP04 21:00	27SEP04 20:59
5490	Deploy/install flex Riser #2 (incl. flange)	24	26SEP04 21:00	27SEP0420:59
5500	l NewRiser Buoy. Termination & Flood Riser	6	27SEP04 21:00	28SEP04 02:59
5501	MakeUp/Torque pipe flanges 2x	6	28SEP04 03:00	28SEP04 08:59
5503	Open Riser BTM Ballvalves 2x	1	28SEP04 09:00	28SEP0409:59
5505	Press.TestFlex Riser #1&2	12	28SEP04 10:00	28SEP04 21:59
5510	l DP Seabed Transponders 5x	5	28SEP04 22:00	29SEP04 02:59
5550	DSV depart./Release site for Munin	0		29SEP04 02:59
5560	Vessels Transit to Chiwan	12	29SEP04 03:00	29SEP04 14:59
5570	Unload/DemobDSV	24	29SEP04 15:00	30SEP04 14:59
5600	Demob Complete	0		30SEP04 14:59

2503	Munin - Pre hook-up test/DP Trails	36	25SEP04 00:00*	26SEP04 11:59
2505	Munin on position/HPR DP Trails	71	26SEP04 00:00	28SEP04 22:59
2507	Munin on position/HPR DP Trails	6	29SEP04 03:00	29SEP04 08:59
2510	Hook-up Munin/Lock Buoyanyce tank to Munnin	3	29SEP04 09:00	29SEP04 11:59
2520	System pressure tests	36	29SEP04 12:00	30SEP04 23:59
2522	FPSO checks	36	29SEP04 12:00	30SEP04 23:59
2525	Start Up	30	30SEP04 18:00	01OCT04 23:59

EXHIBIT II – COMPENSATION SCHEDULE

1

ARTICLE 1  - GENERAL

1.1                                 This EXHIBIT of the CONTRACT defines the basis for compensating CONTRACTOR for performing the WORK and for discharging its other obligations under this CONTRACT.

1.2                                 The CONTRACT PRICE shall comprise the following:

(a)          Lump Sum reimbursement for design, engineering, procurement, fabrication, and construction of Dynamic Positioning Reference System and Catenary Riser System (including BTM Outrigger Arm) including delivery to the OFFSHORE SITE;

(b)         Lump Sum reimbursement for INSTALLATION of FPSO SYSTEM;

(c)          Lump Sum reimbursement of management and engineering costs;

(d)         Lump Sum reimbursement for design, design, engineering, procurement, fabrication, conversion and construction of topside modifications and mobilization of the FPSO VESSEL;

(e)          Vessel Hire Rate for use, and Operating and Maintenance Rate for maintenance and operation, in each case of the FPSO SYSTEM during the   UTILIZATION PERIOD.

(f)            Lump sum reimbursement for DEMOBILIZATION of the FPSO SYSTEM, including disconnection and removal from the OFFSHORE SITE of the FPSO MOORING, Dynamic Positioning Reference System, Catenary Riser System, and the FPSO VESSEL, removal of the BTM Outrigger Arm and restoration of the existing mooring system to the original configuration, and delivery of the 8”catenary risers, reels, BTM outrigger and buoyancy tank to COMPANY’s Chiwan Supply Base.

1.3                                 The following adjustments shall be made, without affecting the CONTRACT PRICE:

(a)                                  Day Rate Reduction for excessive DOWNTIME.

(b)                                 Reduced Utilization Period Vessel Hire Rate when minimum oil production is less than 50,000 barrels of oil per day as defined in Table II – A.2.

(c)                                  Liquidated Damages

(d)                                 Reductions in the Operating and Maintenance rate as set forth herein.

1.4                                 Details of each of these are set forth below.

2

ARTICLE 2  - CONTRACT COMPENSATION

2.1                                 For all WORK, COMPANY shall pay CONTRACTOR the compensation in accordance with Schedule II - A of this EXHIBIT II.

2.2                                 The compensation set forth in Schedule II – A  shall be the full and complete compensation to CONTRACTOR for the WORK, including the provision of all facilities and services referred to in EXHIBIT III - “Administration Procedures” unless otherwise stated in this CONTRACT, and including the provision of all other overheads, taxes, duties, fees, facilities, services and utility services required to support the performance of the WORK, whether explicitly stated in the CONTRACT or implied in the Scope of WORK.

2.3                                 Compensation  is broken down into lump sum payments and day rate payments as shown in Schedule II - A of this EXHIBIT II, and will be paid at the completion of activities or at the times specified therein. CONTRACTOR shall invoice COMPANY in accordance with the procedures defined in EXHIBIT III - “Administration Procedures”, Article 7.

3

ARTICLE 3  - LUMP SUM PAYMENTS

3.1                                 Lump Sum prices detailed in Schedule II - A herein shall be deemed to include all costs associated with the engineering, design, procurement, fabrication, construction, repair, refurbishment, modifications and marine operations applicable to the specified activity for that Lump Sum reimbursement, and shall be deemed to be inclusive of all necessary Classification and Certification fees and charges related thereto.

3.2                                 CONTRACTOR shall be responsible for and shall pay at such times when due and payable, all custom charges, duties, port and harbour fees imposed on CONTRACTOR’s consumables and spare parts of CONTRACTOR’s equipment required for the WORK. All such costs shall be deemed to be part of the CONTRACT PRICE, and shall be deemed to be included in the appropriate Lump Sum price.

3.3                                 CONTRACTOR shall be responsible for and shall pay at its own costs and expense, when due and payable, all other taxes, duties, fees or other governmental charges, contributions or surcharges for which CONTRACTOR is liable pursuant to the performance of the WORK. All such costs shall be deemed to be part of the CONTRACT PRICE, and shall be deemed to be included in the appropriate Lump Sum price.

3.4                                 The Lump Sum prices in Schedule II - A related to the INSTALLATION and DEMOBILIZATION of the FPSO SYSTEM shall also be deemed to be fully inclusive of all costs incidental to the ownership such including time costs arising during fabrication and INSTALLATION, and inclusive of CONTRACTOR’s and CONTRACTOR’s SUBCONTRACTOR’s costs associated with project management, quality assurance and quality control, direct and indirect overheads, contributions to profit, and all other such indirect costs arising out of or in connection with the performance of the WORK.

3.5                                 Lump Sum costs shall be payable upon issuance of the appropriate PERFORMANCE CERTIFICATE covering  specified activity defined in Schedule II - A. CONTRACTOR shall present its invoice for this activity only upon issue by COMPANY of the appropriate certificate and a copy of this certificate shall be attached to the invoice as part of the supporting documentation.  Notwithstanding the foregoing, in the event that the specified activity cannot be performed within a reasonable time period after CONTRACTOR notifies COMPANY that it is ready and able to initiate activity based on COMPANY’S inability to   perform, then COMPANY will, for the period of time during which such activity cannot be performed, pay interest on the lump sum amount attributable to such activity at an annualized rate equal to LIBOR plus 2 percent, payable monthly.

4

ARTICLE 4  - DAY RATE PAYMENTS

General

4.1                                 PAYMENTS DURING THE UTILIZATION PERIOD PRIOR TO ISSUANCE OF PERFORMANCE CERTIFICATE

A.             In the event  the FPSO SYSTEM is located at the OFFSHORE SITE and is capable of and ready to receive and process WELL FLUIDS and offload PRODUCED OIL at the rates specified herein but COMPANY prevents CONTRACTOR from completing INSTALLATION and/or commencing the PERFORMANCE TEST, an amount equal to the Vessel Hire Rate plus verifiable, actual operating expenses will be payable until such time as COMPANY is ready for CONTRACTOR to commence the PERFORMANCE TEST .  Once COMPANY notifies CONTRACTOR that it may proceed with the PERFORMANCE TEST, compensation will be at the rate applicable based on TABLE  II-A – Compensation Prior to Satisfactory Completion of the PERFORMANCE TEST herein.

B.               In the event the FPSO SYSTEM is not located at the OFFSHORE SITE, capable of and ready to receive and process WELL FLUIDS and offload PRODUCED OIL at the rates specified herein by October 1, 2004, no Vessel Hire Rate or Operating and Maintenance Fee will be payable.  At such time as the FPSO SYSTEM is INSTALLED and is capable of and ready to receive and process WELL FLUIDS and offload PRODUCED OIL at the rates specified herein, CONTRACTOR will notify COMPANY that it is ready to proceed with the PERFORMANCE TEST, and compensation will commence at the rate applicable in TABLE II – Compensation Prior to Satisfactory Completion of the PERFORMANCE TEST.

C.               In the event the FPSO SYSTEM is not located at the OFFSHORE SITE, capable of and ready to receive and process WELL FLUIDS and offload PRODUCED OIL by October 1, 2004 due to a Force Majeure Event as defined in Article 21 of the CONTRACT, the Force Majeure Rates set forth in Table II – A.5 shall be payable for the duration of the Force Majeure Event.

4.2                             PAYMENTS DURING THE UTILIZATION PERIOD AFTER ISSUANCE OF THE PERFORMANCE CERTIFICATE

Once the PERFORMANCE CERTIFICATE has been issued, compensation will be at the RATES APPLICABLE AFTER ISSUANCE OF PERFORMANCE

5

CERTIFICATE set forth in TABLE II – A.2.  A reduced rate will be applicable during any days when PRODUCED OIL production and, if applicable, offloading, falls below 50,000 barrels, and such shortfall is not caused by lack of production of WELL FLUIDS from the Wellhead Platform.

4.3                                 ELEMENTS OF VESSEL HIRE RATE AND OPERATION AND MAINTENANCE FEES

Day Rate Costs defined in Schedule II - A shall be deemed to include for all CONTRACTOR’s direct and indirect costs for: labour, materials, consumables, equipment, management, support, insurance, fees and all other items of whatever kind required for the provision, operation and maintenance of the FPSO SYSTEM  during the UTILIZATION PERIOD with the exception of items listed in EXHIBIT VII - “Company and Contractor Supplied Materials and Equipment” specified as being supplied by COMPANY.

4.4                                 STOPPAGE OF VESSEL HIRE RATE AND OPERATION AND MAINTENANCE FEE PAYMENTS

A.              In the following events:

(i)                                     FPSO SYSTEM is undergoing DOWNTIME beyond the 3% DOWNTIME allowance.  During the UTILIZATION PERIOD, CONTRACTOR shall be allowed 3%  DOWNTIME.  DOWNTIME shall be defined as any time during the Utilization Period when the FPSO SYSTEM is unable to receive or process oil and produce and offload PRODUCED OIL and the cause is not a Force Majeure event as defined in Article 21 of the Contract; and/or

(ii)                                  FPSO VESSEL is disconnected from FPSO MOORING for any reason within the environmental design criteria; and/or

(iii)                               Wreckage, total loss and/or sinkage of any part of FPSO SYSTEM.

no Vessel Hire Rate will be payable for the full duration of the event(s).  In case of event (iii), no Vessel Hire Rate or Operating Maintenance Fee will be payable for the full duration of the event.  Such duration shall be defined as the period of time that the operation of any system on the Wellhead Platform has been compromised from its intended/required performance, through no fault of that system.

B.                                     In the event that export tankers are unable to commence, continue with, or complete offloading operations when environmental conditions are within the offloading design criteria as stated in EXHIBIT IX and in the reasonable opinion of the Mooring Master the FPSO SYSTEM fails to properly operate to an extent that it:

(i)                                     Prevents the export tanker from approaching to and/or mooring to the FPSO VESSEL; and/or

(ii)                                  Prevents offloading hoses from being connected prior to commencement of offloading; and/or

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(iii)                               Requires offloading hoses to be disconnected prior to completion of offloading; and/or

(iv)                              Requires tanker to un-moor from the FPSO VESSEL and stand-off; and/or

(v)                                 Requires the export tanker to depart the OFFSHORE SITE without completion of loading the planned offloading parcel.

no Vessel Hire  Rate will be payable for the full duration of the event(s). Such duration shall be defined as the cumulative period(s) during which the offloading operation is on stand-by, starting from the scheduled time for commencement of mooring the export tanker (as stated in the preceding day’s daily report) and up the actual time of completion of de-mooring the export tanker.  If such an event occurs but full production of WELL FLUIDS from the Wellhead Platform is uninterrupted, then the Vessel Hire Rate will be unaffected but CONTRACTOR shall pay all demurrage and other verifiable direct costs caused by such failure.  If such an event occurs and as a result a cutback on WELL FLUIDS production levels   is caused or required, the Vessel Hire Rate will be adjusted in an amount equal to the percentage of production reduction below full production, and CONTRACTOR shall pay all demurrage and other verifiable direct costs caused by such failure.  CONTRACTOR’s maximum liability during any day under this Article 4.4 shall be limited to an amount equal to the Vessel Hire Rate applicable to such day.

C.                                     In the event that the COMPANY OFFSHORE REPRESENTATIVE requires the FPSO SYSTEM to stop receiving WELL FLUIDS and/or stop processing PRODUCED OIL due to, in his reasonable opinion, unsafe working conditions of any EQUIPMENT or of the FPSO SYSTEM, no day rate will be payable for the duration of the stoppage. Such duration shall be defined as the period between the time that the COMPANY OFFSHORE REPRESENTATIVE NOTIFIES the CONTRACTOR OIM to stop operation and the time that the COMPANY OFFSHORE REPRESENTATIVE NOTIFIES the CONTRACTOR OIM that he has released his stoppage instruction. Release of the COMPANY OFFSHORE REPRESENTATIVE’s stoppage instruction will be given immediately once the unsafe working condition is rectified to his reasonable satisfaction.

If CONTRACTOR does not agree with the COMPANY OFFSHORE REPRESENTATIVE instruction to stop processing PRODUCED OIL, CONTRACTOR must comply with COMPANY OFFSHORE REPRESENTATIVE instruction.

The invoice issued subsequent to the stoppage periods defined above shall be calculated accordingly, allowing for each hour or part hour of stoppage arising in the month addressed by that invoice.

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ARTICLE 5  - SUSPENSION RATES

5.1                                 Pursuant to Article 19 of the Contract - “Suspension of Work”, COMPANY may elect to suspend all or part of the WORK.

5.2                                 In the event that suspension takes place before the UTILIZATION PERIOD, reimbursement shall be in accordance with Schedule II, Table II - A.3.

5.3                                 In the event that suspension takes place during the UTILIZATION PERIOD, reimbursement shall be in accordance with Schedule II, Table II – A.4.

5.4                                 In the event that suspension arises due to sole default of CONTRACTOR or SUBCONTRACTOR’s, no compensation shall be due to CONTRACTOR and no day rate will be payable for the duration of the suspension.  The suspension days are counted toward the minimum UTILIZATION PERIOD.

5.5                                 The invoice(s) issued subsequent to the suspension period shall be calculated accordingly, allowing for each hour or part hour of suspension.

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ARTICLE 6  - TERMINATION RATES

6.1                                 Pursuant to Article 20 of the CONTRACT  - “Termination of Work”, COMPANY may elect to terminate all or part of the WORK.

6.2                                 In the event that COMPANY terminates the CONTRACT without cause prior to the UTILIZATION PERIOD, compensation properly due to CONTRACTOR shall be in accordance with Schedule II, Table II - B.1.  No other compensation for any expenses resulting from the termination shall be due to CONTRACTOR

6.3                                 In the event that COMPANY terminates the contract without cause during the UTILIZATION PERIOD, CONTRACTOR shall be reimbursed in accordance with Schedule II, Table II - B.2.  No other compensation for any expenses resulting from the termination shall be due to CONTRACTOR.

6.4                                 In the event that COMPANY terminates the contract for cause prior to the UTILIZATION PERIOD, compensation properly due to CONTRACTOR shall be in accordance with Schedule II, Table II - B.3.  No other compensation for any expenses resulting from the termination shall be due to CONTRACTOR.  No other compensation for lost UTILIZATION or for DEMOBILIZATION or for any other expenses resulting from the termination shall be due to CONTRACTOR.

6.5                                 In the event that COMPANY terminates the contract for cause during UTILIZATION PERIOD, compensation properly due to CONTRACTOR shall be in accordance with Schedule II, Table II - B.4.  No other compensation for lost UTILIZATION or for DEMOBILIZATION or for any other expenses resulting from the termination shall be due to CONTRACTOR.

6.6                                 The invoice(s) issued subsequent to the termination date shall be calculated accordingly, allowing for each hour or part hour of suspension.

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SCHEDULE II - A

CONTRACT PRICE

TABLE II - A.1:	CONTRACT PRICE

TABLE II - A.2:	UTILIZATION DAY RATE ELEMENTS FOR UTILIZATION PERIOD PRIOR TO AND AFTER ISSUANCE OF PERFORMANCE CERTIFICATE

TABLE II - A.3:	SUSPENSION RATE PRIOR TO UTILIZATION PERIOD AS DESCRIBED IN ARTICLE 19

TABLE II - A.4:	SUSPENSION RATE DURING UTILIZATION PERIOD AS DESCRIBED IN ARTICLE 19

TABLE II - A.5:	FORCE MAJEURE RATE AS DESCRIBED IN ARTICLE 21

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EXHIBIT II - Schedule of Compensation

TABLE II - A.1: CONTRACT PRICE

COST ITEM	TYPE OF PAYMENT	COST (US$)	PAYMENT SCHEDULE
DESIGN, ENGINEERING, PROCUREMENT, FABRICATION, AND CONSTRUCTION OF DYNAMIC POSITIONING SYSTEM AND CATENARY RISER SYSTEM (INCLUDING OUTRIGGER ARM) AND INCLUDING DELIVERY TO OFFSHORE SITE	Lump Sum	[***]	Issuance of PERFORMANCE CERTIFICATE – FPSO SYSTEM
INSTALLATION COSTS OF FPSO MUNIN, THE DYNAMIC POSITIONING REFERENCE SYSTEM AND CATENARY RISER SYSTEM INCLUDING CONNECTION OF THE OUTRIGGER TO THE EXISTING BTM SYSTEM.	Lump Sum	[***]	Issuance of PERFORMANCE CERTIFICATE – FPSO SYSTEM
PROJECT MANAGEMENT AND ENGINEERING COSTS	Lump Sum	[***]	Issuance of PERFORMANCE CERTIFICATE – FPSO SYSTEM
DESIGN, ENGINEERING, PROCUREMENT, FABRICATION, CONVERSION AND CONSTRUCTION OF TOPSIDE MODIFICATIONS AND MOBILIZATION OF FPSO VESSEL	Lump Sum	[***]	Issuance of PERFORMANCE CERTIFICATE – FPSO SYSTEM

DISCONNECTION AND REMOVAL FROM OFFSHORE SITE OF FPSO MOORING, DYNAMIC  POSITIONING REFERENCE SYSTEM ,  CATENARY  RISER SYSTEM,  FPSO VESSEL, REMOVAL OF THE OUTRIGGER ARM AND RESTORATION OF EXISTING MOORING SYSTEM TO ORIGINAL CONFIGURATION AND REPAIR., AND DELIVERY OF THE OUTRIGGER ARM, BUOYANCY TANK  AND 8” CATERNARY RISERS TO COMPANY’S SHORE BASE AT CHIWAN

	Lump Sum	[***]	Issuance of DEMOBILIZATION CERTIFICATE

[***]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities exchange Act of 1934.

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UTILIZATION PERIOD (FPSO SYSTEM-VESSEL HIRE RATE))	Day Rate

PRIOR TO ISSUANCE OF PERFORMANCE CERTIFICATE:  SEE TABLE II – A.2

AFTER ISSUANCE OF PERFORMANCE CERTIFICATE:  SEE TABLE II – A.2

SUSPENSION RATE:  SEE TABLE II – A.3 & A.4

REDUCED RATES:  SEE TABLE II – A.2

FORCE MAJEURE RATES:  SEE TABLE II – A.5

TERMINATION RATES:  SEE TABLE II – B

Monthly
UTILIZATION PERIOD FPSO SYSTEM-OPERATING AND MAINTENANCE RATE)	Day Rate

PRIOR TO ISSUANCE OF PERFORMANCE CERTIFICATE:  SEE TABLE II – A.2

AFTER ISSUANCE OF PERFORMANCE CERTIFICATE:  SEE TABLE II – A.2

SUSPENSION RATE:  SEE TABLE II – A.3 & A.4

FORCE MAJEURE RATES:  SEE TABLE II – A.5

TERMINATION RATES:  SEE TABLE II – B

Monthly

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TABLE II - A.2: UTILIZATION DAY RATE ELEMENTS FOR UTILIZATION PERIOD PRIOR TO AND AFTER ISSUANCE OF PERFORMANCE CERTIFICATE

DAY RATES (US$/day)
	RATES APPLICABLE PRIOR TO ISSUANCE OF PERFORMANCE CERTIFICATE*	RATES APPLICABLE AFTER ISSUANCE OF PERFORMANCE CERTIFICATE	REDUCED UTILIZATION RATES, APPLICABLE DURING ANY DAYS WHEN BARRELS OF PRODUCED OIL FALL BELOW 50,000*	ADJUSTMENT TO RATES BASED ON DOWNTIME DURING ANY MONTH IN EXCESS OF 3% AS SET FORTH IN ARTICLE 6.12
FPSO SYSTEM-VESSEL HIRE RATE	LESSER OF: BARRELS OF PRODUCED OIL PER DAY X[***] OR [***]/day	[***]/day, UNLESS REDUCED UTILIZATION RATES APPLY BASED ON REDUCED PRODUCTION OF PRODUCED OIL AND/OR REDUCED BASED ON EXCESS DOWNTIME PER ARTICLE 6.12	BARRELS OF PRODUCED OIL PER DAY x [***]

RATABLE REDUCTION OF HIRE RATE PAYABLE DURING ANY MONTH TO THE EXTENT DOWNTIME EXCEEDS 3%.  AS AN EXAMPLE IF DOWNTIME IS 5% DURING A PARTICULAR MONTH, THE HIRE RATE OTHERWISE PAYABLE WOULD BE REDUCED BY 2%

[***]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act OF 1934.

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FPSO SYSTEM-OPERATING AND MAINTENANCE FEE	LESSER OF: (BARRELS OF PRODUCED OIL PER DAY X *** OR [***]/day	[***]/day	NO ADJUSTMENT	NO ADJUSTMENT

[***]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities exchange Act OF 1934.

NOTE:

The above prices are to be all inclusive prices. The prices include but not be limited to all charges related to Personnel, Inspections, Consumables, Spares, Insurance, Taxes, Customs, Duties, Port & Harbor Fees along with all Transportation, QA/QC, Overheads and Profit.

 *PRODUCED OIL production is measured from 0000 hours of each day to 23:59 of the same day.

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TABLE II - A.3:  SUSPENSION RATE PRIOR TO UTILIZATION PERIOD
AS DESCRIBED IN ARTICLE 19

VERIFIABLE COSTS INCURRED AS A RESULT OF THE SUSPENSION THAT WOULD NOT HAVE BEEN INCURRED OTHERWISE.  WITH NO EFFECT ON OBLIGATION TO PAY VESSEL HIRE RATE FOR A MINIMUM 160 DAY UTILIZATION PERIOD.

TABLE II - A.4: SUSPENSION RATE DURING UTILIZATION PERIOD

AS DESCRIBED IN ARTICLE 19

VESSEL HIRE RATE CONTINUES TO BE PAYABLE, WITH OPERATING AND MAINTENANCE RATE REDUCED TO INCLUDE ONLY VERIFIABLE COSTS.

TABLE II - A.5 - FORCE MAJEURE RATE
AS DESCRIBED IN ARTICLE 21

VESSEL HIRE RATE CONTINUES TO BE PAYABLE DURING THE UTILIZATION PERIOD IN ACCORDANCE WITH THE TERMS OF THE CONTRACT  WITH OPERATING AND MAINTENANCE FEE REDUCED TO INCLUDE ONLY VERIFIABLE COSTS

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SCHEDULE II - B

TERMINATION RATES

TABLE II - B.1:	TERMINATION RATE PRIOR TO UTILIZATION PERIOD-TERMINATION WITHOUT CAUSE BY COMPANY OR WITH CAUSE BY CONTRACTOR

TABLE II - B.2:	TERMINATION RATE DURING UTILIZATION PERIOD WITHOUT CAUSE BY COMPANY OR WITH CAUSE BY CONTRACTOR

TABLE II - B.3:	TERMINATION BY COMPANY WITH CAUSE RATE PRIOR TO UTILIZATION PERIOD

TABLE II - B.4:	TERMINATION BY COMPANY WITH CAUSE RATE DURING UTILIZATION PERIOD

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TABLE II - B.1: TERMINATION RATE PRIOR TO UTILIZATION PERIOD-TERMINATION WITHOUT CAUSE BY COMPANY OR WITH CAUSE BY CONTRACTOR

HIRE RATE AND OPERATIONS AND MAINTENANCE FEE

HIRE RATE PAYABLE FOR 160 DAY MINIMUM UTILIZATION PERIOD, PLUS.  OPERATIONS AND MAINTENANCE RATE PAYABLE FOR SAME PERIOD BASED ONLY ON DOCUMENTED COSTS, WITH REDUCTION TO OPERATIONS AND MAINTENANCE RATE EQUAL TO SAVINGS REALIZED FROM NOT HAVING TO PERFORM, AND REDUCTION TO TOTAL COMPENSATION ABOVE EQUAL TO  REVENUE RECEIVED FROM THIRD PARTIES DURING THE PERIOD OF TIME WHEN THE FPSO VESSEL WOULD HAVE BEEN BEING REFURBISHED FOR USE UNDER THIS CONTRACT, AS WELL AS DURING THE UTILIZATION PERIOD AND DEMOBILIZATION PERIOD HEREUNDER.

Expenses associated with termination	Reasonable documented direct costs.
Lump Sum for DEMOBILIZATION	No compensation if termination occurs before mobilization of vessel.
COSTS OF VERIFIABLE WORK PERFORMED PRIOR TO DATE OF TERMINATION	PAYABLE

TABLE II - B.2: TERMINATION RATE DURING UTILIZATION PERIOD WITHOUT CAUSE BY COMPANY OR WITH CAUSE BY CONTRACTOR

Expenses associated with termination	Reasonable documented direct costs.
Day Rate for remainder of UTILIZATION PERIOD not taken up

HIRE RATE PAYABLE FOR REMAINDER OF 160 DAY MINIMUM UTILIZATION PERIOD, PLUS.  OPERATIONS AND MAINTENANCE RATE PAYABLE FOR SAME PERIOD BASED ONLY ON DOCUMENTED COSTS, WITH REDUCTION TO OPERATIONS AND MAINTENANCE RATE EQUAL TO SAVINGS REALIZED FROM NOT HAVING TO PERFORM, AND REDUCTION TO TOTAL

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COMPENSATION ABOVE EQUAL TO REVENUE RECEIVED FROM THIRD PARTIES DURING REMAINDER OF UTILIZATION PERIOD PLUS DEMOBILIZATION PERIOD HEREUNDER.
Lump Sum for DEMOBILIZATION	As per Contract.

TABLE II - B.3 TERMINATION BY COMPANY WITH CAUSE RATE PRIOR TO UTILIZATION PERIOD

Costs of verifiable WORK performed prior to date of termination	NO COMPENSATION .
Expenses associated with termination	No Compensation
Lump Sum for DEMOBILIZATION	No Compensation
HIRE RATE AND OPERATIONS AND MAINTENANCE FEE	NO COMPENSATION

TABLE II - B.4 TERMINATION BY COMPANY WITH CAUSE RATE DURING UTILIZATION PERIOD

Expenses associated with termination	No Compensation
Day Rate for remainder of UTILIZATION PERIOD.	No Compensation
Lump Sum for DEMOBILIZATION	No Compensation
COSTS OF VERIFIABLE WORK PERFORMED PRIOR TO DATE OF TERMINATION	IF TERMINATION OCCURS BECAUSE OF FAILURE TO PASS PERFORMANCE TEST, NO COMPENSATION. IF TERMINATION OCCURS AFTER PERFORMANCE TEST IS PASSED, THEN LUMP SUMS PAYABLE PER CONTRACT

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EXHIBIT III – ADMINISTRATION PROCEDURES

APPENDICES

III - A	COMPANY ORGANIZATION CHARTS
III - B	FIELD INSTRUCTION FORM
III - C	COMPANY DOCUMENTATION REQUIREMENTS
III - D	COMPLETION CERTIFICATES

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SECTION 1  - GENERAL

1.1                                 This EXHIBIT of the CONTRACT describes the procedures that shall be used jointly by COMPANY and CONTRACTOR in administering the CONTRACT. CONTRACTOR shall ensure that where other joint procedures are required but are not comprehensively set out in this EXHIBIT, such procedures shall be developed and agreed with COMPANY in time to carry out the WORK in accordance with the CONTRACT.

1.2                                 CONTRACTOR’s own procedures for the performance and completion of the WORK shall be provided to COMPANY within thirty (30) days after the execution of the CONTRACT.

SECTION 2  - ORGANIZATION

2.1                                 The COMPANY REPRESENTATIVE pursuant to Section 4 of the CONTRACT is hereby designated as follows:

MR. DENG ZHI YUN
WITH COPY TO MR. REIDAR G. BREIVIK

2.2                                 The COMPANY OFFSHORE REPRESENTATIVE pursuant to Section 4 of the CONTRACT will be designated prior to the beginning of the UTILIZATION PERIOD.

2.3                                 COMPANY will NOTIFY CONTRACTOR of the names of any other nominated deputies, and their responsibilities and limitations, from time to time during the course of the WORK.

2.4                                 The COMPANY Project Organization charts specifying the job titles and organization structure for COMPANY’s project team for this WORK will be provided to CONTRACTOR on or before October 1, 2004.

2.5                                 The CONTRACTOR REPRESENTATIVE pursuant to Section 5 of the CONTRACT is hereby designated as follows:

MR. PETER WILLIAMS

2.6                                 The CONTRACTOR OIM pursuant to Section 5 of the CONTRACT will be designated prior to the beginning of the UTILIZATION PERIOD.

2.7                                 CONTRACTOR shall submit details of any other nominated deputies, and their responsibilities and limitations, to COMPANY for ACCEPTANCE from time to time during the course of the WORK.

2.8                                 The CONTRACTOR Project Organization chart specifying the job titles and organization structure for CONTRACTOR’s project team for this WORK is

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given in EXHIBIT IV - “Contractor Organization and Project Team Key Personnel”.

2.9                                 The addresses of CONTRACTOR’s and SUBCONTRACTORS’ engineering design offices and fabrication facilities are given in EXHIBIT IV - “Contractor Organization and Project Team Key Personnel”.

SECTION 3  - CORRESPONDENCE/COMMUNICATION PROCEDURES

3.1                                 All official correspondence between COMPANY and CONTRACTOR shall be by letter, telefax, or E-mail as considered appropriate for the subject matter. Only properly directed letters and telefaxes shall be considered to have contractual validity.

3.2                                 For the purposes of NOTIFICATION between the PARTIES, the following addresses shall be used:

COMPANY

Mail Address:	CONOCOPHILLIPS CHINA INC. 13/F, FINANCE CENTER TAI ZI ROAD PO BOX 166 SHEKOU, SHENZHEN, PR China 518067

Telephone No.:	86-755-2669-1786
Telefax No.:	86-755-2667-7820

CONTRACTOR

Mail Address:	LUFENG DEVELOPMENT COMPANY C/O BLUEWATER ENERGY SERVICES B.V. MARSSTRAAT 33, 2132 HR HOOFDDORP PO BOX 3102, 2130KC HOOFDDORP THE NETHERLANDS

Telephone No.:	31-23-568-2800
Telefax No.:	31-23-554-2163

3.3                                 Either PARTY shall have the right to change their correspondence addresses during the performance of the WORK by NOTIFYING the other PARTY.

3.4                                 Except where the CONTRACT specifically states to the contrary all correspondence and communications under the CONTRACT shall be addressed and directed between the CONTRACTOR REPRESENTATIVE and the COMPANY REPRESENTATIVE.

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3.5                                 In the event that for reasons of expediency, an oral instruction or notice is given by one PARTY to another PARTY, such instruction or notice shall be confirmed in writing by the issuing PARTY within 24 hours. Until such confirmation is issued, the instructions and/or notifications shall not be considered binding.

3.6                                 CONTRACTOR shall maintain a chronological register of all incoming and outgoing correspondence received or sent out in connection with the WORK by CONTRACTOR. CONTRACTOR shall make this register available to COMPANY on request.

SECTION 4  - MEETINGS

4.1                                 Meetings shall be held for discussing technical subjects and resolving such problems as may arise in the execution of the WORK, as and when requested by COMPANY or CONTRACTOR.

4.2                                 Progress meetings shall also be held between the CONTRACTOR REPRESENTATIVE and the COMPANY REPRESENTATIVE. The last of these scheduled meetings each month shall take the form of a formal monthly progress reporting meeting, attended by senior representatives of CONTRACTOR and COMPANY.

4.3                                 Either PARTY shall have the right to call additional meetings when considered necessary by giving the other PARTY reasonable notice of such requirement.

4.4                                 For each meeting, both CONTRACTOR and COMPANY shall make available relevant personnel for the subject under discussion. Meetings shall be chaired by COMPANY or CONTRACTOR as is appropriate.

4.5                                 All meetings held throughout the performance of the CONTRACT shall be minuted by CONTRACTOR, unless otherwise instructed by COMPANY. Minutes shall be signed by each party attending, including any third party attendees, acknowledging that the minutes are a true record of the meeting. One signed copy of the minutes of each meeting shall be retained by each party. Matters requiring urgent attention and/or resolution and agreement between COMPANY and CONTRACTOR shall be confirmed by transmittal of the appropriate parts by telefax.

4.6                                 When resolution of issues is not possible within the meeting, or where the matter requires some action on the part of CONTRACTOR or COMPANY, then this shall be indicated in the minutes, and CONTRACTOR or COMPANY shall subsequently respond in writing providing the necessary information and/or confirming the course of action, as appropriate.

4.7                                 At the end of each month, CONTRACTOR shall submit to COMPANY a list of all meetings concerning the WORK which were held during the previous month and which CONTRACTOR intends to hold internally or with third parties during the following month. This list shall be included in the monthly

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progress report as defined in Sections 5.3 and 5.4 below. COMPANY shall inform CONTRACTOR which meetings COMPANY requires to attend in whole or in part. Minutes of all meetings held by CONTRACTOR with third parties shall be available to COMPANY on request.

SECTION 5  - REPORTING

5.1                                 This Section outlines the intent of reporting to be implemented by CONTRACTOR. The actual format and system of reporting may be modified with COMPANY agreement should the CONTRACTOR’s administration procedures support an alternative, but similar, reporting system.

Monthly Progress Report

5.2                                 CONTRACTOR shall prepare and produce at the end of each month a progress report on the status of the WORK. The report shall contain details of progress and activities up to and including the end of the month. The report shall be issued to the COMPANY REPRESENTATIVE within seven days after the end of each month.

5.3                                 From the EFFECTIVE DATE OF the CONTRACT until satisfactory completion of the PERFORMANCE TEST this monthly progress report shall contain the following sections:

Technical

A narrative section describing the overall status of each phase of the WORK,  and describing the WORK achieved during the month, and detailing the WORK planned for the following two months.

Subcontracts

A status report of subcontracting activities.

Procurement

A status report of procurement activities, including orders placed, deliveries received, and problem areas.

Cost and Planning

A narrative section reporting on any actual or foreseen deviations from the PROJECT PLAN. Monthly updated PROJECT CONTROL PLAN as defined in the contract.

Meetings

The monthly meeting list as defined in Section 4.8.

Areas of Concern

Any items relating to the progress or performance of the WORK and steps being taken to address these issues.

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Safety

Tabulation and narrative section on safety performance and safety plan implementation.

Incident Reporting

•                    Number of man-days expended by CONTRACTOR and SUBCONTRACTORS during month.

•                    Cumulative total of lost time incidents, expressed as a percentage of cumulative total of CONTRACTOR and SUBCONTRACTORS man-days from start of EXECUTION till end of month.

•                    Incident register, as defined in Section 10.6.

COMPANY Interface

Narrative addressing any outstanding information, materials or equipment required from COMPANY under the CONTRACT.

5.4                                 Following commencement of UTILIZATION, each monthly progress report shall contain the following sections:

FPSO SYSTEM

•                    Operational status of all marine and process facilities.

•                    Environmental status report covering quantity and quality of emissions from all systems.

•                    Fuel and consumables usage report:

•                    Diesel oil

•                    Fuel oil

•                    Lube oil

•                    Potable water

•                    Chemicals

•                    Others

Production

•                    Production capability (% of forecasted values) for WELL FLUIDS, PRODUCED OIL, gas and water during the past month.

•                    Actual production figure for past month, and cumulative total from commencement of UTILIZATION PERIOD to date.

•                    Exported oil figure for past month; and cumulative total from commencement of UTILIZATION PERIOD to date.

•                    Export tanker movements during the past month.

•                    Forecast production figure and production capability for next two months.

•                    Provisional Scheduled Offloading Dates and Parcel Sizes for next  month.

•                    Firm Scheduled Offloading Dates and Parcel Sizes for next month.

Maintenance

•                    Maintenance activities carried out over past month.

•                    Repair activities carried out over past month.

•                    Planned maintenance activities due for past month but not carried out, and reasons for omission.

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•                    Update of planned maintenance schedule to allow for late or omitted activities.

•                    Forecast planned maintenance activities for next two months.

Classification and Certification

•                    Class surveys and tests carried out over past month.

•                    Surveys and tests due for past month but not carried out, and reasons for omission.

•                    Update of Continuous Machinery Survey and Hull Inspection schedule to allow for late or omitted activities.

•                    Forecast Class surveys and tests for next two months.

•                    Status of Class and Flag State certificates.

Marine Operations

Narrative of all marine operations relating to FPSO SYSTEM, to include but not be limited to:

•                    Diver inspections.

•                    Work carried out by third party contractors.

•                    Helicopter movements and reasons for each movement.

Manning

Compiled list of personnel on board FPSO SYSTEM for each day of past month:

•                    Number and categories of CONTRACTOR CREW and other CONTRACTOR personnel.

•                    Number and categories of COMPANY personnel.

•                    Number and categories of visitors, and reasons for presence on board.

Meetings

The monthly meeting list as defined in Section 4.8.

Area of Concern

Narrative section addressing any areas of concern relating to the ongoing CONTRACT.

Safety

Tabulation and narrative section on safety performance and safety plan implementation.

Incident Reporting

•                    Number of man-days expended by CONTRACTOR and SUBCONTRACTORS during month.

•                    Cumulative total of lost time incidents, expressed as a percentage of cumulative total of CONTRACTOR and SUBCONTRACTORS man-days from start of the UTILIZATIONPERIOD till end of month.

•                    Incident register, as defined in Section 10.6.

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COMPANY Interface

Narrative addressing any outstanding information, materials or equipment required from COMPANY under the CONTRACT.

Daily Reports

5.5                                 During the UTILIZATION PERIOD, a daily report shall be issued to COMPANY giving the pertinent information defined below, covering the 24 hour period ending at 23:59 hours on the day in question. The report shall be issued to COMPANY’s operations center  by facsimile no later than 07:00  hours on the following day. The location and facsimile details of COMPANY’s operations center are as follows:  (Information below to be provided prior to the start of the UTILIZATION PERIOD.)

Name of Responsible Person: Actual Address:	MR. HUANG CHUNLIN CONOCOPHILLIPS CHINA INC. 7/F FINANCE CENTER TAI ZI ROAD SHEKOU, SHENZHEN, PR CHINA 518067

Mail Address:	ATTN: MR. HUANG CHUNLIN CONOCOPHILLIPS CHINA INC. TAI ZI ROAD PO BOX 166 SHEKOU, SHENZHEN, PR CHINA 518067

Telephone No.:	86-755-2669-1786 EXT. 2702
Telefax No.:	86-755-2667-2865

The daily report shall cover the following:

•                    Personnel on board: CREW, CONTRACTOR’s personnel, COMPANY personnel, visitors.

•                    Recap of previous days forecast production figures.

•                    Actual production figures.

•                    Forecast production figures for next day.

•                    Export tanker offloading operation and offloading parcel achieved (if any).

•                    Supply boat movement and activities list (if any).

•                    Helicopter  movement and activities list (if any).

•                    Forecast export tanker arrival time and offloading parcel for next day (if any).

•                    Forecast supply boat movement and activities list for next day (if any).

•                    Forecast helicopter movement and activities list for next day (if any).

•                    FPSO VESSEL draughts.

•                    FPSO cargo and slop tank ullages.

•                    FPSO ballast tank soundings.

•                    Fuel and lube oil tank ullages.

•                    Potable water tank soundings.

•                    Fuels, oils, chemicals, water, stores, loaded and/or discharged.

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•                    Description of wind, wave and current conditions.

•                    Narrative description of any equipment problems on the FPSO SYSTEM and the FIELD FACILITIES  and planned remedial action.

SECTION 6  - FIELD INSTRUCTIONS

6.1                                 COMPANY OFFSHROE REPRESENTATIVE will use a COMPANY Field Instruction Form for the issuance of all instructions to CONTRACTOR.

6.3                                 Both COMPANY and CONTRACTOR shall maintain a Field Instruction register.

6.4                                 The format of the Field Instruction Form is contained herein as Appendix III - B.

SECTION 7  - INVOICING

7.1                                 CONTRACTOR’s invoices shall be prepared in accordance with this Section, at the times and for the amounts as set out in EXHIBIT II - “Schedule of Compensation”.  CONTRACTOR’s monthly invoices shall be submitted at least 15 days prior to due date of invoice to allow COMPANY sufficient time to process invoice for payment by the due date.

7.2                                 CONTRACTOR’s lump sum invoices shall be submitted within thirty (30) days of receipt by CONTRACTOR of COMPANY’s certification that lump sum work has been satisfactorily completed.

7.3                                 CONTRACTOR shall invoice separately for monthly and lump sum amounts.

7.4                                 CONTRACTOR shall submit its invoices in accordance with its normal practice. However, CONTRACTOR shall ensure that the following information is clearly stated at the head of each invoice:

(a)                                  Correct COMPANY name.

(b)                                 Correct COMPANY invoicing address, as detailed in Section 7.7 below;

(b)                                 Correct COMPANY responsible person, as detailed in Section 7.7 below;

(c)                                  Contract Number;

(d)                                 Contract Title;

(e)                                  One of the following as applicable:

•                    For monthly invoices, the dates of the period being invoiced for; and separate line items for the following costs:

•                    PAYMENTS DURING THE UTILIZATION PERIOD PRIOR TO ISSUANCE OF PERFORMANCE CERTIFICATE

•                    PAYMENTS DURING THE UTILIZATION PERIOD AFTER ISSUANCE OF PERFORMANCE CERTIFICATE

•                    Downtime;

•                    Reduced Utilization;

•                    Suspension;

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•                    Termination;

•                    Force Majeure

•                    For lump sum work, a description of the work applicable, dates work was carried out;

(f)                                    The total value of the invoice.

7.5                                 Detailed information supporting the amounts invoiced shall be submitted with each invoice. This information shall be sufficient to allow COMPANY to verify that the amount invoiced is true and correct, by using this supporting documentation only. Invoices for lump sums shall be supported by the appropriate completion certificate issued and signed by the COMPANY REPRESENTATIVE. Invoices involving remuneration for hours shall be supported by timesheets countersigned by the COMPANY REPRESENTATIVE or COMPANY OFFSHORE REPRESENTATIVE as appropriate.

7.6                                 The CONTRACTOR’s representative responsible for the preparation and issuing of invoices under the CONTRACT is nominated below:

Name:	THOMAS THEKKEL
Position	COST CONTROLLER
Mail Address:	LUFENG DEVELOPMENT COMPANY C/O BLUEWATER ENERGY SERVICES B.V. MARSSTRAAT 33, 2132 HR HOOFDDORP PO BOX 3102, 2130 KC HOOFDDORP THE NETHERLANDS
Telephone No.:	+31 23 5682978
Telefax No.:	+31 23 554 2111
:
:
:

7.7                                 The COMPANY representative responsible for the receipt of, and payment against, invoices under the CONTRACT is nominated below:

Name:	COPC SHEKOU ACCOUNTS PAYABLE GROUP
Position:	FINANCE DEPARTMENT MANAGER
Mail Address:	9/F, FINANCE CENTER TAI ZI ROAD PO BOX 166 SHEKOU, SHENZHEN, PR CHINA 518067
Telephone No.:	86-755-2669-1786
Telefax No.:	86-755-2667-0924 (Finance Dept)

7.8                                 Invoices shall be submitted in one original to the COMPANY responsible person defined in Section 7.7 above; with one full copy (invoice plus supporting documentation) to the COMPANY REPRESENTATIVE.

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7.9                                 COMPANY shall pay the amount invoiced by the last working day of the month following the month in which services were rendered, or if there are disputed items in an invoice, COMPANY will withhold payment of the entire invoice. COMPANY will NOTIFY CONTRACTOR of any disputed amounts as soon as practical.

7.10                           Upon resolution of disputed items, CONTRACTOR shall issue a credit memo for the original disputed invoices and issue a new invoice for the resolved amount. COMPANY shall pay the resolved amount invoiced within thirty (30) days of the date of receipt of the new invoice.

7.11                           The details of CONTRACTOR’s bank account is nominated as follows:

Name of Bank:	JP MORGAN CHASE BANK
Branch:	NEW YORK
Address:	270 Park Avenue, New York NY 100017, USA
SWIFT (1st bank):	CHASUS33 (MT202)

In the Name of:	ING BANK NV AMSTERDAM
Address:	Bijlmerplein 888, 1102 MG Amsterdam, The Netherlands
SWIFT (2nd bank):	INGBNL2A (MT100)
A/C No:	001-1-643293 (USD)
Special Instructions:	FOR FURTHER CREDIT TO:
A/C Name:	A/C Name: LUFENG DEVELOPMENT COMPANY
A/C No No: 020282370 (USD)

7.12                           CONTRACTOR understands and accepts that failure to comply completely with the requirements of this Section may delay payment of CONTRACTOR’s invoices.

SECTION 8  - TRANSPORTATION OF PERSONNEL

8.1                                 CONTRACTOR shall provide transportation for all its personnel transported to, and returned from, the COMPANY’S helicopter base (Xili Heliport).

8.2                                 The crew change operational schedule allowed under this CONTRACT is hereby nominated as follows:

(a)          One (1) helicopter flight per week, each comprising a maximum capacity of 18 persons.

(b)         Crew rotations of 12 persons per flight.

(c)          All flights shall depart from/arrive at COMPANY’S helicopter base, located in Xili, Shenzhen, P. R. China.

8.3                                 The above crew change operational schedule shall apply for the full period of the UTILIZATION PERIOD.

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8.4                                 Prior to commencement of the UTILIZATION PERIOD, CONTRACTOR shall advise COMPANY of the nominated crew change day(s) to apply throughout the duration of the UTILIZATION PERIOD. CONTRACTOR shall not alter the nominated crew change day(s) unless agreed by COMPANY.

8.5                                 Prior to commencement of the UTILIZATION PERIOD, CONTRACTOR shall advise COMPANY of the nominated check-in times for each crew change. CONTRACTOR shall ensure that COMPANY is advised of any schedule changes to the nominated check-in times, a minimum of two (2) weeks prior to the date of change.

8.6                                 CONTRACTOR shall be fully responsible for coordinating crew change operations for each individual CREW  member and/or CONTRACTOR’s Visitors nominated to go to or from the FPSO SYSTEM.

8.7                                 Prior to commencement of UTILIZATION, COMPANY will mutually agree with CONTRACTOR the changeover days for its own Offshore Team permanently assigned to the FPSO SYSTEM.

8.8                                 From time to time during UTILIZATION, COMPANY will require that a number of COMPANY’s Visitors be transported to and/or from the FPSO SYSTEM. COMPANY will mutually agree with CONTRACTOR the number of visitors and a suitable time-scale on a case-by-case basis, and will NOTIFY CONTRACTOR at least two (2) days in advance of its transport requirements to and/or from the FPSO SYSTEM, including details of the persons’ names and companies.

8.9                                 For the purpose of this Section,  “CONTRACTOR’s Visitor” shall mean any person employed by, or contracted by, or requested by CONTRACTOR to be present on the FPSO SYSTEM who is not part of its normal CREW. “Offshore Team” shall mean the three (3)-person team permanently assigned by COMPANY to the FPSO SYSTEM (inclusive of the relief team). “COMPANY’s Visitor” shall mean any person employed by, or contracted by, or requested by COMPANY to be present on the FPSO SYSTEM who is not part of the Offshore Team.

8.10                           CONTRACTOR shall be fully liable for all transportation arrangements and costs for its CREW and visitors to and from the helicopter base.

8.11                           COMPANY shall be fully liable for all shore transportation arrangements and costs for its offshore team and its visitors to and from the helicopter base.

SECTION 9  - TRANSPORTATION OF EQUIPMENT

9.1                                 During the UTILIZATION PERIOD, COMPANY shall provide transportation for all Equipment to be transported to, and returned from, the FPSO SYSTEM. The method of transportation (helicopter, supply vessel, bunker barge, etc.) shall be at COMPANY’S discretion depending upon the nature, size and weight of such Equipment.

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9.2                                 All helicopter flights shall depart from/arrive at COMPANY’S helicopter base, located at Xili, Shenzhen, P. R. China.

9.3                                 All marine vessels shall depart from/arrive at COMPANY’S shore supply base, located at Chiwan, Shekou, P. R. China unless required otherwise to suit a particular cargo.

9.4                                 CONTRACTOR shall be fully responsible for providing its shipments in a manner suitable for offshore packaging, containerizing, transporting and handling.

9.5                                 From time to time during the UTILIZATION PERIOD, COMPANY may require that some items of Equipment be transported to and/or from the FPSO SYSTEM and/or Wellhead Platform. COMPANY will mutually agree with CONTRACTOR the transportation requirements on a case-by-case basis. As soon as practical, COMPANY will advise CONTRACTOR of each required shipment of equipment and/or materials and/or supplies requiring offshore transportation, giving details of the nature of the items (weights, dimensions, hazardous/non-hazardous, special shipping requirements, special handling and lifting requirements, and any other pertinent information), the actual date that each item is required at the OFFSHORE SITE, and its specific delivery point (FPSO MOORING, FPSO VESSEL, and/or other).

9.6                                 CONTRACTOR shall be fully liable for all shore transportation arrangements and costs for its shipments to and from the helicopter base, and/or to and from the shore supply base.

9.7                                 COMPANY shall be fully liable for on shore transportation arrangements and costs for its shipments to and from the helicopter base, and/or to and from the shore supply base.

SECTION 10  - INCIDENT REPORTING

10.1                           CONTRACTOR shall be responsible for monitoring and reporting all incidents occurring over the performance of the WORK. Such incidents shall include but not be limited to:

(a)          personal injury to any employee of COMPANY, CONTRACTOR, SUBCONTRACTOR, visitor or any third party;

(b)         loss of, or damage to, or theft of, the WORK or materials, supplies, equipment supplied by either COMPANY or CONTRACTOR for incorporation into the WORK;

(c)          loss of, or damage to, or theft of, any third party equipment or plant;

(d)         any incident that results in a fire, and/or leakage of hazardous or toxic materials;

(e)          any “near miss” situation which might have resulted in personal injury to any employee of COMPANY, CONTRACTOR, SUBCONTRACTOR, visitor or any third party.

10.2                           In the event of any such incident, CONTRACTOR shall immediately NOTIFY the COMPANY REPRESENTATIVE or in the event of an incident at the

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OFFSHORE SITE the COMPANY OFFSHORE REPRESENTATIVE, and complete an Incident Report Form.

10.3                           The Incident Report Form shall provide the following information:

(a)                                  Date of incident

(b)                                 Location of incident

(c)                                  Class of incident (lost time, non-lost time, injurious, non-injurious, fatal, theft, loss, other)

(d)                                 Description of incident

(e)                                  Names and companies of personnel involved

(f)                                    Details of equipment or plant involved

(g)                                 Assessment of cause of incident

(h)                                 Consequences of incident

(i)                                     Remedial action taken to prevent similar incidents occurring

10.4                           CONTRACTOR shall also be fully responsible for compliance with all applicable national regulations and acts at any WORK SITE at which WORK is being performed regarding incident reporting to local and/or national authorities.

10.5                           CONTRACTOR shall also be fully responsible for notifying all insurers in compliance with the terms and conditions of the applicable insurance policies.

10.6                           CONTRACTOR shall maintain a register of all incidents, listing the date and class of each incident, and cross-referencing the applicable Incident Report Form. This register shall be included in each monthly report, as defined in Sections 5.3. and 5.4 above.

SECTION 11  - OFFICE FACILITIES AND SERVICES FOR COMPANY AND CONTRACTOR

Office Facilities at COMPANY’s Shore Office

11.1                           Company shall provide a dedicated and lockable office area for Contractor’s Rep., within Company’s shore office. Subject to the provisions of Section 11.12 below, the office area shall comprise as a minimum:

(a)                                  One single occupancy office, with desk and computer table return, minimum 3 chairs, two 4 drawer filing cabinets, bookcase; and

(b)                                 Telephone lines with international telephone access; and

(c)                                  One direct facsimile line with international access; and

(d)                                 Availability of refreshment and toilet facilities; and

(d)                                 Cleaning of Contractor’s office areas on a daily basis.

11.2                           CONTRACTOR shall be responsible for its own personnel onshore transportation to/from COMPANY’S onshore office.

Office Facilities and Accommodation on FPSO VESSEL

11.3                           CONTRACTOR shall provide the following on the FPSO VESSEL for use by COMPANY:

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(a)                                  Three single berth cabins with dedicated shower/toilet spaces, all outfitted as per the normal standards on the FPSO VESSEL; and

(b)                                 One double occupancy office, each with two desks and computer table returns, minimum 6 chairs, reference table, four 5 drawer filing cabinets, two large bookcases; and

(c)                                  Use of FPSO VESSEL conference room, as and when required; and

(d )                              Direct facsimile line into single occupancy office with international access; and

(e)                                  One direct telephone line into single occupancy office with international access;

(f)                                    Provision of normal office supplies and consumables such as pencils, pens, paper clips, erasers, staples etc., as requested by COMPANY from time to time.

11.4                           CONTRACTOR shall furnish the COMPANY spaces on board the FPSO VESSEL with the following equipment:

(a)                                  Extension telephones on each office desk and in each cabin linked to FPSO VESSEL’s internal telephone system, with international telephone access; and

(b)                                 Telephone extension set in single occupancy office linked to direct line; and

(c)                                  Color television, satellite feed and VHS video machine in each cabin; and

(d)                                 One plain paper telefax machine; and

(e)                                  One photocopier.

All of the above shall be totally dedicated for COMPANY’s use only.

11.5                           CONTRACTOR shall provide the following services on board the FPSO VESSEL for three permanently assigned COMPANY personnel:

(a)                                  Meals as per number and standards provided for CONTRACTOR’s senior staff and Officers; and

(b)                                 Daily cleaning and steward service for cabins and offices; and

(c)                                  Provision of overalls and towels, inclusive of laundering on a daily basis; and

(d)                                 Provision of personal safety equipment, to include but not be limited to safety boots, safety glasses, hard hats, safety harnesses, earplugs, gloves; and

(e)                                  Daily  laundry of personal effects; and

(f)                                    Use of FPSO VESSEL’s recreation facilities.

11.6                           Medical treatment shall be available to COMPANY personnel in the FPSO clinic.

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General Considerations Relating to FPSO SYSTEM Offices and Accommodation

11.7                           All of the services and provisions detailed in Sections 11.3 to 11.6 shall be deemed to be included in the CONTRACT PRICE.

SECTION 12  - DRAWING AND DOCUMENT CONTROL

12.1                           This Section shall be deemed to be applicable to all documents produced by CONTRACTOR and by all SUBCONTRACTORS.

12.2                           For the purpose of this Section, “Document” shall mean report, procedure, specification, or any other written piece of work assigned a contractual status and reference number. “Document” shall not refer to letters or facsimiles unless these are attached within the body of a “Document”.

12.3                           All drawings and documents shall be in English.

Drawing Formats

12.4                           All reproducible drawings shall be legible  and produced from the original.

12.5                           Drawings may be drawn using computer aided design or by hand at CONTRACTOR’s option.

12.6                           All dimensions shall normally be shown in metric units, unless referring to equipment and fittings normally dimensioned in imperial units. In the latter case, dimensions are to be shown as imperial, with the metric equivalent dimensions appended adjacently in brackets.

12.7                           All views on each drawing shall clearly indicate the scale to which that view is drawn. If the view is not to scale it shall be clearly labeled “N.T.S.”

12.8                           Cutting planes for all sectional views shall be clearly indicated, and shall be given reference letters that cross refer to the actual sectional view. If the sectional view is on a separate sheet of the same drawing, the reference letter shall refer to the sheet number also.

12.9                           Where individual drawings consist of multiple sheets, each sheet shall be clearly labeled “Sheet ___ of ____”.

12.10                     All drawings shall be assigned revision letters or numbers in accordance with CONTRACTOR’s normal practice. Drawings with multiple sheets shall be considered as one drawing. The same revision number/letter shall be assigned to all sheets of a drawing, of a particular revision. Modification and reissue of individual sheets of a drawing is prohibited.

12.11                     All changes from one revision to the next shall be indicated by clouding around the alteration(s) and identifying the alteration by a triangle containing

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the revision number. Prior revision clouds and triangles shall be removed each time the drawing is updated.

12.12                     A revision status box shall be included on each drawing giving a description of the changes for each revision. The description shall be self-explanatory.  Non-specific descriptions such as “updated” are not acceptable, and shall be considered grounds for COMPANY to reject the drawing.

12.13                     Drawings of vendor supplied equipment that is a standard stock item shall comply with the normal standards of the manufacturer of that equipment.

12.14                     Drawings of CONTRACTOR supplied equipment engineered especially for the WORK shall comply with the requirements defined in Sections 12.3 to 12.11 above.

Document Formats

12.15                     All documents shall be referenced with unique document reference numbers. These document reference numbers shall be used in all transmittals for the documents and in any references to the document made on other documents.

12.16                     All documents shall be assigned revision letters or numbers in accordance with CONTRACTOR’s standard ISO 9001 procedures. Revisions shall be clearly defined on a revision sheet near the front of the document, by giving a brief description of the revisions made for each revision number and the pages affected. The description shall be self-explanatory. Non-specific descriptions such as “updated” are not acceptable, and shall be considered grounds for COMPANY to reject the document. The actual revisions shall be indicated on the affected pages by vertical bars in the margin against the paragraphs revised.

12.17                     As and when documents are updated at a later date, the bars shall be removed.

Document Control

12.18                     As part of its Approved PROJECT Schedule (Attached to this CONTRACT as EXHIBIT I - “Project Schedule”), CONTRACTOR shall include a register of all documents proposed to be prepared during the WORK. This register shall record the following:

(a)                                  Title;

(b)                                 Reference number;

(c)                                  Type of document (drawing, specification, report, procedure, procurement document, other);

(d)                                 Issue status (issued, accepted by COMPANY, not accepted by COMPANY, other);

(e)                                  Planned issue date;

(f)                                    Actual issue date;

(g)                                 COMPANY response requirement (issued to COMPANY for information, for review, for acceptance).

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12.19                     This register shall be developed from COMPANY’s documentation requirements list given herein in Appendix III - C.

12.20                     This Document Register shall be updated at the end of each month to reflect current issue status and revision number of each document, and also any additions and/or deletions of proposed documents. The updated register shall be included in each monthly progress report, as defined in Sections 5.3 and 5.4 above.

12.21                     All reports, drawings, and other documents transmitted between CONTRACTOR and COMPANY shall be sent under cover of a Transmittal Note. The recipient shall date and sign the Transmittal Note to confirm receipt and return one copy of the Transmittal Note to the sender.

12.22                     Transmittals from CONTRACTOR to COMPANY shall be formatted as follows:

From:	Contractor
To:	COPC Xijiang Operations
Attn:	COMPANY REPRESENTATIVE

Contract No:

Contract Title:	XIJIANG OIL FIELD – FPSO TEMPORARY LEASE
Ref. No.:

Type of Doc.	Doc. Ref. No.	Rev. No.	No. of Copies	Title

The reference number shall be Contract # /chronological number. Chronological numbers shall be sequential by date order.

The type of document shall be a code letter as follows: “D” for drawing; “S” for specification; “R” for report; “P” for procedures, and “PR” for procurement documents. Other code letters shall be assigned by mutual agreement between COMPANY and CONTRACTOR if required.

12.23                     Transmittals from COMPANY to CONTRACTOR shall be formatted in a similar way, except that the reference number shall be Contract # /chronological number. Chronological numbers shall be sequential by date order.

Purpose Indication of Document Issues

12.24                     Drawings and documents, including those furnished by vendors, to be submitted by CONTRACTOR to COMPANY, shall be clearly marked or stamped with one of the following indications:

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“FOR ACCEPTANCE”	These are documents which require acceptance by COMPANY.

“FOR REVIEW”

These are documents which do not require acceptance by COMPANY, but are issued to allow COMPANY to comment on the content of the documents. CONTRACTOR shall take due note of COMPANY comments, but CONTRACTOR shall not be contractually obliged to act upon such comments. However, CONTRACTOR shall assume full liability for any adverse consequences arising due to disregarding such comments.

“FOR INFORMATION”	These are documents which are produced by the CONTRACTOR or any SUBCONTRACTOR or any vendor in connection with this WORK which are issued basically for technical information only.

Submittal of Documents “FOR ACCEPTANCE”

12.25                     Documents shall be submitted in the following quantities:

Fabrication drawings -	Three (3) full size paper prints, plus two (2) A4 (or metric equivalent) reductions

Written documents -	Two (2) A4 size (or metric equivalent) reports, plus drawings folded as necessary to fit letter size (or metric equivalent) format.

12.26                     COMPANY will return one copy of each submitted document to CONTRACTOR within  two (2) weeks of receipt of the document, stamped to show the status of the document, in accordance with the following:

a) “ACCEPTED” -	accepted without comments
b) “ACCEPTED AS NOTED” -	accepted subject to incorporation of marked-up comments
c) “NOT ACCEPTED” -	in the case of major errors and/or deficiencies

12.27                     CONTRACTOR shall not proceed with related work until such document has been “Accepted” or “Accepted as Noted”. Documents returned to CONTRACTOR as “Not Accepted” shall be revised and reissued to COMPANY for acceptance no later than  two (2) weeks after return.

12.28                     In cases where documents issued for COMPANY acceptance are returned as “Not Accepted” because significant modifications/revisions are required, or where documents are previously “Accepted” by COMPANY but are subsequently altered, then these shall be re-issued to COMPANY for Acceptance.

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Submittal of Documents “FOR REVIEW”

12.29                     Documents shall be submitted in the quantities defined in Section 12.25  above.

12.30                     COMPANY will return one copy of each submitted document to CONTRACTOR within  two (2) weeks of receipt of the document, marked up with any comments that COMPANY deems appropriate.

Submittal of Documents “FOR INFORMATION”

12.31                     Documents shall be submitted in the quantities defined in Section 12.25  above.

12.32                     COMPANY will not return any such submitted document unless COMPANY deems that comments are required.

Documents to be submitted to Third Parties/Authorities

12.33                     CONTRACTOR is responsible for obtaining all necessary approvals from the Classification Society and/or other regulatory bodies concerned, as required for the WORK and as defined in EXHIBIT X - “Scope of Work”.

12.34                     In this respect, CONTRACTOR shall submit to COMPANY “For Review”, copies of all documents submitted, or resubmitted, to Classification Society and/or other regulatory bodies, copies of all notices of approval from the Classification Society and/or other regulatory bodies, and copies of all correspondence to and from the Classification Society and/or other regulatory bodies relating to safety, operability and maintainability.

Document History

12.35                     Superseded documents shall be withdrawn from circulation and use. However, copies of all superseded documents shall be maintained in storage, with associated comment letters from COMPANY, Classification Society and/or other bodies involved in reviewing and approving documents. This file storage shall be maintained until one (1) year after DEMOBILIZATION, and shall be available upon request to COMPANY.

SECTION 13  - CERTIFICATES

13.1                           Satisfactory completion of all key activities relating to CONTRACT DATES will be confirmed by the issue of completion certificates by COMPANY. The following certificates will be issued:

(i)                                     PERFORMANCE CERTIFICATE

(ii)                                  DEMOBILIZATION CERTIFICATE

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13.2                           The format of each certificate is contained herein as Appendix III - D. Each certificate defines the criteria upon which satisfactory completion of the work associated with that certificate will be assessed.

13.3                           When CONTRACTOR considers that the work related to each certificate is complete, CONTRACTOR shall NOTIFY COMPANY accordingly, and shall issue to COMPANY all documentation required to be  Reviewed and/or Accepted as part of the certification. Where final inspections are required as part of the certification, CONTRACTOR shall schedule such inspections at a time mutually agreed by COMPANY and CONTRACTOR.

13.4                           Upon review and/or acceptance of the documentation, and upon completion of the final inspections, COMPANY may at its sole discretion allow completion of certain activities that have minor deficiencies or omissions. In these cases, the outstanding obligations will be listed on the certificate, detailing the outstanding work required and defining the time scale within which this outstanding work must be completed. If necessary, attachment sheets will be used to define the outstanding work in sufficient detail. In these cases, the attachment sheets will be explicitly headed with the title of the certificate and numbered, and will be considered to be part of the certificate.

13.5                           Depending on the nature of the work applicable to each certificate, COMPANY may Review and/or Accept documentation, and carry out inspections, progressively. This shall be at the mutual agreement of COMPANY and CONTRACTOR.

13.6                           Where certificates are related to a  lump sum payment, COMPANY will sign off the certificate confirming that the payment is authorized to be made. CONTRACTOR shall attach this signed certificate to the relevant invoice as part of the required documentation, as defined in Section 7.5 above.

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APPENDIX III - A

COMPANY ORGANIZATION CHARTS

TO BE PROVIDED ON OR BEFORE OCTOBER 1, 2004

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APPENDIX III - B

FIELD INSTRUCTION FORM

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TO:

COPC Xijiang Oil Field –FPSO Temporary Lease

FIELD INSTRUCTION

SUBJECT:	No. FI/PPCO/

INITIATED BY:	DATE:

AUTHORIZED BY:

REFERENCE:

DESCRIPTION:

DISTRIBUTION:

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APPENDIX III - C

COMPANY DOCUMENTATION REQUIREMENTS

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APPENDIX III - C: COMPANY DOCUMENTATION REQUIREMENTS

The following lists are presented herein to give CONTRACTOR an indication of COMPANY’s requirements with respect to Review and Acceptance of CONTRACTOR’s and SUBCONTRACTORS’ documentation.

These lists shall not be considered to be final, or limiting. COMPANY reserves the right to require a greater involvement in document Review and Acceptance, or in some cases a lesser involvement, once the actual and detailed Document Register is prepared and issued. COMPANY will NOTIFY CONTRACTOR of its actual Review and Acceptance requirements, by annotation and return of the Document Register.

C.1                             PROJECT CONTROL DOCUMENTS

(a)                                  For Acceptance by COMPANY

•                    PROJECT CONTROL PLAN

•                    Resumes of KEY PERSONNEL

•                    CONTRACTOR’s Project Quality Manual

•                    SUBCONTRACTORS’ Quality Manuals

•                    Project Quality Plans (CONTRACTOR’s and SUBCONTRACTORS’)

•                    CONTRACTOR’S Safety Management Plan

•                    CONTRACTOR’s Health, Environment and Safety Philosophy Statement

(b)                                  For Review by COMPANY

•                    Unpriced contract and specifications packages for all engineering SUBCONTRACTORS

•                    Unpriced contract and specifications packages for all fabrication and construction SUBCONTRACTORS

•                    Unpriced contract and specifications packages for all marine SUBCONTRACTORS

•                    Project Organization Charts (CONTRACTOR’s and SUBCONTRACTORS’)

(c)                                  For Information

•                    Document Register

•                    Monthly Progress Report

C.2                             ENGINEERING DESIGN DOCUMENTS

(a)                                  For Acceptance by COMPANY

•                    Safety Plan

•                    Escape Route Plan

•                    Hazardous Area Plan

(b)                                  For Review by COMPANY

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•                    Electrical one-line diagrams

•                    Piping layout drawings for new EQUIPMENT and for modifications to existing EQUIPMENT

•                    Installation arrangement drawings for new EQUIPMENT and where existing EQUIPMENT is relocated

•                    Design verification calculations for BTM Buoy Outrigger Arm and riser spools

•                    Design drawings and as-built drawings for Buoy Outrigger Arm and Risers

•                    Structural drawings and calculations for new Riser Outrigger Arm and Fluid Swivel assembly

(c)                                  For Information

•                    All other drawings and calculations produced for existing systems and/or structure which are subject to modification

•                    All original As-Built drawings and calculations

C.3                             PROCUREMENT DOCUMENTS

(a)                                  For Acceptance by COMPANY

•                    Specifications for all new EQUIPMENT

•                    Test and inspection requirements/procedures for all new EQUIPMENT

•                    Proposed supplier and/or vendor for each item of new EQUIPMENT

(b)                                  For Review by COMPANY

•                    Purchase Orders for all new EQUIPMENT

•                    Unpriced bid evaluations of quotes/proposals received for all new EQUIPMENT

(c)                                  For Information

•                    Delivery schedule and tracking records for all new EQUIPMENT

•                    Results of Factory Acceptance Tests and other tests/inspections carried out in suppliers and/or vendors premises

•                    Third party certificates and release certificates for each item of new EQUIPMENT

•                    Vendor Data  Dossiers

C.4                             FABRICATION/CONSTRUCTION DOCUMENTS

(a)                                  For Acceptance by COMPANY

•                    Test and Inspection Procedures

•                    MECHANICAL COMPLETION and COMMISSIONING Procedures for all systems

•                    Test, Inspection and NDE Reports

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•                    MECHANICAL COMPLETION  Dossiers

•                    COMMISSIONING  Dossiers

(b)                                  For Review by COMPANY

•                    Conversion/upgrade procedures to be carried out before delivery of FPSO to site

•                    Structural, electrical and piping shop drawings

•                    Welding Procedure Specifications and Procedure Qualification Records (Piping and Structural)

•                    Welder Qualifications for FPSO Outrigger Arm steelwork

•                    NDE Procedures and acceptance/rejection criteria (Visual, RT, UT, PT, MPI, other)

•                    NDE Operator Qualifications

•                    General structural specifications in respect of new Outrigger Arm and FPSO equipment (to include but not be limited to: materials selection and certification, welding, prefabrication, erection and assembly, correction of fit-up defects, alignment and tolerances, hydrotesting, load testing, NDE requirements, traceability, acceptance)

•                    General piping specifications (to include but not be limited to materials selection and certification, connections, supports, assembly and fit-up, correction of fit-up defects, alignment and tolerances, bonding and grounding, flushing, hydrotesting, NDE requirements, traceability, acceptance)

(c)                                  For Information

•                    Any other fabrication/construction documentation

C.5                             INSTALLATION DOCUMENTS

(a)                                  For Acceptance by COMPANY

•                    Contingency plans (to include but not be limited to: adverse weather; line breakage; tug breakdown)

•                    INSTALLATION Reports

(b)                                  For Review by COMPANY

•                    Buoy and Outrigger Arm and Riser installation procedures to include but not be limited to: surveying for correct location; setting in place)

•                    FPSO VESSEL connection procedures (to include but not be limited to: hook-up to risers and test of all quick release/disconnect devices )

•                    Test procedures (to include but not be limited to: pipeline/riser hydrotest; Fluid Swivel rotation test; ROV site survey to determine riser catenaries and clearances)

(c)                                  For Information

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•                    Marine vessel data sheets

•                    Lifting gear arrangement drawings and lifting gear certificates

•                    Any other INSTALLATION documentation

C.6                             OFFSHORE COMMISSIONING DOCUMENTS

(a)                                  For Acceptance by COMPANY

•                    Riser and new Pipeline pressure test procedure

•                    DP Mooring system rotation test procedure

•                    Procedure for introduction of hydrocarbons into FPSO SYSTEM

•                    Oil spill response trial procedure

•                    PERFORMANCE TEST procedures

•                    COMPANY interface procedure

•                    PERFORMANCE TEST reports

(b)                                  For Review by COMPANY

•                    Any other Offshore COMMISSIONING procedures

(c)                                  For Information

•                    Any other Offshore COMMISSIONING related documentation

C.7                             OPERATIONS DOCUMENTS

(a)                                  For Acceptance by COMPANY

•                    FPSO SYSTEM Operations Manual

•                    Offshore Health and Safety Manual

•                    Terminal Operations Booklet

•                    Logistics Manual

•                    Planned Maintenance and Repair Manual

•                    Contingency plans (to include but not be limited to: adverse weather; black-out; CREW illness or accident)

•                    Permit to Work procedures

•                    Emergency Response Plan

•                    SOPEP (Shipboard Oil Pollution Emergency Plan)

•                    DEMOBILIZATION  procedures and schedule

(b)                                  For Review by COMPANY

•                    Helicopter Operations Manual

•                    Marine Operations Manual

•                    Materials handling and storage procedures

(c)                                  For Information

•                    Personnel management procedures

•                    Any other operations documentation

29

APPENDIX III - D

COMPLETION CERTIFICATES

PERFORMANCE CERTIFICATE
DEMOBILIZATION CERTIFICATE

30

COPC XIJIANG OIL FIELD - FPSO TEMPORARY LEASE
COMPLETION CERTIFICATE

PERFORMANCE CERTIFICATE

	(Reference Exhibit VIII - Quality Assurance, Quality Control, Test and Inspection Requirements)	Complete	Outstanding Obligations
Process Plant Test Report Accepted
Riser Pressure Test Report Accepted
Quick Disconnect Equipment Test Report Accepted
Offloading Equipment Test Report Accepted
Marine Systems Tests Report Accepted
Utility Systems Operations Acceptable
Minimum Process Target achieved
Offloading Performance Target achieved
Review and Acceptance of Third Party and Classification Society Certificates
Approval from Chinese National Authority to Start Operation

Outstanding Obligations:
(i)
(ii)	Date for Completion:
(iii)	Date for Completion:
(iv)	Date for Completion:
(v)	Date for Completion:

Certified Complete:
Name:	Signature:	Date:
Certified for Payment:
Name:	Signature:	Date:

31

COPC XIJIANG OIL FIELD - FPSO TEMPORARY LEASE
COMPLETION CERTIFICATE

DEMOBILIZATION CERTIFICATE

		Complete	Outstanding Obligations
Review and Acceptance of DEMOBILIZATION Dossiers
Final Offloading Completed and Report Attached
FPSO VESSEL Disconnected and Removed from OFFSHORE SITE
BTM Redelivered In Fully Operational and Undamaged Condition
ROV Site Clearance Survey Satisfactorily Completed and Report Attached
Marine Spread Released

Quantity of Remaining Liquids on FPSO VESSEL Certified by COMPANY and CONTRACTOR as follows:

PRODUCED OIL:	m(3)
Lube Oil:	m(3)
Diesel Oil:	m(3)
Potable Water:	m(3)
Chemicals

Outstanding Obligations:
(i)
(ii)		Date for Completion:
(iii)		Date for Completion:
(iv)		Date for Completion:
(v)		Date for Completion:

Certified Complete:
Name:	Signature:	Date:
Certified for Payment:
Name:	Signature:	Date:

32

EXHIBIT IV –

CONTRACTOR ORGANIZATION AND

PROJECT TEAM KEY PERSONNEL

Munin Offshore Chart

FPSO Munin Conversion for Xijiang Field Organisation Chart No. 1 - Overall Project Organisation November 2003

FPSO Munin Conversion for Xijiang Field Organisation Chart No. 2 - SPM Organisation November 2003

FPSO Munin Conversion for Xijiang Field Organisation Chart No. 3 - Vessel Engineering Organisation November 2003

FPSO Munin Conversion for Xijiang Field Organisation Chart No. 4 - Operations Organisation November 2003

EXHIBIT V –

CONTRACTOR PARENT COMPANY

GUARANTEE

PARENT COMPANY/ CORPORATE INDEMNITY AGREEMENT

dated as of                      , 2004

by

AURELIA ENERGY N.V.

*    *    *

FOR THE PERFORMANCE OF

CONTRACT NO.

XIJIANG OIL FIELD SOUTH CHINA SEA FPSO LEASE CONTRACT

[PARENT COMPANY’s LETTER HEAD]

WHEREAS, in consideration of ConocoPhillips China Inc. as Operator of the Xijiang 24-3 and 30-2 Oil Fields, Offshore People’s Republic of China (“Company”) agreeing to enter into Contract No.                , Xijiang Oil Field South China Sea FPSO Lease Contract (“the Contract”) with Lufeng Development Company ANS (“Contractor”), Aurelia Energy N.V. (“Indemnitor”), a company formed under the laws of [name of relevant territory], has agreed, pursuant to this Parent Company/ Corporate Indemnity Agreement (this “Agreement”), to guarantee to Company the full performance and discharge of, and to indemnify Company against Contractor’s failure to perform and discharge, all Contractor’s duties, responsibilities, obligations and liabilities under the Contract;

NOW, THEREFORE, for value received, Indemnitor hereby unconditionally and irrevocably guarantees to Company the due, complete and punctual performance and discharge by Contractor of all Contractor’s duties, responsibilities, obligations and liabilities under the Contract in accordance with its terms, and agrees to indemnify Company against any failure by Contractor so to perform and discharge such duties, responsibilities, obligations and liabilities:

1.           Indemnitor is liable (on a joint and several basis) for the proper performance and discharge of all of Contractor’s duties, responsibilities, obligations and liabilities under the Contract in accordance with its terms. In the event of any default by Contractor in performance or discharge of any of its duties, responsibilities and obligations under the Contract, including without limitation any default in payment or in honouring any liabilities assumed by Contractor under the Contract, Indemnitor shall be and become bound promptly to perform and discharge such duties, responsibilities, obligations and liabilities as a primary obligor.

2.            Indemnitor shall defend, indemnify and hold harmless Company from and against all liabilities, losses, damages and claims suffered by Company, and for which Contractor is liable under the Contract, resulting from or arising out of Contractor’s failure to properly perform and discharge all of Contractor’s duties, responsibilities, obligations and liabilities under the Contract in accordance with its terms.

3.            Company shall not be entitled to enforce this Agreement in respect of any default of Contractor under the Contract until any relevant period specified in the Contract for Contractor to remedy such default has expired, and such default has not been remedied in such period.

4.            Upon receipt of a demand from Company, in the form of a written notice (by letter or electronic facsimile transmission) specifying the particulars of Contractor’s default under the Contract, Indemnitor shall promptly perform and discharge its obligations under this Agreement. Company shall not be required, prior to enforcing this Agreement, to make demand on or file suit against Contractor or any other entity to attempt to collect payment from or enforce performance of any obligation by Contractor or any other entity, to foreclose against any security now or hereafter existing for Contractor’s obligations, or to exercise or exhaust any other right or remedy to which Company may be entitled.

5.            The address for notice or demand by Company to Indemnitor under this Agreement shall be as follows:

[Address of Indemnitor]

Attention: [Title of person to whom notices/ demands are to be addressed]

Fax Number:

The address for notice by Indemnitor to Company under this Agreement shall be as follows:

ConocoPhillips China Inc.

Address

Attention:

Fax Number:

Indemnitor may from time to time change its address for notice or demand hereunder by giving prior written notice to Company. Company may from time to time change its address for notice hereunder by giving prior written notice to Indemnitor. Any notice or demand that

(a)

delivered to Indemnitor (or Company, as applicable) by any form of courier (including by hand) or recorded or registered postal delivery shall be deemed to be given and received at the time of delivery;

(b)

sent by facsimile transmission shall be deemed to be given and received when confirmation of transmission to and receipt by Indemnitor’s (or Company’s, as applicable) facsimile machine is received by Company’s (or Indemnitor’s, as applicable) facsimile machine.

6.            This Agreement shall continue in full force and effect until all obligations guaranteed hereunder are duly satisfied. Provided, however, that this Agreement shall only remain in effect after April 9, 2006 in respect of matters already known to both Company and Indemnitor that have not been conclusively resolved by that date.

7.            Indemnitor’s obligations under this Agreement shall not be released or discharged notwithstanding:

(a)	any extension of time for payment or performance of any obligation;

(b)	any transfer, assignment or mortgage by Contractor of any interest in the Contract (the term “Contractor” including also any of Contractor’s successors or assigns);

(c)

any amendment, modification, supplement, Change Order Authorization, extension of the Contract made or effected in accordance with its terms, or other change in or waiver of Contractor’s obligations under or pursuant to the Contract, whether with or without Indemnitor’s consentunless Indemnitor would have been released from such obligation (or otherwise affected by such amendment, modification, supplement, Change Order Authorization or extension of the Contract) if it had been a party to the Contract instead of Contractor, but without prejudice to the other provisions of this Paragraph 7 stipulating circumstances in which Indemnitor’s obligations shall not be released, discharged or otherwise affected;

(d)	an y failure on the part of Contractor duly to carry out any of its obligations under the Contract;

(e)

any waiver by Company or the release or discharge of Contractor from any duty, responsibility, obligation or liability under the Contract, unless Indemnitor would have been released from such duty, responsibility, obligation or liability if it had been a party to the Contract instead of Contractor, but without prejudice to the other provisions of this Paragraph 7 stipulating circumstances in which Indemnitor’s obligations shall not be released, discharged or otherwise affected;

(f)	the voluntary or involuntary liquidation or dissolution of Contractor, or the sale or other disposition of all or substantially all of Contractor’s assets and liabilities;

(g)

an y change in the existence, structure, constitution, name, objects, powers, business, control or ownership of Contractor or the voluntary or involuntary liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, composition or other similar proceeding affecting Contractor, or the disaffirmance of the Contract in any such proceeding;

(h)

any merger, amalgamation, arrangement, consolidation or other reorganization to which Contractor, Indemnitor or any related entity is a party, or any direct or indirect sale or disposition of all or substantially all of Contractor’s assets and liabilities or Indemnitor’s assets and liabilities;

(i)

any claim by Contractor of invalidity, illegality, unenforceability or frustration of the Contract, or any assertion by Contractor that any provision of any applicable law prohibits the payment by Contractor of, or relieves Contractor of its obligation to make payment of, amounts due under the Contract; or

(j)

any obligation of Contractor being rescinded or otherwise affected by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

8.             All amounts payable by Indemnitor under this Agreement shall be paid in lawful money of the United States of America in immediately available funds promptly after Indemnitor receives a written demand for payment in accordance with Paragraph 5. All payments under this Agreement shall be made free and clear and without deduction for taxes or withholdings of any kind. If any deductions for taxes or withholdings are required in respect of any payment under this Agreement, Indemnitor shall pay such additional amounts as are necessary to ensure that Company receives a net amount equal to the full amount that it would have received in the absence of any such deduction. Any amount required to be paid pursuant to the terms of this Agreement shall bear interest from the date due until the date paid in full at the [similar wording as Article 25.17 of the Contract] London Inter-Bank Offered Rate (LIBOR) plus two percentage point (two hundred basis points) for the period.

9.           Indemnitor represents and warrants to Company on and as of the date hereof that:

(a)	it is duly organized and validly existing under the laws of the jurisdiction in which it was organized and has the power and authority to execute and perform this Agreement;

(b)

Indemnitor has done everything necessary for execution and delivery of this Agreement, including obtaining any authorization or approval required from any entity and making any registration required with any court or governmental authority having jurisdiction over Indemnitor;

(c)

Indemnitor is not aware of any requirement for Company to obtain any authorization or approval from any entity that has not been obtained nor to make any registration with any court or government authority having jurisdiction over Indemnitor for execution and delivery of this Agreement; and

(d)	this Agreement constitutes a valid and legally binding agreement of Indemnitor, and is enforceable against Indemnitor in accordance with its terms.

10.           This Agreement shall inure for the benefit of Company’s successors and assigns (as permitted under the Contract) and shall be binding upon Indemnitor’s successors and assigns. Indemnitor shall not assign this Agreement or assign or transfer any of its obligations hereunder except with the prior written consent of Company, which Company shall not withhold unreasonably. Any purported assignment or transfer made without such prior approval of Company shall be null and void.

11.           Company’s failure to exercise or enforce any right, remedy or benefit under this Agreement shall not operate as a waiver hereunder and shall not preclude Company from requiring Indemnitor to fulfill all of its duties, responsibilities and obligations under this Agreement. Any purported waiver by Company of any provision of this Agreement shall only be valid if set out in writing and signed by a duly authorized representative of Company. Any purported amendment of this Agreement shall only be valid if set out in writing as a deed signed by a duly authorized representative of Indemnitor, and counter-signed by a duly authorized representative of Company as being accepted and agreed on behalf of Company.

12.           Indemnitor shall pay reasonable legal fees and all other costs and expenses that may be incurred by Company in enforcing this Agreement.

13.           This Agreement is subject to and shall be construed in accordance with the laws of England. Any dispute under this Agreement that cannot be settled amicably between Company and Indemnitor shall be finally settled by binding arbitration in the English language in Singapore, and shall be conducted by three arbitrators in accordance with the Arbitration Rules of the United Nations Commission on International Trade Law contained in Resolution 31/ 98 adopted by the United Nations General Assembly on 15 December 1976, as in force at the time such arbitration is commenced, except as the rules may be modified herein.

The award rendered in any arbitration brought hereunder shall be final and binding upon the parties thereto, and judgment thereon may be entered in any court having jurisdiction for its enforcement. Indemnitor hereby expressly:

(a)	waives, to the extent they might otherwise be held applicable, any provisions of the laws of England or any other territory giving the right to appeal the arbitration award;

(b)

agrees that it shall not have any right to commence or maintain any suit or legal proceeding concerning a dispute under this Agreement until the dispute has been determined in accordance with the arbitration procedure provided for herein and then only to enforce or facilitate the execution of the award rendered in such arbitration.

14.           Without prejudice to the provisions of Paragraphs 7 and 12, the liabilities and obligations, individually or collectively, of Indemnitor to Company under this Agreement shall not be greater than the liabilities and obligations of Contractor to Company under the Contract, without duplication and Indemnitor shall be entitled to avail itself of any limitation or exclusion of liability similar to Contractor.

IN WITNESS WHEREOF this Agreement has been duly executed by Indemnitor as a deed and unconditionally delivered as of [date]

EXECUTED AND DELIVERED	)
AS A DEED	)
)
By [name of Indemnitor]	)
)
Acting by [name of signatory]	)
)
In the presence of:	)

Witness:

Signature:

Name:

Address:

Occupation:

[LETTERHEAD OF AURELIA ENERGY NV]

PARENT COMPANY/ CORPORATE INDEMNITY AGREEMENT

dated as of 20 October,2003

by

AURELIA ENERGY N.V.

* * *

FOR THE PERFORMANCE OF
CONTRACT NO. PA-02-2004

XIJIANG OIL FIELD SOUTH CHINA SEA FPSO LEASE CONTRACT

1

WHEREAS, in consideration of ConocoPhillips China Inc. as Operator of the Xijiang 24-3 and 30-2 Oil Fields, Offshore People’s Republic of China (“Company”) agreeing to enter into Contract No. PA-02-2004, xijiangOilReidSouthChina Sea FPSOLeaseContract (“the Contract”)withLufeng Development Company ANS (“Contractor”), Aurelia Energy N.V. (“Indemnitor”), a company formed under the laws ofthe Netherlands Antilles, has agreed, pursuant to this Parent Company/ Corporate Indemnity Agreement (this “Agreement”), to guarantee to Company the full performance and discharge of, and to indemnify Company against Contractor’s failure to perform and discharge, all Contractor’s duties, responsibilities, obligations and liabilities under the Contract;

NOW, THEREFORE, for value received, Indemnitor hereby unconditionally and irrevocably guarantees to Company the due, complete and punctual performance and discharge by Contractor of all Contractor’s duties, responsibilities, obligations and liabilities under the Contract in accordance with its terms, and agrees to indemnify Company against any failure by Contractor so to perform and discharge such duties, responsibilities, obligations and liabilities:

1.                                     Indemnitor is liable (on a joint and several basis) for the proper performance and discharge of all of Contractor’s duties, responsibilities, obligations and liabilities under the Contract in accordance with its terms. In the event of any default by Contractor in performance or discharge of any of its duties, responsibilities and obligations under the Contract, including without limitation any default in payment or in honouring any liabilities assumed by Contractor under the Contract, Indemnitor shall be and become bound promptly to perform and dischargesuchduties, responsibilities,obligationsand liabilitiesasa primaryobligor.

2.                                     Indemnitor shall defend, indemnify and hold harmless Company from and against all liabilities, losses, damages and claims suffered by Company, and for which Contractor is liable under the Contract, resulting from or arising out of Contractor’s failure to properly perform and discharge all of Contractor’s duties, responsibilities, obligations and liabilities underthe Contract in accordancewith itsterms.

3.                                   Company shall not be entitled to enforce this Agreement in respect of any default of Contractor under the Contract until any relevant period specified in the Contract for Contractor to remedy such default has expired, and such default has not been remedied in suchperiod.

2

4.                                 Upon receipt of a demand from Company, in the form of a written notice (by letter or electronic facsimile transmission) specifying the particulars of Contractor’s default under the Contract, Indemnitor shall promptly perform and discharge its obligations under this Agreement Company shall not be required, prior to enforcing this Agreement, to make demand on or file suit against Contractor or any other entity to attempt to collect payment from or enforce performance of any obligation by Contractor or any other entity, to foreclose against any security now or hereafter existing for Contractor’s obligations, or to exercise or exhaust any other right or remedy to which Company may be entitled.

5.                                  The address for notice or demand by Company to Indemnitor under this Agreement shall be as follows:

Aurelia Enrtgy NV,

Kaya Richard J.Beaujon z/n, Curacao,

Netherlands Antilles

Attention: The Finance Manager.	Fax Number: +599 - 9 - 7366161

The address for notice by Indemnitor to Company under this Agreement shall be as follows:

ConocoPhillips China Inc. P.O.BOX, 166,

Shekoue, Shenzhen, PR China, 518067

Attention: The Finance Manager.	Fax Number: +86-755-2667-0924

Indemnitor may from time to time change its address for notice or demand hereunder by giving prior written notice to Company. Company may from time to time change its address for notice hereunder by giving prior written notice to Indemnitor. Any notice or demand that is:

(a)                                  delivered to Indemnitor (or Company, as applicable) by any form of courier (including by hand) or recorded or registered postal delivery l be deemed to be given and received at the time of delivery;

(b)                                 sent by facsimile transmission shall be deemed to be given and received when confirmation of transmission to and receipt by Indemnitor’s (or Company’s, as applicable) facsimile machine is received by Company’s (or Indemnitor’s, as applicable) facsimile machine.

3

6.                                       This Agreement shall continue in full force and effect until all obligations guaranteed hereunder are duly satisfied. Provided, however, that this Agreement shall only remain in effect after April 9, 2006 in respect of matters already known to both Company and Indemnitor that have not been conclusively resolved by that date.

7.                                       Indemnitor’s obligations under this Agreement shall not be released or discharged 9                 notwithstanding: (a)         any extension of time for payment or performance of any obligation;

(b)                                 any transfer, assignment or mortgage by Contractor of any interest in the Contract (the term “Contractor” including also any of Contractor’s successors or assigns);

(c)                                  any amendment, modification, supplement, Change Order Authorisation, extension ofthe Contract made or effected in accordance with its terms, or other change in or waiver of Contractor’s obligations under or pursuant to the Contract, whether with or without Indemnitor’s consent unless Indemnitor would have been released from such obligation (or otherwise affected by such amendment, modification, supplement, Change Order Authorisation or extension of the Contract) if it had been a party to the Contract instead of Contractor, but without prejudice to the other provisions of this Paragraph 7 stipulating circumstances in which Indemnitor’s obligations shall not be released, discharged or otherwise affected;

(d)                                 an y failure on the part of Contractor duly to carry out any of its obligations under the Contract;

(e)                                  any waiver by Company or the release or discharge of Contractor from any duty, responsibility, obligation or liability under the Contract, unless Indemnitor would have been released from such duty, responsibility, obligation or liability if it had been a party to the Contract instead of Contractor, but without prejudice to the other provisions of this Paragraph 7 stipulating circumstances in which Indemnitor’s obligations l not be released, discharged or otherwise affected;

(f)                                    the voluntary or involuntary liquidation or dissolution of Contractor, or the sale or other disposition of all or substantially all of Contractor’s assets and liabilities;

(g)                                 any change in the existence, structure, constitution, name, objects, powers, business, control or ownership of Contractor or the voluntary or involuntary liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganisation, composition or other similar proceeding affecting Contractor, or the disaffirmance ofthe Contract in any such proceeding;

4

(h)                                any merger, amalgamation, arrangement, consolidation or other reorganisation to which Contractor, Indemnitor or any related entity is a party, or any direct or indirect sale or disposition of all or substantially l of Contractor’s assets and liabilities or Indemnitor’s assets and liabilities;

(i)                                     any claim by Contractor of invalidity, illegality, unenforceability or frustration of the Contract, or any assertion by Contractor that any provision of any applicable law prohibits the payment by Contractor of, or relieves Contractor of its obligation to makepaymentof,amountsdueundertheContract;or

(j)                                any obligation of Contractor being rescinded or otherwise affected by the effect of any applicable bankruptcy, insolvency, reorganisation, moratorium or similar laws affecting creditors’ rights generally and by general principles ofequity.

8.                                  All amounts payable by Indemnitor under this Agreement shall be paid in lawful money of the United States of America in immediately available funds promptly after Indemnitor receives a written demand for payment in accordance with Paragraph 5. All payments under this Agreement shall be made free and dear and without deduction for taxes or withholdings of any kind. If any deductions for taxes or withholdings are required in respect of any payment under this Agreement, Indemnitor shall pay such additional amounts as are necessary to ensure that Company receives a net amount equal to the full amount that it would have received in the absence of any such deduction. Any amount required to be paid pursuant to the terms of this Agreement shall bear interest from the date due until the date paid in full at the London Inter-Bank Offered Rate (LIBOR) plus two percentage point (two hundred basis points) for the period.

9.                                    Indemnitor represents and warrants to Company on and as ofthe date hereofthat

(a)                                it is duly organised and validly existing under the laws of the jurisdiction in which it was organised and has the power and authority to execute and perform this Agreement;

(b)                             Indemnitor has done everything necessary for execution and delivery of this Agreement, including obtaining any authorisation or approval required from any entity and making any registration required with any court or governmental authority having jurisdiction over Indemnitor,

5

(c)                                  Indemnitor is not aware of any requirement for Company to obtain any authorisation or approval from any entity that has not been obtained nor to make any registration with any court or government authority having jurisdiction over Indemnitor fa execution and delivery ofthis Agreement; and

(d)                                 this Agreement constitutes a valid and legally binding agreement of Indemnitor, and is enforceable against Indemnitor in accordance with its terms.

10.                                 This Agreement shall inure for the benefit of Company’s successors and assigns (as permitted under the Contract) and shall be binding upon Indemnitor’s successors and assigns. Indemnitor shall not assign this Agreement or assign or transfer any of its obligations hereunder except with the prior written consent of Company, which Company shall not withhold unreasonably. Any purported assignment or transfer made without such prior approval ofCompany shall be null and void.

11.                             Company’s failure to exercise or enforce any right, remedy or benefit under this Agreement shall not operate as a waiver hereunder and shall not preclude Company from requiring Indemnitor to fulfil all of its duties, responsibilities and obligations under this Agreement Any purported waiver by Company of any provision of this Agreement shall only be valid if set out in writing and signed by a duly authorised representative of Company. Any purported amendment of this Agreement shall only be valid if set out in writing as a deed signed by a duly authorised representative of Indemnitor, and counter-signed by a duly authorised representativeofCompanyas being accepted and agreedon behalfofCompany.

12.                              Indemnitor l pay reasonable legal fees and all other costs and expenses that may be incurred by Company in enforcing this Agreement

13.                                 This Agreement is subject to and shall be construed in accordance with the laws of England.  Any dispute under this Agreement that cannot be settled amicably between Company and Indemnitor shall be finally settled by binding arbitration in the English language in Singapore, and shall be conducted by three arbitrators in accordance with the Arbitration Rules of the United Nations Commission on International Trade Law contained in Resolution 31/ 98 adopted by the United Nations General Assembly on 15 December 1976, as in force atthe time such arbitration is commenced, except as the rules may be modified herein.

The award rendered in any arbitration brought hereunder shall be final and binding upon the parties thereto, and judgement thereon may be entered in any court having jurisdiction for its enforcement Indemnitor hereby expressly:

6

(a)                                  waives, to the extentthey might otherwise be held applicable, any provisionsofthe laws of England or any other territory giving the right to appeal the arbitration award;

(b)                                 agrees that it shall not have any right to commence or maintain any suit or legal proceeding concerning a dispute under this Agreement until the dispute has been determined in accordancewith the arbitration procedure provided for herein and then only to enforce or facilitate the execution of the award rendered in such arbitration.

14.                                 Without prejudice to the provisions of Paragraphs 7 and 12, the liabilities and obligations, individually or collectively, of Indemnitor to Company under this Agreement l not be greater than the liabilities and obligations of Contractor to Company under the Contract, without duplication and Indemnitor shall be entitled to avail itself of any limitation or exclusion of liability similar to Contractor.

IN WITNESS WHEREOF this Agreement has been duly executed by Indemnitor as a deed and unconditionallydelivered asof

EXECUTED AND DELIVERED AS A DEED	)
)
)
ByAurelia EnergyNV	)
) /s/ JOHN COLLISON
Acting by John Collison	)
)
I n the presence of:	)

Witness:

Signature:.	/s/ J. VAN DER WARUN

Name:	J. van der Warun

Address:	Hareveld
27GxG Levenhvinew
The Netherlands

7

EXHIBIT VI–
LIST OF SUBCONTRACTORS AND
WORK TO BE SUBCONTRACTED

TOPSIDES MODIFICATIONS & ADDITIONAL MODULE

SUPPLIERS LIST for XIJIANG DP Option

No.	Description	Supplier	Country
1	PRODUCT SWIVEL	BMZ Zandvoort Machinefabriek Kreber TUC	The Netherlands The Netherlands The Netherlands
2	INLINE SWIVEL	BMZ Zandvoort Machinefabriek Kreber TUC	The Netherlands The Netherlands The Netherlands
3	SLIDING BEARING (for Product Swivel)	Kuhne Industrie Busak & Shamban	The Netherlands The Netherlands
4.	SWIVEL BOLTS, NUTS, WASHERS	Randack GmbH Rollstud OME	Germany United Kingdom Italy
5	SWIVEL BEARING	Rothe Erde	Germany
6	SWIVEL SEALS	Busak & Shamban GreenTweed	The Netherlands United Kingdom
7	MAIN BEARING	Rothe Erde	Germany
8	MAIN BEARING BOLTS, NUTS, WASHERS & BOLT CAPS	Randack GmbH Rollstud OME	Germany United Kingdom Italy
9	BOLT TENIONING EQUIPMENT	Tentec Hydratight	United Kingdom United Kingdom
10	HYDRAULIC WINCH 5 T & 60 T c/w POWER PACK	Rexroth Frames Process Systems Soest Hydraulics	The Netherlands The Netherlands The Netherlands
11	GENERAL BOLTS, NUTS & WASHERS	Randack GmbH Rollstud OME	Germany United Kingdom Italy
12	BALL VALVES manual high perf.8”or 10” 600#	Econosto Capital Valves Valve Engineering Supplies PCC Newman Velan Valves (IVS) Control Seal	The Netherlands United Kingdom United Kingdom Italy Italy The Netherlands
13	ESD Valve 8”or10” 600#	Econosto Valve Engineering Supplies PCC Newman Velan Valves	The Netherlands United Kingdom Italy Italy
14	RISERS & associated equipment	Flowline Specialists Ltd	UK
15	28 ADDITIONAL PLATES COOLING MEDIUM COOLING	Bronswerk Alfa Laval Koojiman Tranter BV	The Netherlands The Netherlands The Netherlands The Netherlands

16	CENTRIFUGAL PUMPS (Booster type)	Sulzer Pumps Pompe Gabbioneta Weir Pumps Flowserve BV KSB Nederland	United Kingdom Italy United Kingdom The Netherlands The Netherlands
17	CRUDE OIL TRANSFER PUMP + MOTOR	Sulzer Pumps Pompe Gabbioneta Weir Pumps Flowserve BV KSB Nederland Nijhuis Pompen Geveke Pompen	United Kingdom Italy United Kingdom The Netherlands The Netherlands The Netherlands The Netherlands
18	ADDITIONAL PLATES CRUDE OIL COOLER	Bronswerk Alfa Laval Kooijman Tranter BV	The Netherlands The Netherlands The Netherlands The Netherlands
19	BIOCIDE INJECTION AIRDRIVEN PUMP	Girdlestone Pumps Weir Pumps Allweiler Pompen ABS Pompen Bran & Luebbe	United Kingdom United Kingdom The Netherlands The Netherlands The Netherlands
20	PRESSURE RELIEF VALVES	Hitma Tyco Flow Contol Hopkinsons Ltd	The Netherlands United Kingdom United Kingdom
21	LEVEL CONTROL VALVES	Emerson Process Mgt. Flowserve Dresser Industrial Products Grinell Trading Company	The Netherlands The Netherlands The Netherlands The Netherlands
22	FIELD INSTRUMENTS	ABB Emerson Process Mgt.	The Netherlands The Netherlands
23	INSTRUMENT CABLES	NKF (Draka) Incore Cables	The Netherlands The Netherlands
24	STARTER MODULE	Aker Electro	Norway
25	JUMPER HOSES	Phoenix Beattie	United Kingdom
26	SHEAVE BLOCK	Hycom	The Netherlands
27	HEAT TRACING DISTR. BOARD	Stahl Electromach	The Netherlands The Netherlands
28	HEAT TRACING Design	Thermon Benelux BV Tyco Thermal Controls	The Netherlands The Netherlands
29	PV Valve Cargo Vent System c/w Flame Arrestors	Protegro Press-Vac	The Netherlands Norway
30	AUTOMATIC FLOW RECIRCULATION VALVE	Emerson Process Mgt. Tyco Flow Control	The Netherlands The Netherlands
31	DELUGE VALVE SKID c/w FOAM TANK	Wormald Oil & Gas	United Kigdom
32	DELUGE NOZZLES	Wormald Oil & Gas Grinell Trading Company	United Kingom The Netherlands
33	DELUGE SYSTEM – BUTTERFLY VALVES	BAF Butterfly Valves Duvalco BV Capital Valves	The Netherlands The Netherlands United Kingdom

34	FUEL TRANSFER PUMP	Geveke Pompen Weir Pumps Flowserve Sulzer Pompen	The Netherlands The Netherlands The Netherlands The Netherlands
35	FUEL DEGASSING SYSTEM	BMZ Zandvoort TUC	The Netherlands The Netherlands
36	STARTER DEGASSING BOOSTER PUMP	Geveke Pompen Weir Pumps Flowserve Sulzer Pompen	The Netherlands The Netherlands The Netherlands The Netherlands
37	Cargo Valve Overhaul	Bennex	Norway
38	Cargo Stripping Valve	Tyco Valves & Control	The Netherlands
39	Condensers	Teknotherm	Norway
40	Ventilator for IG room	Bronswerk	The Netherlands
41	Winch Wire (Dyneema SK75)	Marlow Ropes Bridon Lankhorst-Touwfabriek	United Kingdom United Kingdom The Netherlands

BLUEWATER ENERGY SERVICES B.V. XUIANG PROJECT

Sub-contractors List

S001	DRYDOCKING & MODIFICATIONS TO FPSO ‘MUNIN’	Yantai Raffles Shipyard
No 70 Zhifu East Road
Zhifu Island
Yantai 264000
	Previously pre-qualified for fabrication work	Shandong, P R China

Nantong Ocean Ship Engineering Co.
(Cosco Repair)
South of Rengang
	Previously pre-qualified for vessel repair and lifetime extension work	Nantong 226005
P R China

Dalian New Shipbuilding & Heavy Industries
(Cosco Repair)
Nol Hai Feng Street, Dalian
	To be pre-qualified	Liaoning 116021
P R China

Wenchong Shipyard
Huang Pu
	To be pre-qualified	Guangzhou
P R China

S002	TRANSPORT, INSTALLATION & REMOVAL of RISERS, ETC	Subsea 7
79 Anson Road
	Prequalification documents issued to Contractor	Unit 19-01
Singapore 079906

SB Submarine Systems
Building 25,
1591 Hongqiao Road,
Shanghai,
	Review o fpre-qualification in formation ongoing	PR China 200336

Hallin Marine Systems (S) Pte Ltd
Unit 817 (PO Box 5083)
SOPS Drive
	Review of pre-qualification information ongoing	Loyang Offshore Supply Base
Singapore 508988
Global Industries
SBS Park Plaza
18 Ratchadapisek Road
Kwaeng Ladyao
Khet jatujak
	To be pre-qualified	Bangkok
Huawei Offshore Shipping & Transport
Rm 407, Section 3,
Haibin Commercial Centre,
Shekou, Shenzhen,
	Review of pre-qualification information ongoing	Guangdong, PR China
S003	CLASSIFICATION, CERTIFICATION & VERIFICATION SEWRVICES	Det Norske Veritas AS (DNV)
Veritasveien 1
	(nb also local office for fabrication/installation verification)	1322 Høvik,
Norway
American Bureau of Shipping (ABS)
ABS House
1, Frying Pan Alley
London El 7HR, United Kingdom
Lloyd’s Register (LRS)
Denburn House
25 Union Terrace
Aberdeen AB10 1NN,
United Kingdom
S004	WARRANTY SURVEYOR	Noble Denton Singapore Pte. Ltd.
51 Goldhill Plaza #19-02
Singapore 308900
London Offshore Consultants Pte Ltd
14 Stanley Street
Singapore 068733

S005	MODIFICATIONS TO 1st STAGE SEPARATOR	ABB Offshore Systems
PO Box 8l
1375 Billingstad
	Previously pre-qualified	Norway
S006	UPGRADE, REPAIR, OVERHAUL & MAINTENANCE OF THRUSTERS	Rolls Royce Marine Benelux b.v
Werfdijk 2 (Port 2828)
3195 HV Pernis
The Netherlands
S007	UPGRADE OF IAS SYSTEM	Kongsberg Maritime
Strandpromenaden 50
PO Box 111
3191 Horten
	To be pre-qualified	Norway
S008	REPAIR & CALIBRATION of the OFFLOADING METERING EQUIPMENT	FMC Energy Systems
PO Box 1012
N-3061 Kongsberg
	To be pre-qualified	Norway

EXHIBIT VII – CONTRACTOR AND COMPANY SUPPLIED SERVICES

SECTION A - CONTRACTOR SUPPLIED SERVICES SHALL INCLUDE:

1.                                       Provide manpower, equipment, material supply, engineering, procurement, project management for the fabrication, testing, classification, site installation and system commissioning of Dynamic Positioning System and Catenary Riser System, hoses and hawser to COMPANY’s existing mooring buoy  for the FPSO operation at COMPANY’s offshore site in accordance with terms and conditions of this CONTRACT.

2.                                       Manage and operate the FPSO SYSTEM in accordance with the terms and conditions of this CONTRACT.

3.                                       Maintain the FPSO SYSTEM in a safe, efficient and good operating condition and in Class.

4.                                       Provide and pay for all competent personnel and maintain the full complement of personnel agreed in this CONTRACT.

5.                                       Provide and pay for all consumable provisions, supplies deck and engine stores (except as otherwise provided in this CONTRACT), galley and cabin stores, and sustenance and accommodation for CONTRACTOR and COMPANY personnel.

6.                                       Maintain on board the FPSO VESSEL an agreed inventory of spare and replacement parts and equipment.  CONTRACTOR to furnish, at its own cost, replacements for those items used from inventory for the day-to-day operations.  (NOTE:  CONTRACTOR will furnish replacements in a timely fashion so as not to unduly expose the operation to shut down).

7.                                       Accept production of  WELL FLUIDS from the COMPANY’s sub-sea pipeline, process to agreed quality, store, meter and discharge the PRODUCED OIL to export tankers.  (NOTE:  WELL FLUIDS and PRODUCED OIL shall remain the lawful property of the COMPANY at all times and the CONTRACTOR shall act as bailee only).

8.                                       Use best endeavors to ensure that its conduct when offloading PRODUCED OIL from the FPSO VESSEL to export tanker(s) is proper and safe and in accordance with operating procedures established by CONTRACTOR and agreed by COMPANY.

9.                                       Be responsible for advance notification and coordination with COMPANY for the movement of CONTRACTOR’S goods and personnel to the OFFSHORE SITE.

10.                                 Be responsible, provide and pay for:

10.1.                        All CONTRACTOR Group’s personnel transport between shore base and all other destinations outside of operating country.

10.2.                        All CONTRACTOR Group’s visa, entry and departure costs.

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10.3.                        All transportation, housing and support necessary for its personnel to arrive at or depart from the COMPANY’S designated helicopter and/or marine base.

10.4.                        Advance notice and coordination with COMPANY for transportation needs from the shore base to the FPSO VESSEL.

11.                                 Obtain and maintain all authorizations, permits and licenses and give all notices and pay all sums as may be necessary in connection with the carrying out of its obligations during contract period other than those referred to in Section B below.

12.                                 Give all notices, post all bonds and cautions, pay all fees, penalties and other charges including all port and harbor duties, import dues, handling charges, and customs clearances for the carrying out of its obligations during the TERM  and do all things that are required to be given, posted, paid or done by virtue of any decree, law ordinance, regulations, rules or order of any governmental or other authority having relevant jurisdiction.

13.                                 Use best endeavors to assist the COMPANY in obtaining all authorizations, permits and licenses as may be necessary to allow the performance by the CONTRACTOR of the carrying out of its obligations during the TERM and which are required to be and can only be obtained in the name of the COMPANY.

14.                                 In accordance with the requirements of the COMPANY, afford full co-operation in the planning and carrying out of the WORK by any contractors employed by the COMPANY and of any other duly constituted authorities who may be employed within the anchor pattern of the FPSO VESSEL, (other than supply and standby vessels) in activities not included in CONTRACT.

15.                                 Carry out the disconnection of the Catenary Riser System and restoration of the existing mooring buoy system to the original configuration at the end of the as part of the DEMOBILIZATION. (NOTE: CONTRACTOR is also responsible for transshipping the BTM Outrigger Arm, 8” Catenary Risers and Reels and Buoyancy Tank to COMPANY’s shore base during the DEMOBILIZATION).

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SECTION B - COMPANY SUPPLIED SERVICES SHALL INCLUDE:

1.                                       Obtain all authorizations, permits and licenses as may be necessary to allow performance by the CONTRACTOR of its obligations during the TERM and which are required to be and can only be obtained in the name of the COMPANY.

2.                                       Provide and pay for helicopter transportation as reasonably required by the CONTRACTOR for the transportation of crew and supplies between the COMPANY’S shore base and the FPSO VESSEL.

3.                                       Provide and pay for handling within and to and from COMPANY onshore warehouse for the CONTRACTOR only for exceptional items which cannot reasonably be stored on the FPSO VESSEL and for items in transit.

4.                                       During the TERM, provide and pay for all reasonable standby, line handling, fire fighting, rescue vessels and mooring tugs as set out in the CONTRACT.

5.                                       Provide and pay for reasonable production related chemicals, if needed.

6.                                       Provide the CONTRACTOR with reasonable office space in COMPANY’s shore base office for a maximum of two individuals to act as the CONTRACTOR’S shore based support personnel, including office furnishings,  utilities and the use of non-confidential telecommunications equipment (including facsimile services).

7.                                       Pay for and deliver diesel and crude oil, lubricants, grease and fresh water for use by the FPSO SYSTEM during  the UTILIZATION PERIOD.

8.                                       Provide COMPANY’s existing onshore base and facilities to CONTRACTOR for FPSO operation logistic support. Provide and pay for all reasonable supply vessel transportation of the CONTRACTOR’s spares, materials and consumables from COMPANY onshore base to site. COMPANY shall establish and advise the CONTRACTOR of the schedule of supply vessels.

9.                                       Provide medic evacuation for CONTRACTOR’s FPSO VESSEL crew upon the request of CONTRACTOR, at CONTRACTOR’s account and cost.

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EXHIBIT VIII – QUALITY ASSURANCE, QUALITY CONTROL, TEST AND INSPECTION REQUIREMENTS

The following criteria must be met in connection with the PERFORMANCE TEST conducted pursuant to Article 16 of the CONTRACT.  The PERFORMANCE TEST will be conducted in accordance with the PERFORMANCE TEST Procedures submitted by CONTRACTOR  and Accepted by COMPANY pursuant to EXHIBIT III, ADMINISTRATION PROCEDURES, Appendix III – C , Company Documentation Requirements.  Results of the PERFORMANCE TEST shall be submitted for COMPANY’s Acceptance pursuant to EXHIBIT III, Appendix III – C, as further described above.

Performance Test for Dynamically Positioned FPSO VESSEL and PRODUCED OIL delivery system from Buoy to FPSO VESSEL:

1.                                       In no-load condition with FPSO VESSEL not connected:

A.           BTM Buoy to float upright and at design depth.

B.             Temporary Risers and all new pipework and valving to be subject to pressure test of      600psi against  closed valve.  No leaks acceptable.

C.             Temporary Risers to lie in design catenary and clear of existing BTM Mooring Lines and Midwater Buoyancy Tanks.

D.            Riser Support Buoy at downstream end to float with sufficient freeboard for easy recovery by FPSO VESSEL and/or Supply Vessel. Recovery line to be buoyant and capable of supporting weight of end float and risers during pull-in to FPSO VESSEL Swivel structure when vessel at light draft.

2.                                       FPSO VESSEL upon departure from shipyard (to be witnessed by COMPANY REPRESENTATIVE) or on location and under DP control, Risers not connected:

A.           FPSO VESSEL to remain within 40m radius Watch-Circle when receiving position references from each independent reference source in turn.

B.             DP Operators to demonstrate ability to hold vessel within Watch-Circle using joystick control only with four (4) generators on load, demonstrate that DP capability exists with emergency shutdown of two (2) generators.

C.             Demonstrate that the riser buoy rotation mechanism is capable of maintaining the riser buoy on a fixed heading irrespective of the FPSO heading.

3.                                       FPSO VESSEL on location and under DP control, Risers connected:

A.                                   Rotate FPSO VESSEL around axis of Riser swivel (180 degrees each side of heading). Demonstrate that turret drive system allows Risers to remain in original plane and near perpendicular with no torsion or twisting.  In the event that the environmental conditions prevents such a test from being undertaken, COMPANY will accept the test as performed in Test 2.C above.

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B.             Test Riser Quick Release System at 40m excursion from DP set-point. Expect dry or minimum fluid loss during breakaway.

C.             Test Offloading Hose and Tanker Mooring Hawser Quick Release mechanism. Hose end to remain afloat and easily recoverable.

D.            Demonstrate Offloading Hose Flushing System and capability to displace contents of hose into export tanker.

4.                                       In operational condition with FPSO VESSEL on location and on full DP control, Risers connected and production flowing, Lifting Tanker moored to FPSO VESSEL in normal loading configuration (tail exerting 60 Tonne pull on stern of Lifting Tanker):

A.           FPSO VESSEL to remain within 30m Watch Circle while FPSO and Lifting Tanker weathervane to wind and current.

B.             FPSO - Tanker Mooring Hawser system to be proved functional and Mooring Hawser in good condition.

C.            FPSO -Tanker Offloading Hose system to be permanently connected to FPSO VESSEL export manifold while FPSO VESSEL on location and in production mode.

D.            Demonstrate accuracy of Custody Transfer Meter by use of pipe prover or similar means.  Provide Meter and Prover Calibration Certificates issued by an Accepted meter testing organization.

5.                                       Process System of FPSO VESSEL:

A.                                   Process train to be proved capable of receiving and separating max 140,000 bbls of WELL FLUIDS per day from 2 risers and processing a minimum of 50,000 bbls of PRODUCED OIL per day.  While it is recognized that for purposes of the PERFORMANCE TEST only a 50,000 bbls of PRODUCED OIL per day minimum must be met, CONTRACTOR shall make every effort to meet the original requirement of 70,000 bbls of PRODUCED OIL per day.

B.             Quality of PRODUCED OIL to be within acceptable limits, that is max BS&W 0.5%, Salt <=49 PTB, TVP 90.0 kPa at 57 deg C Storage.

C.             Produced Water to have oil content  < 35ppm.

D.            Cargo Tank Heating to be proved operational and capable of maintaining stored PRODUCED OIL at 65 deg C.

E.              Offloading Rate of minimum 26,000 bbls/hr thru 16” transfer hose to export tanker.

F.              Custody Transfer Meters proved accurate against pipe prover over 12hrs at normal cargo discharge rate.

G.             Provide a certificate of calibration of both Prover and all the meters.  Such certificate has to be issued by an approved Chinese authority.

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EXHIBIT IX - SCOPE OF WORK

Section 1 - Overview

The present FPSO Nanhai Kai Tuo, owned and operated by COPC, is due for Class Renewal Survey in October 2004 and will be subject to an extended repair period in this timeframe.  CONTRACTOR has agreed to provide a temporary replacement vessel, the Dynamically Positioned (DP) FPSO Munin, that meets all requirements set forth in Schedule IX – A “Required Specifications for DP FPSO Munin” and that shall be delivered and installed operational before October 1st 2004 along with a temporary loading system (FPSO MOORING). The period of hire shall be a minimum of 160 days and may extend up to 190 days at COMPANY’s request.

The existing Buoyant Turret Mooring (BTM) system in operation at the Xijiang OFFSHORE SITE will be in continual use up to September 25, 2004, after which time it will be made available to CONTRACTOR to begin WORK.  Any WORK performed by CONTRACTOR shall not impact production and offloading operations at the Xijiang Terminal in any way prior to September 25, 2004, or before FPSO Nanhai Kai Tuo is disconnected from the existing BTM.

CONTRACTOR should be aware of the presence of subsea pipelines from Platforms 24-3 and 30-2.  Mooring lines of any vessels used for installation or demobilization work may not be laid over existing pipelines.

Compensation for WORK shall be in accordance with Exhibit II – Compensation Schedule.  Refer to EXHIBIT VII - “Company and Contractor Supplied Services, Materials and Equipment”.

Section 2 - Temporary Loading System for DP  FPSO Munin

CONTRACTOR will design, engineer, fabricate, construct, deliver and install a Crude Oil Loading System that will mate with the existing Buoyant Turret Mooring at Xijiang deliver crude oil to the temporary FPSO by means of flexible hoses or risers. The Loading System when installed should not impose any unacceptable stresses to the existing subsea facilities and should have sufficient structural integrity to withstand environmental conditions that prevail during the Winter Monsoon in the South China Sea Area.  The temporary outrigger structure is not to impose any harm or damage to the existing BTM (including moorings and risers), and have adequate structural integrity to remain safely in place during Winter Monsoon conditions in the South China Sea. Any loads introduced by the outrigger structure into the connector of the existing BTM buoy are to be within the structural design values of the BTM buoy as provided by COMPANY.  The subsea structures and equipment should be designed in such a way that they

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can be safely delivered and installed to the OFFSHORE SITE without impacting production and offloading operations at the Xijiang Terminal in any way prior to September 25, 2004, or before FPSO Nanhai Kai Tuo is disconnected from existing BTM.  Similarly, the subsea structures and equipment should be designed in such a way that they can be safely removed without impacting production and offloading operations at the Xijiang Terminal in any way after DEMOBILIZATION.

WORK related to the temporary loading system should cover supply and connection of flexible flow lines or hoses required to transfer WELL FLUIDS from the existing risers to the FPSO Munin.  Any hoses or flexible flowlines used for the purpose of tying in to the 24-3 and 30-2 risers should be sized to ensure there is no restriction to the flow rate of crude oil delivered from each platform.

Section 3 - Condition of XJ Field

The XJ BTM will be delivered to CONTRACTOR in ‘no-load’ condition, floating level with Buoy top surface at – 30MSW.  The buoyant pick-up assembly consisting of Dyneema reconnection rope and Fybaline messenger rope will be floating free on the sea surface. The Reconnection Wire and Guide Pin will remain within the Buoy and should not be removed.

The actual condition of the BTM structure will be determined by an ROV fly-by inspection at time of delivery and condition agreed by COMPANY and CONTRACTOR Representatives.  A similar condition survey will be carried out upon redelivery of the Buoy at end on contract period.

As mentioned above, CONTRACTOR should be aware of the presence of subsea pipelines from Platforms 24-3 and 30-2. Mooring lines of any vessels used for installation or demobilization work may not be laid over existing pipelines.

Section 4 - FPSO Operations

The FPSO Munin will be required to receive, process and store crude oil from the Xijiang Oilfield, which is located within the boundaries of the China Economic Exclusion Zone.  The Xijiang Offshore Terminal is a Chinese Port and, as such, the vessel must arrive on site compliant with all relevant Chinese Port, State and vessel Flag State Regulations.  The Munin will be subject to Inward Port Clearance by the China Customs and will operate under license issued by China Offshore Oil Operation Safety Office.

The FPSO Munin shall be capable of operating on DP with minimal production curtailment during the environmental conditions that prevail at the Xijiang OFFSHORE SITE during the Winter Monsoon period. Operational capability

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extends to crude oil exports to shuttle tankers as well as the processing and storage of crude oil from Xijiang Platforms.

CONTRACTOR is required to include details of their Health Safety and Environment (HSE) Policy which should be compatible and equivalent to the HSE policies presently in place at Xijiang.

With the FPSO Munin in operation, it should be anticipated that cargo transfers to shuttle tankers will take place every 5 days, weather permitting, with parcel sizes ranging from 420,000 to 600,000 bbls.  Cargo transfer rates should not be less than 26,000 bbls/hour through 1 x 16” floating hose string.  There is no requirement to recover the hose after each lifting and the hose may be left floating astern of the FPSO Munin.

If the Xijiang terminal is closed due to threat of typhoon, the loading hose will be disconnected from the FPSO SYSTEM and towed to shore. The FPSO export manifold must be suitable for safe disconnection and reconnection of hose string and have suitable lifting gear in vicinity.

The FPSO Munin should be fitted with a fiscal Custody Transfer Meter system (turbine meter type) with prover and in-line sampling facilities.

Section 5 - FPSO Manning and Crew Qualification

The FPSO VESSEL shall be manned with suitably qualified and licensed personnel meeting the requirements of Flag-State Regulations applicable to a vessel of its type and size.

At no time shall the number of marine personnel fall below the level specified in the Flag-State Minimum Manning Certificate.

All marine and engineer senior staff should be fluent in the English language, both spoken and written.

CONTRACTOR is encouraged to incorporate a high percentage of Chinese nationals in their operating crews and limit the number of foreign expatriate employees to a minimum. Attention is drawn to Clause 35 the Rules for the Administration of Employment of Foreigners in China issued by the Ministry of Foreign Affairs 1996, which establishes quotas for foreigners working in marine capacities in China.

COMPANY reserves the right to have its own COMPANY REPRESENTATIVE and senior Process and Production staff on board the FPSO VESSEL at all times, to oversee the overall operation of the facility and ensure compliance with COMPANY requirements and policies.

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Should COMPANY require CONTRACTOR’s crew to attend additional training courses in order to satisfy COMPANY policies  (at  COMPANY’s cost), such crew shall be released for training subject to there being no impact on FPSO SYSTEM  operations or minimum manning levels.

Section 6 - Limitation of Work Scope

This Scope of Work covers only the operation of the FPSO SYSTEM including INSTALLATION and DEMOBILIZATION. It does not require the CONTRACTOR to provide any ancillary services which may form part of offshore oil terminal operations. Coordination of tanker movements, mooring and general terminal support operations will be carried out by  COMPANY and/or its sub-contractors and does not form part of the Scope of Work.

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SCHEDULE IX – A   Required Specifications for DP FPSO Munin

Type:	Ship shaped FPSO, Double Hull / Double Sides

Age:	Less than 12 years at time of delivery to China (from date of keel laying)

Class:	DNV Class ‘ Oil Production and Storage Unit’

Dynamic Positioning:	Minimum Class 2 DNV-AUTR

DWT:	>100,000 DWT
Storage Capacity:	> 590,000 bbls processed Crude Oil in heated tanks

Mooring System:	Dynamically Positioned with fully redundant systems capability as defined by DP Class 2

Mean Water Depth:	100 m.

Location:	Approx 21 degrees 18’ 19” North 114 degrees 57’ 12” East

Environment:	Open Sea. Tropical Monsoonal subject to typhoons.

Environmental Design Criteria:	Hs = 5.5m to 6.5m

Offloading Design Criteria:
Tanker Mooring Operations:	Hs = 3.0m
Offloading Operations:	Hs = 3.5m – 4.5m

Survival Criteria:	Hs = 8.3m

Propulsion:	Diesel / Diesel Electric, capable of burning crude oil as fuel (2 diesel & 2 diesel and/or crude burning)

Power requirement:	Sufficient for vessel operations with safety margin at 100% load.

Steam:	Sufficient for vessel operations, process area and cargo heating all year

Risers:	Able to receive crude oil from two existing 10 inch diameter risers via two 8 inch diameter risers.

Fluid Swivels:	2-path Fluid Swivel at FPSO riser outrigger

Process Trains:	Single train

Fluid Handling Capacity:	Process train is required to have a capacity of 140,000 bbls fluid per day at 50% watercut.

Process Target:	BS&W 0.5%, Salt <=49 lbs/1000 bbls at outlet of dehydrator.
AVP 90.0 kPa at 57 deg C storage

Offloading System:	Tandem Mooring with single 16” floating hose string

Offtake Tankers:	Max 120,000 DWT; Min 35,000 DWT

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Cargo Transfer Rate:	Min 26,000 bbls/hr through 1 x 16” hose

Helideck:	Rated for AS332L2 D value 19.5m T value 9.3 tons

Cranes:	2 x Marine Pedestal Cranes SWL 10 tonnes at 30m outreach

Accommodation:	Sufficient for Operational Crew + 3 spare cabins for Client Reps

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